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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

IAC/InterActiveCorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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November 9, 2016

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of IAC/InterActiveCorp, which will be held on Thursday, December 15, 2016, at 9:00 a.m., local time, at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011.

        At the Annual Meeting, stockholders will be asked to: (1) elect 12 directors, (2) ratify the appointment of Ernst & Young as IAC's independent registered public accounting firm for 2016, (3) approve the adoption of IAC's amended and restated certificate of incorporation (comprising 2 proposals) and (4) approve IAC's amended and restated 2013 stock and annual incentive plan. IAC's Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of IAC and its stockholders and recommends that you vote FOR each of the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 (comprising two proposals) and FOR Proposal 4.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your vote.

        I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Barry Diller Chairman and Senior Executive

555 WEST 18TH STREET NEW YORK, NEW YORK 10011 212.314.7300 www.iac.com

IAC/INTERACTIVECORP
555 West 18th Street
New York, New York 10011

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        IAC/InterActiveCorp ("IAC") is making this proxy statement available to holders of our common stock and Class B common stock in connection with the solicitation of proxies by IAC's Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, December 15, 2016, at 9:00 a.m., local time, at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011. At the Annual Meeting, stockholders will be asked to:

          1.     elect 12 members of IAC's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors);

          2.     ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2016 fiscal year;

          3.     approve the adoption of IAC's amended and restated certificate of incorporation (comprising two proposals);

          4.     approve IAC's amended and restated 2013 stock and annual incentive plan; and

          5.     transact such other business as may properly come before the meeting and any related adjournments or postponements.

        IAC's Board of Directors has set October 27, 2016 as the record date for the Annual Meeting. This means that holders of record of our common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you will need to bring a proxy or letter from that broker, bank or other holder of record that confirms you are the beneficial owner of those shares, together with a form of photo identification. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

By order of the Board of Directors,

Gregg Winiarski Executive Vice President, General Counsel and Secretary

November 9, 2016

PROXY STATEMENT

i

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of IAC common stock and Class B common stock at the close of business on October 27, 2016, the record date for the Annual Meeting established by IAC's Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements. The Notice of 2016 Annual Meeting, this proxy statement and the related form of proxy and IAC's 2015 Annual Report on Form 10-K are first expected to be mailed to these stockholders on or about November 9, 2016.

  As of the close of business on October 27, 2016, there were 73,570,302 shares of IAC common stock and 5,789,499 shares of Class B common stock outstanding and entitled to vote. Holders of IAC common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your IAC shares are registered in your name, you are a stockholder of record. If your IAC shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record as of the close of business on October 27, 2016 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at IAC's corporate headquarters, located at 555 West 18th Street, New York, New York 10011. This list will also be made available at the Annual Meeting.

Q:
What shares are included on the enclosed proxy card?

A:
If you are a stockholder of record only, you will receive one proxy card from Broadridge for all IAC shares that you hold directly. If you hold IAC shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your IAC shares. If you are a stockholder of record and hold additional IAC shares in street name, you will receive proxy materials from Broadridge and the third party or parties through which your IAC shares are held.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of IAC common stock and Class B common stock at the Annual Meeting constitutes a quorum. When the holders of IAC common stock vote as a separate class, the presence at the Annual Meeting of holders of a majority of the total votes entitled to be cast by holders of IAC common stock is required for a quorum to be met. Shares of IAC common stock and Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will IAC stockholders vote on at the Annual Meeting?

A:
IAC stockholders will vote on the following proposals:

•
Proposal 1—to elect 12 members of IAC's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors);

  •
  Proposal 2—to ratify the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2016 fiscal year;

  •
  Proposal 3—to approve the adoption of IAC's amended and restated certificate of incorporation (comprising two proposals);

  •
  Proposal 4—to approve the amended and restated 2013 stock and annual incentive plan; and

  •
  to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect directors to IAC's Board of Directors?

A:
You may vote in favor of all nominees, withhold votes as to all nominees or vote in favor of and withhold votes as to specific nominees.

  The election of each of Edgar Bronfman, Jr., Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC common stock and Class B common stock voting together as a single class (hereinafter referred to as IAC capital stock), with each share of common stock and Class B common stock representing the right to one and ten votes, respectively.

  The election of each of Bryan Lourd, Alan G. Spoon and Richard F. Zannino as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of IAC common stock voting as a separate class.

  The Board recommends that our stockholders vote FOR the election of each of the director nominees named above.

Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2016 and what votes are required to ratify such appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2016 requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2016.

Q:
What are my voting choices when voting on the adoption of IAC's amended and restated certificate of incorporation?

A:
You may vote in favor of the adoption of IAC's amended and restated certificate of incorporation (comprising Proposals 3A and 3B), vote against the adoption of IAC's amended and restated certificate of incorporation (comprising Proposals 3A and 3B) or abstain from voting on this proposal (comprising Proposals 3A and 3B). While you may vote in favor of, against or abstain from voting on one or both of Proposals 3A and 3B, please note that as described below, the approval of the adoption of IAC's amended and restated certification of incorporation is cross-conditioned upon the approval of Proposals 3A and 3B.

  The proposal to approve the adoption of IAC's amended and restated certificate of incorporation is comprised of two related proposals: (i) the approval of the adoption of amendments to establish the Class C common stock (Proposal 3A) and (ii) the approval of the adoption of amendments to provide for the equal treatment of all classes of IAC's common stock in connection with dividends (Proposal 3B).

  Approval of the adoption of IAC's amended and restated certificate of incorporation (comprising Proposals 3A and 3B) requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC common stock and Class B common stock outstanding and entitled to vote, voting together as a single class.

  The approval of the adoption of IAC's amended and restated certificate of incorporation is cross-conditioned upon the approval of both component proposals (Proposals 3A and 3B). Neither of the component proposals will be deemed approved unless each of them is approved. The approval of both component proposals will constitute the requisite approval of the adoption of IAC's amended and restated certificate of incorporation as required by Delaware law. Mr. Diller, members of Mr. Diller's family and trusts for the benefit of Mr. Diller's family, which held approximately 44.2% of the combined voting power of IAC's outstanding capital stock as of the record date of the Annual Meeting, have advised that they intend to vote in favor of both component proposals. Accordingly, the favorable vote of approximately 6% of the remaining combined voting power of IAC's outstanding capital stock is required to approve both component proposals.

  The Board unanimously recommends that our stockholders vote FOR the approval of the adoption of IAC's amended and restated certificate of incorporation (including the two component proposals, Proposals 3A and 3B).

Q:
What are my voting choices when voting on the adoption of IAC's amended and restated 2013 stock and annual incentive plan?

A:
You may vote in favor of the adoption of IAC's amended and restated 2013 stock and annual incentive plan, vote against the adoption of IAC's amended and restated 2013 stock and annual incentive plan or abstain from voting on this proposal.

  The approval of the adoption of IAC's amended and restated 2013 stock and annual incentive plan requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the adoption of IAC's amended and restated 2013 stock and annual incentive plan.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this Proxy Statement.

  If other matters are properly presented at the Annual Meeting for consideration, the three IAC officers who have been designated as proxies for the Annual Meeting, Joanne Hawkins, Glenn H. Schiffman and Gregg Winiarski, will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:
What do I need to do now to vote at the Annual Meeting?

A:
IAC's Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•
Submitting a Proxy Online:  Submit your proxy via the Internet. The website for Internet proxy voting is www.proxyvote.com. Internet proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Wednesday, December 14, 2016;

•
Submitting a Proxy by Telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Wednesday, December 14, 2016; or

•
Submitting a Proxy by Mail:  If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  If you were a stockholder of record on October 27, 2016 or if you have a legal proxy from your broker, bank or other holder of record identifying you as a beneficial owner of shares of IAC common stock as of that date, you may vote in person by attending the Annual Meeting.

  For IAC shares held in street name, holders may submit a proxy online or by telephone if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, do not request and return a printed proxy card from IAC or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:
If I hold my IAC shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If you hold shares of IAC common stock in street name, you must provide your broker, bank or other nominee with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.

  Non-Discretionary Items.    The election of directors, the adoption of IAC's amended and restated certificate of incorporation (comprising two proposals) and the adoption of IAC's amended and restated 2013 stock and annual incentive plan are non-discretionary items and may NOT be voted on by your broker, bank or other holder of record absent specific voting instructions from you. If your bank, broker or other holder of record does not receive specific voting instructions from you, a "broker non-vote" will occur in the case of your shares of IAC common stock for this proposal.

  Discretionary Items.    The ratification of Ernst & Young LLP as IAC's independent registered public accounting firm for 2016 is a discretionary item. Generally, brokers, banks and other holders of record that do not receive voting instructions may vote on this proposal in their discretion and these votes will be counted for purposes of determining a quorum.

Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the auditor ratification proposal and the 2013 plan amendment and restatement) and have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting (the election of directors).

  Broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting; provided, however, that brokers have discretionary authority to vote on the auditor ratification proposal. However, because abstentions and broker non-votes are not voted affirmatively or negatively, they will have the same result as a vote against any proposal for which the voting standard is based on the number of shares outstanding (the certificate amendment proposal, including its component proposals).

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail prior to the vote at the Annual Meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. You may request a new proxy card by calling our proxy solicitor, MacKenzie Partners, Inc., at 1.800.322.2885 (toll-free).

  If you hold your IAC shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.

Q:
What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees, the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2016, the adoption of IAC's amended and restated certificate of incorporation (comprising two proposals) and the adoption of the amended and restated 2013 stock and annual incentive plan.

Q:
How are proxies solicited and who bears the related costs?

A:
IAC bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of IAC may solicit proxies from stockholders by telephone, letter, facsimile, e-mail or in person.

  In addition, IAC has retained MacKenzie Partners, Inc. to distribute proxy solicitation materials to brokers, banks and other holders of record and to assist in the solicitation of proxies from IAC stockholders. The fee for such firm's services is estimated to not exceed $35,000, plus reimbursement for their reasonable out-of-pocket expenses.

  Following the initial mailing of the proxy materials, IAC will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of IAC common stock and to request authority for the exercise of proxies. In such cases, IAC, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Q:
What should I do if I have questions about the Annual Meeting?

A:
If you have any questions about the Annual Meeting and/or the various proposals to be voted on at the Annual Meeting, would like to obtain directions to attend the Annual Meeting and vote in person or would like copies of any of the documents referred to in this Proxy Statement, you should contact MacKenzie Partners, Inc. at 1.800.322.2885 (toll-free) or IAC Investor Relations at 1.212.314.7400 or ir@iac.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming Annual Meeting, a board of 12 directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from IAC's Board of Directors). Information concerning director nominees, all of whom are incumbent directors of IAC and have been recommended by the Nominating Committee for re-election, appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.

        The election of each of Edgar Bronfman, Jr., Chelsea Clinton, Barry Diller, Michael D. Eisner, Bonnie S. Hammer, Victor A. Kaufman, Joseph Levin, David Rosenblatt and Alexander von Furstenberg as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of IAC capital stock voting together as a single class.

        The Board has designated Bryan Lourd, Alan G. Spoon and Richard F. Zannino as nominees for those positions on the Board to be elected by the holders of IAC common stock voting as a separate class. The election of each of them as directors requires the affirmative vote of a plurality of the total number of votes cast by the holders of the shares of IAC common stock voting as a separate class.

        Both the Nominating Committee and the full Board recommend that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees

        Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Nominating Committee and the Board believe provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies.

        Edgar Bronfman, Jr., age 61, has been a director of IAC (and its predecessors) since February 1998. Mr. Bronfman has served as a Managing Partner of Accretive, LLC, a private equity firm, since 2014. Mr. Bronfman previously served as Chairman of Warner Music Group from August 2011 to January 2012. Prior to this time, Mr. Bronfman served as Chief Executive Officer and President of Warner Music Group from July 2011 to August 2011 and as Chairman and Chief Executive Officer of Warner Music Group from March 2004 to July 2011. Mr. Bronfman also served as a member of the board of directors of Warner Music Group from March 2004 to May 2013. Prior to joining Warner Music Group, Mr. Bronfman served as Chairman and Chief Executive Officer of Lexa Partners LLC, which he founded, from April 2002. Mr. Bronfman was appointed Executive Vice Chairman of Vivendi Universal, S.A. in December 2000. Mr. Bronfman resigned from his position as an executive officer and Vice Chairman of the board of directors of Vivendi Universal, S.A. in March 2002 and December 2003, respectively. Prior to December 2000, Mr. Bronfman served as President and Chief Executive Officer of The Seagram Company Ltd., a post he had held since June 1994, and from 1989 to June 1994 he served as the President and Chief Operating Officer of Seagram. Mr. Bronfman served as a member of the board of Accretive Health, Inc. during the last five years. In his not-for-profit affiliations, Mr. Bronfman serves as Chairman of the Board of Endeavor Global, Inc. and is currently a member of the Board of NYU Elaine A. and Kenneth G. Langone Medical Center and The Council on Foreign Relations. In nominating Mr. Bronfman, the Board considered his experience as a member of senior management of various public and global companies, which the Board believes gives him particular insight into business strategy and leadership, marketing, consumer branding and international operations, as well as a high level of financial literacy and insight into the media and entertainment industries. The Board also considered Mr. Bronfman's private equity experience, which the Board believes gives him particular insight into investments in, and the development of, early stage companies.

        Chelsea Clinton, age 36, has been a director of IAC since September 2011. Since March 2013, Ms. Clinton has served as Vice Chair of the Clinton Foundation, where her work emphasizes improving global and domestic health, creating service opportunities and empowering the next generation of leaders. Prior to assuming this role, Ms. Clinton served as a member of the board of directors of the Clinton Foundation from September 2011. Ms. Clinton has also served as a member of the board of directors of the Clinton Health Access Initiative since September 2011. From March 2010 through May 2013, Ms. Clinton served as an Assistant Vice Provost at New York University, where she focused on interfaith initiatives and the university's Global Expansion Program. From November 2011 to August 2014, Ms. Clinton also worked as a special correspondent for NBC News. Prior to these efforts, Ms. Clinton worked as an associate at McKinsey & Company, a consulting firm, from August 2003 to October 2006, and as an associate at Avenue Capital Group, an investment firm, from October 2006 to November 2009. Ms. Clinton also currently serves on the boards of directors of The School of American Ballet, the Africa Center and the Weill Cornell Medical College and as Co-Chair of the Advisory Board of the Of Many Institute at New York University. In nominating Ms. Clinton, the Board considered her broad public policy experience and keen intellectual acumen, which together the Board believes bring a fresh and youthful perspective to IAC's businesses and initiatives.

        Barry Diller, age 74, has been a director and Chairman and Senior Executive of IAC since December 2010. Mr. Diller previously served as a director and Chairman and Chief Executive Officer of IAC (and its predecessors) from August 1995 to November 2010. Mr. Diller also serves as Chairman and Senior Executive of Expedia, Inc., which position he has held since August 2005. Prior to joining the Company, Mr. Diller was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. Mr. Diller served as Chairman (in a non-executive capacity) of the board of directors of Live Nation Entertainment, Inc. (and its predecessor companies, Ticketmaster Entertainment and Ticketmaster) ("Live Nation") from August 2008 to October 2010, and continued to serve as a member of the board of directors of Live Nation through January 2011. Mr. Diller also served as Chairman and Senior Executive of TripAdvisor, Inc. ("TripAdvisor") from December 2011 to December 2012, served as a member of the board of directors of TripAdvisor from December 2011 through April 2013 and has served as a special advisor to the Chief Executive Officer of TripAdvisor since April 2013. Mr. Diller is also currently a member of the board of directors of The Coca-Cola Company and Graham Holdings Company (formerly The Washington Post Company), which positions he has held during the past five years. In addition to his for-profit affiliations, Mr. Diller is a member of the Board of Councilors for the University of Southern California's School of Cinematic Arts and the Executive Board for the Medical Sciences of University of California, Los Angeles. The Board nominated Mr. Diller because he has been Chairman and Senior Executive since 2010 and prior to that time, served as Chairman and Chief Executive Officer of the Company since 1995, and as a result, possesses a great depth of knowledge and experience regarding the Company and its businesses. In addition, the Board noted Mr. Diller's ability to exercise influence (subject to the Company's organizational documents and Delaware law) over the outcome of matters involving the Company that require stockholder approval given the fact that he and certain members of his family collectively have sole voting and/or investment power over all of shares of IAC Class B common stock outstanding, which shares represent a significant percentage of the voting power of IAC capital stock.

        Michael D. Eisner, age 74, has been a director of IAC since March 2011. Mr. Eisner has served as Chairman of The Tornante Company, LLC, a privately held company that invests in, acquires, incubates and operates media and entertainment companies ("Tornante"), since 2005. Mr. Eisner also previously served as Chairman of two Tornante portfolio companies, The Topps Company, a leading creator and marketer of sports cards, distinctive confectionery and other entertainment products, and Vuguru, a studio focusing on the production of groundbreaking programming for the Internet and other digital platforms. Mr. Eisner served as Chairman of The Topps Company from October 2007 to April 2013 and as Chairman of Vuguru from October 2009 to December 2014, when Tornante acquired that portion of Vuguru that it did not already own. Prior to founding Tornante, Mr. Eisner served as Chairman and Chief Executive Officer of The Walt Disney Company from 1984. In addition to his for-profit affiliations, Mr. Eisner serves on the boards of directors of Denison University, The Aspen Institute, the Yale School of Architecture Dean's Council and The Eisner Foundation. In nominating Mr. Eisner, the Board considered his experience with Tornante, which the Board believes gives him particular insight into investments in, and the development and operation of, media and entertainment companies that focus on programming and content for emerging platforms. The Board also considered Mr. Eisner's experience as the Chairman and Chief Executive Officer of The Walt Disney Company, which the Board believes gives him particular insight into business strategy and leadership, marketing and consumer branding, as well as a high level of financial literacy and insight into the media and entertainment industries.

        Bonnie S. Hammer, age 66, has been a director of IAC since September 2014. Ms. Hammer has served as Chairman of NBCUniversal Cable Entertainment since February 2013. In this capacity, Ms. Hammer has executive oversight over a number of leading cable brands (USA Network, Syfy, E! Entertainment, Bravo, Oxygen, Esquire Network, Sprout, Chiller, Cloo and Universal HD), as well as Universal Cable Productions, which generates scripted content for cable and broadcast networks, and Wilshire Studios, which generates reality programming. Prior to her tenure as Chairman of NBCUniversal Cable Entertainment, Ms. Hammer served as Chairman of NBCUniversal Cable Entertainment and Cable Studios from November 2010. In this capacity, Ms. Hammer had executive oversight over certain leading cable brands (USA, Syfy, E! Entertainment, Chiller, Cloo and Universal HD), as well as Universal Cable Productions and Wilshire Studios. The networks led by Ms. Hammer are industry frontrunners, consistently generating innovative consumer social and digital experiences reflective of their brands. Prior to joining NBCUniversal in May 2004, Ms. Hammer served as President of Syfy from 2001 to 2004 and held other senior executive positions at Syfy and USA Network from 1989 to 2000. Before that time, she was an original programming executive at Lifetime Television Network from 1987 to 1989. Ms. Hammer has served as a member of the board of directors of eBay, Inc. since January 2015 and also currently serves on the strategic planning committee for Boston University's College of Communication. In nominating Ms. Hammer, the Board considered her experience as the Chairman of NBCUniversal Cable Entertainment, as well as her prior roles with NBCUniversal Media, LLC, USA Network and Lifetime Television Network, which the Board believes give her particular insight into business strategy and leadership, as well as a high level of financial literacy and a seasoned insight into the media and entertainment industries, particularly pay television network programming and production and multiplatform branding.

        Victor A. Kaufman, age 73, has been a director of IAC (and its predecessors) since December 1996 and has been Vice Chairman of IAC (and its predecessors) since October 1999. Mr. Kaufman also serves as Vice Chairman of Expedia, Inc., which position he has held since August 2005. Previously, Mr. Kaufman served in the Company's Office of the Chairman from January 1997 to November 1997 and as the Company's Chief Financial Officer from November 1997 to October 1999. Prior to joining the Company, Mr. Kaufman served as Chairman and Chief Executive Officer of Savoy Pictures Entertainment, Inc. from March 1992 and as a director of Savoy from February 1992. Mr. Kaufman was the founding Chairman and Chief Executive Officer of Tri-Star Pictures, Inc. and served in such capacities from 1983 until December 1987, at which time he became President and Chief Executive

Officer of Tri-Star's successor company, Columbia Pictures Entertainment, Inc. He resigned from these positions at the end of 1989 following the acquisition of Columbia by Sony USA, Inc. Mr. Kaufman joined Columbia in 1974 and served in a variety of senior positions at Columbia and its affiliates prior to the founding of Tri-Star. Mr. Kaufman also served as Vice Chairman of the board of directors of Live Nation from August 2008 through January 2010, and continued to serve as a member of the board of directors of Live Nation from January 2010 through December 2010. In addition, Mr. Kaufman served as a member of the board of directors of TripAdvisor from December 2011 to February 2013. In nominating Mr. Kaufman, the Board considered the unique knowledge and experience regarding the Company and its businesses that he has gained through his involvement with the Company in various roles since 1996, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Joseph Levin, age 37, has been a director and Chief Executive Officer of IAC since June 2015. Prior to his appointment as Chief Executive Officer of IAC, Mr. Levin served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment, since January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary that builds, markets and delivers a wide range of consumer software products, and previously served in various capacities at IAC in Strategic Planning, Mergers & Acquisitions and Finance since joining IAC in 2003. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse) advising public and private technology and e-commerce companies on a variety of transactions. Mr. Levin has served on the board of directors of Match Group, Inc. since October 2015, as well as on the boards of directors of LendingTree, Inc. from August 2008 through November 2014 and The Active Network, beginning prior to its 2011 initial public offering through its sale in December 2013. In nominating Mr. Levin, the Board considered the unique knowledge and experience regarding the Company and its businesses that he has gained through his various roles with the Company since 2003, most recently his role as Chief Executive Officer of IAC Search & Applications since 2012, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Bryan Lourd, age 56, has been a director of IAC since April 2005. Mr. Lourd has served as partner and Managing Director of Creative Artists Agency ("CAA") since October 1995. CAA is among the world's leading entertainment agencies and is based in Los Angeles, California, with offices in Nashville, New York, London and Beijing. He is a graduate of the University of Southern California. In connection with the nomination of Mr. Lourd, the Board considered his extensive experience as a principal of CAA, which the Board believes gives him particular insight into business strategy and leadership, as well as unique and specialized experience regarding the entertainment industry and marketing.

        David Rosenblatt, age 48, has been a director of IAC since December 2008. Mr. Rosenblatt currently serves as the Chief Executive Officer of 1stdibs.com, Inc., an online marketplace for design, including furniture, art, jewelry and fashion. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google's acquisition of DoubleClick, Inc., a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including Chief Executive Officer of DoubleClick from July 2005 through March 2008 and President of DoubleClick from 2000 through July 2005. Mr. Rosenblatt has also served as a member of the boards of directors of Twitter (since January 2011) and Narrative Science, Inc., a leading provider of natural language communications technology that helps organizations analyze and transform data into narrative reports (since April 2010). In connection with the nomination of Mr. Rosenblatt, the Board considered his extensive and unique experience in the online advertising and digital marketing technology and services industries, as well as his management experience with DoubleClick, Google and 1stdibs.com, Inc., which the Board believes give him particular insight into business strategy and leadership, as well as a deep understanding of the internet sector.

        Alan G. Spoon, age 65, has been a director of IAC (and its predecessors) since February 2003. Mr. Spoon has served as Partner Emeritus of Polaris Partners since January 2015 and previously served as Managing General Partner of Polaris Partners from 2000 to 2010. Polaris Partners is a private investment firm that provides venture capital and management assistance to development-stage information technology and life sciences companies. Mr. Spoon previously served as Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and as President from September 1993 through May 2000. Prior to that time, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the board of directors of Danaher Corporation since July 1999, CableOne since July 2015 and Match Group, Inc. since November 2015 and as Chairman of the board of directors of Fortive Corporation since July 2016. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation, where he also serves as a member of the board of directors of edX (an online education platform). In nominating Mr. Spoon, the Board considered his extensive private and public company board experience and public company management experience with The Washington Post Company, all of which the Board believes give him particular insight into business strategy, leadership and marketing in the media industry. The Board also considered Mr. Spoon's private equity experience, which the Board believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and financing.

        Alexander von Furstenberg, age 46, has been a director of IAC since December 2008. Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC, a family office focused on value-based investing ("Ranger"), which he founded in June 2011. Prior to founding Ranger, Mr. von Furstenberg founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer since 2003. Mr. von Furstenberg has served as member of the board of directors of Expedia, Inc. since December 2015 and Liberty Expedia Holdings, Inc. since November 2016 and served as a member of the board of directors of W.P. Stewart & Co. Ltd., a Bermuda based asset management firm, during the past five years. Since 2001, he has acted as Chief Investment Officer of Arrow Investments, Inc., the private investment office that serves his family. Mr. von Furstenberg also serves as a partner and director of Diane von Furstenberg Studio, LLC. In addition to the philanthropic work accomplished through his position as a director of The Diller-von Furstenberg Family Foundation, Mr. von Furstenberg also serves on the board of directors of Friends of the High Line. In nominating Mr. von Furstenberg, the Board considered his private investment and board experience, which the Board believes give him particular insight into capital markets and investment strategy, as well as a high level of financial literacy. Mr. von Furstenberg is Mr. Diller's stepson.

        Richard F. Zannino, age 58, has been a director of IAC since June 2009. Since July 2009, Mr. Zannino has been a Managing Director at CCMP Capital Advisors, LLC, a private equity firm, where he also serves as a member of the firm's Investment Committee and as co-head of the firm's consumer retail investment efforts. Mr. Zannino has also served as a member of the boards of directors of The Estée Lauder Companies, Inc. (since January 2010), Olli's Bargain Outlet (since July 2015) and Francesca's Collections (during the past five years). Mr. Zannino previously served as Chief Executive Officer and a member of the boards of directors of Dow Jones & Company from February 2006 to December 2007, when Mr. Zannino resigned from these positions upon the acquisition of Dow Jones by News Corp. Prior to this time, Mr. Zannino served as Chief Operating Officer of Dow Jones from

July 2002 to February 2006 and as Executive Vice President and Chief Financial Officer of Dow Jones from February 2001 to June 2002. Prior to his tenure at Dow Jones, Mr. Zannino served in a number of executive capacities at Liz Claiborne from 1998 to January 2001, and prior to that time served as Executive Vice President and Chief Financial Officer of General Signal and in a number of executive capacities at Saks Fifth Avenue. In his not-for-profit affiliations, Mr. Zannino serves as a member of the Board of Trustees of Pace University. In connection with the nomination of Mr. Zannino, the Board considered his extensive public company management experience, which the Board believes gives him particular insight into business strategy, leadership and marketing, as well as a high level of financial literacy. The Board also considered Mr. Zannino's private equity experience, which the Board believes gives him particular insight into acquisition and investment strategy and financing.

Corporate Governance

        Leadership Structure.    The Company's business and affairs are overseen by its Board of Directors, which currently has twelve members. There are three management representatives on the Board and, of the nine remaining current directors, eight are independent. The Board has an Audit Committee, Compensation and Human Resources Committee and Nominating Committee, each comprised solely of independent directors, as well as an Executive Committee. For more information regarding director independence and our Board Committees, see the discussion under "Director Independence" beginning on page 12 and Board Committees beginning on page 14. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and Senior Executive and Chief Executive Officer and have full access to Company management at all times.

        Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit, Compensation and Human Resources and Nominating Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management, as well as for recommending candidates for Board membership. At each regularly scheduled Board meeting, the Chair of each of these committees provides the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

        Mr. Diller currently serves as both our Chairman and Senior Executive and has held both positions since December 2010. Effective June 24, 2015, Mr. Levin assumed the role of Chief Executive Officer of IAC. This leadership change provides the Company with the benefit of Mr. Diller's continued oversight of the Company's strategic goals and vision, coupled with the benefit of a full-time Chief Executive Officer dedicated to focusing on the day-to-day management and continued growth of the Company and its operating businesses. At this time, the Company believes that this leadership structure is the most appropriate one for the Company and its stockholders.

        Risk Oversight.    Company management is responsible for assessing and managing the Company's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risk or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing Company management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board's Audit and Compensation and Human Resources Committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risk is inherent in the Board's consideration of the Company's long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chairman and Senior Executive, Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts.

        Compensation Risk Assessment.    We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of the Company's compensation policies and programs and the administration of these programs pose any material risks to the Company. The findings of any risk assessment are discussed with the Compensation and Human Resources Committee. Based upon our assessments, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

        Director Independence.    Under the Marketplace Rules of The Nasdaq Stock Market (the "Marketplace Rules"), the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by Company management, as well as from Company records and publicly available information. Following these determinations, Company management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board's prior independence determinations.

        In February 2016, the Board determined that each of Messrs. Bronfman, Eisner, Lourd, Rosenblatt, Spoon and Zannino and Mses. Clinton and Hammer is independent. In connection with this determination, the Board considered that in the ordinary course of business, IAC and its businesses sell products and services to, purchase products and services from, co-invest with and develop and produce projects with, companies at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by IAC and its businesses. Specific payments the Board considered are as follows:

  •
  the payment of a license fee (for the online distribution of a film) by an IAC business to a portfolio company of Tornante (Mr. Eisner is Chairman of Tornante);

  •
  the payment of license fees (for the distribution of programming) to an IAC business by certain businesses overseen and managed by Ms. Hammer in her role as Chairman of NBCUniversal Cable Entertainment (Ms. Hammer is not a named executive officer of the ultimate parent corporation that owns and controls NBCUniversal);

  •
  payments for services made by an IAC business to CAA, where Mr. Lourd is Managing Director;

  •
  a co-investment by IAC in an entity in which Polaris Partners was an existing equity investor, as well as payments for services between the Company and certain Polaris Partners portfolio companies (Mr. Spoon was a Managing General Partner (and is now a Partner Emeritus) of Polaris Partners); and

  •
  payments for data licensing services made by an IAC business to a portfolio company of CCMP Capital Advisors, LLC, where Mr. Zannino is a Managing Director and member of the firm's Investment Committee. The agreement pursuant to which the IAC business made these payments was entered into by the parties before Mr. Zannino began serving on the Board and before CCMP acquired the portfolio company.

        In the case of Messrs. Bronfman and Rosenblatt and Ms. Clinton, there were no such payments known to Company management for the Board to consider. Of the remaining incumbent directors, Messrs. Diller, Kaufman and Levin are executive officers of the Company and Mr. von Furstenberg is Mr. Diller's stepson. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation and Human Resources Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee members and by the SEC, the Marketplace Rules and the Internal Revenue Service for compensation committee members.

        In February 2015, the Board determined that one former director, Sonali De Rycker, was independent. In connection with this determination, there were no such payments known to Company management for the Board to consider.

        Director Nominations.    The Nominating Committee identifies, reviews and evaluates individuals qualified to become Board members and recommends candidates to the Board. While there are no specific requirements for eligibility to serve as a director of IAC, in evaluating candidates, the Nominating Committee will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of IAC, whether the candidate's experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of IAC's stockholders. While the Board does not have a formal diversity policy, the Nominating Committee also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as historically IAC has not received such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to IAC, 555 West 18th Street, New York, New York 10011, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman, and if deemed appropriate, forwarded to the Nominating Committee for further review. If the Nominating Committee believes that the candidate fits the profile of a director described above, the recommendation will be shared with the entire Board.

        Communications with the IAC Board.    Stockholders who wish to communicate with IAC's Board of Directors or a particular director may send such communication to IAC, 555 West 18th Street, New

York, New York 10011, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder—Board Communication" or "Stockholder—Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

        The Board.    The Board met four times and acted by written consent once during 2015. During 2015, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of IAC stockholders. One member of the Board of Directors attended IAC's 2015 Annual Meeting of Stockholders.

        The Board currently has four standing committees: the Audit Committee, the Compensation and Human Resources Committee, the Nominating Committee and the Executive Committee. From time to time, the Board may also establish ad hoc committees to address particular matters. In April 2016, the Board established a special committee of independent directors (the "Special Committee") to review the proposal to amend IAC's current restated certificate of incorporation as further described in "Proposal 3—Approval of the Adoption of IAC's Amended and Restated Certificate of Incorporation."

        Board Committees.    The following table sets forth the members of each Board committee and the number of meetings held by each such committee, and times that each such committee took action by written consent, during 2015. Each committee member identified below served in the capacities set forth in the table for all of 2015.

Name	Audit Committee	Compensation and Human Resources Committee	Nominating Committee	Executive Committee
Edgar Bronfman, Jr.*.	—	—	X	X
Chelsea Clinton*	—	—	—	—
Barry Diller	—	—	—	X
Michael D. Eisner*	—	—	X	—
Bonnie S. Hammer*	—	X	—	—
Victor A. Kaufman	—	—	—	X
Joseph Levin	—	—	—	—
Bryan Lourd*	X	—	—	—
David Rosenblatt*	—	Chair	—	—
Alan G. Spoon*	Chair	—	—	—
Alexander von Furstenberg	—	—	—	—
Richard F. Zannino*	X	—	—	—
Number of Meetings	9	3	0	0
Number of Written Consents	1	11	1	10

*
Independent director.

        Audit Committee.    The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which was filed as Appendix A to IAC's 2014 Annual Meeting proxy statement. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in the charter, which include monitoring: (i) the integrity of IAC's financial statements, (ii) the effectiveness of IAC's internal control over financial reporting, (iii) the qualifications and independence of IAC's independent registered public accounting firm, (iv) the performance of IAC's internal audit function and independent registered public accounting firm, (v) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by IAC with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among its members, the Company's independent registered public accounting firm, the Company's internal audit function and Company management. The formal report of the Audit Committee is set forth on page 48.

        The Board has previously concluded that Mr. Spoon is an "audit committee financial expert," as such term is defined in applicable SEC rules and the Marketplace Rules.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which was filed as Appendix B to IAC's 2014 Annual Meeting proxy statement. The Compensation and Human Resources Committee is appointed by the Board to assist the Board with all matters relating to the compensation of the Company's executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they relate to the Company's executive officers. The Compensation and Human Resources Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The Compensation and Human Resources Committee may also delegate to one or more of the Company's executive officers the authority to make grants of equity-based compensation to eligible individuals (other than directors or executive officers) to the extent allowed under applicable law. For additional information on IAC's processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation and Human Resources Committee, Company management and consultants, see the discussion under "Compensation Discussion and Analysis" generally beginning on page 52. The formal report of the Compensation and Human Resources Committee is set forth on page 59.

        Nominating Committee.    The Nominating Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which was filed as Appendix C to IAC's 2014 Annual Meeting proxy statement. The Nominating Committee is appointed by the Board to assist the Board by: (i) identifying, reviewing and evaluating individuals qualified to become Board members, (ii) recommending director nominees for the next annual meeting of stockholders (and nominees to fill vacancies on the Board as necessary) and (iii) making recommendations with respect to the compensation and benefits of directors.

        Executive Committee.    The Executive Committee has all the power and authority of the Board of Directors of IAC, except those powers specifically reserved to the Board by Delaware law or IAC's organizational documents.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to stockholder ratification, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP as IAC's independent registered public accounting firm for the fiscal year ending December 31, 2016. Ernst & Young LLP has served as IAC's independent registered public accounting firm for many years and is considered by Company management to be well qualified.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of IAC's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present at the Annual Meeting in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for 2016.

PROPOSAL 3—APPROVAL OF THE ADOPTION OF IAC'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Proposal and Required Vote

        At the upcoming Annual Meeting, IAC stockholders will be asked to approve the adoption of IAC's amended and restated certificate of incorporation, which establishes the Class C common stock and provides for the equal treatment of all classes of IAC's common stock in connection with dividends. Upon the unanimous recommendation of the Special Committee, our Board unanimously adopted resolutions approving and declaring advisable, the adoption of the Amended and Restated Certificate of Incorporation (the "New Certificate") which amends and restates our existing Restated Certificate of Incorporation, as amended (the "Current Certificate"). The full text of the New Certificate is attached to this Proxy Statement as Appendix A-1.

        Stockholders will vote on each of the following proposals, which describe the principal amendments to the Current Certificate and which collectively comprise this Proposal 3:

  •
  Proposal 3A—The approval of the adoption of amendments to the Current Certificate to establish Class C common stock. This proposal is to approve the adoption of amendments to the Current Certificate to authorize 600,000,000 shares of Class C common stock and to establish the powers, preferences, rights and qualifications, limitations, and restrictions of the shares of Class C common stock.

  •
  Proposal 3B—The approval of the adoption of amendments to the Current Certificate to provide for the equal treatment of shares of IAC common stock, Class B common stock, and Class C common stock in connection with dividends. This proposal is to approve the adoption of amendments to the Current Certificate to provide that the holders of IAC common stock, Class B common stock, and Class C common stock will share ratably on a per share basis in any dividends. See "Description of Capital Stock—Dividend Rights" for more information.

        Approval of the adoption of the New Certificate requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC common stock and Class B common stock outstanding and entitled to vote, voting together as a single class. Mr. Diller, members of Mr. Diller's family and trusts for the benefit of Mr. Diller's family, which held approximately 44.2% of the combined voting power of IAC's outstanding capital stock as of the record date for the Annual Meeting, have advised that they intend to vote in favor of Proposals 3A and 3B.

        The approval of each of these proposals is required to approve the adoption of the New Certificate, and each is an integral element of the Class C Issuance (as defined below). Accordingly, each of the proposals comprising Proposal 3 is cross-conditioned upon the approval by our stockholders of both of the proposals comprising Proposal 3. None of the actions contemplated by Proposal 3 will proceed if either of Proposal 3A or 3B is not approved by our stockholders. In this Proxy Statement, when we refer to the approval of the adoption of the New Certificate, we are referring to our stockholders approving the adoption of the amendment and restatement of our Current Certificate by approving each of the proposals comprising this Proposal 3, which will collectively constitute the approval of this Proposal 3. The proposals set forth above describe the principal amendments to our Current Certificate. The approval of each of the proposals comprising Proposal 3 will constitute the requisite approval of the adoption of the New Certificate, in the form attached to this Proxy Statement as Appendix A-1, as required by Delaware law. Accordingly, you should read the full text of the New Certificate.

        The Board unanimously recommends that our stockholders vote FOR the approval of the adoption of IAC's amended and restated certificate of incorporation (comprising two proposals).

Overview

        Our Board, after receiving the unanimous recommendation of the members of the Special Committee who were present at the meeting of the Special Committee at which the Special Committee resolved to recommend the transactions described herein, has determined that it is advisable and in the best interests of our stockholders (other than Mr. Diller and the trusts that hold shares of IAC common stock and Class B common stock beneficially owned by Mr. Diller and/or his family members, as to which no determination was made), to adjust our capital structure by establishing a new class of non-voting capital stock, which will be known as Class C common stock, and potentially declaring and paying a dividend of one share of this new class of capital stock for each outstanding share of IAC common stock and Class B common stock (the "Dividend"). The Class C common stock will be available for use for, among other things, stock-based acquisitions, equity financings and equity-based employee compensation. As further described below, the Special Committee and our Board believe that adding the Class C common stock to our capital structure is in the best interests of holders of IAC common stock (other than Mr. Diller and the trusts that hold shares of IAC common stock and Class B common stock beneficially owned by Mr. Diller and/or his family members, as to which no determination was made).

        As part of the approval of the adoption of the New Certificate, IAC, Mr. Diller and certain trusts that hold shares of IAC capital stock beneficially owned by Mr. Diller and/or his family members (each, a "Diller Party" and collectively with Mr. Diller, the "Diller Parties") have agreed to enter into an agreement that amends and restates the existing governance agreement between IAC and Mr. Diller (the "New Governance Agreement"). In this Proxy Statement, we refer to the transactions contemplated by the adoption of the New Certificate, including the proposed Dividend and the execution of the New Governance Agreement, as the "Class C Issuance."

        The description of the New Certificate in this Proxy Statement is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the New Certificate which is attached to this Proxy Statement as Appendix A-1. For convenience of reference, a copy of the New Certificate showing the changes from the Current Certificate, with the deleted text shown in strikethrough and added or moved text shown as underlined, is attached to this Proxy Statement as Appendix A-2.

        If the New Certificate is adopted by the required vote of our stockholders, we intend to file the New Certificate with the Secretary of State of the State of Delaware. The New Certificate will be effective immediately upon acceptance of the filing by the Secretary of State. The Board reserves the right to abandon or delay the filing of the New Certificate even if it is approved by our stockholders.

        The Board has expressed its current intention, subject to stockholder approval of the adoption of the New Certificate and the filing and effectiveness of the New Certificate, to declare and pay a dividend of one share of Class C common stock for each share of IAC common stock and Class B common stock outstanding as of a record date to be determined by the Board. At this time, the Board is not aware of any factors other than the approval of the adoption of the New Certificate by our stockholders that may impact its decision as to whether to declare and pay the Dividend. Stockholder approval of the Dividend is not required and is not being solicited by this Proxy Statement. Nevertheless, even if the New Certificate is approved by our stockholders, the Board may decide not to immediately declare and pay the Dividend and there can be no assurance that the Board will elect to proceed with the Dividend. We intend to announce the Dividend on a future date, when and if, it is declared.

        In addition, as described in Proposal 4, we are also asking our stockholders to approve the amendment and restatement of IAC's 2013 Stock and Annual Incentive Plan (the "2013 Plan") to accommodate IAC's new capital structure, the approval of which is not cross-conditioned upon the approval by our stockholders of the two proposals comprising Proposal 3. If the Dividend is declared and paid, the Board intends that all outstanding stock options and restricted stock units ("RSUs") granted pursuant to the 2013 Plan will be adjusted as described under "Certain Other Effects of Class C Issuance—Effect on Equity Based Incentive Plans and Outstanding Equity Awards."

        As part of the approval of the adoption of the New Certificate, IAC and the Diller Parties have agreed to enter into the New Governance Agreement pursuant to which the Diller Parties will agree, subject to certain exceptions, not to sell, assign, transfer, convey, hypothecate or otherwise dispose of any shares of Class C common stock to a third party if, as a result of such transfer, the Diller Parties would then beneficially own, in the aggregate, a number of shares of Class C common stock that is less than the number of shares of Class B common stock beneficially owned, in the aggregate, by the Diller Parties on the date that the Dividend is paid to IAC stockholders, which number may be reduced from time to time by certain transactions. In addition, pursuant to the New Governance Agreement, IAC and the Diller Parties agree not to enter into or consummate any Covered Transactions (as defined below) unless it provides for the same type and amount of consideration (or mix of consideration) or an offer to receive the same type and amount of consideration (or mix of consideration) to all holders of IAC common stock, Class B common stock, and Class C common stock, subject to certain exceptions. See "Second Amended and Restated Governance Agreement" below.

        As more fully explained below, the Dividend, if it is declared and paid, will not affect the relative voting power of any stockholders. See "Certain Other Effects of the Class C Issuance—Effect on Relative Voting Power and Equity Interest" for more information.

        The shares of IAC common stock will continue to trade on The Nasdaq Stock Market after the Class C Issuance and the potential Dividend. If the Dividend is declared and paid, we intend to qualify the shares of Class C common stock for listing on The Nasdaq Stock Market upon their issuance.

        The Special Committee and the Board believe that the Class C Issuance and the Dividend, if it is declared and paid, will have a number of benefits for our stockholders (other than Mr. Diller and the trusts that hold shares IAC common stock and Class B common stock beneficially owned by Mr. Diller and/or his family members, as to which no determination was made). See "The Special Committee's and the Board's Reasons for the Class C Issuance" below. The Special Committee and the Board also believe that the Class C Issuance and the Dividend, if it is declared and paid, may also involve a number of potential negative consequences. See "Potential Negative Considerations Relating to the Class C Issuance" below.

The Special Committee

        The Special Committee was established in April 2016 as a committee of the Board to make a recommendation to the Board as to whether the creation of a new class of non-voting stock would be in the best interests of the stockholders of IAC (other than Mr. Diller and his affiliates) and, if so, to negotiate the terms and any related governance arrangements in connection with the creation of the new class of non-voting stock.

        The Board appointed Edgar Bronfman, Jr., Chelsea Clinton, Michael Eisner, Bonnie Hammer, Bryan Lourd, David Rosenblatt, Alan Spoon, and Richard F. Zannino as members of the Special Committee. Following the establishment of the Special Committee, the members of the Special Committee appointed Mr. Zannino as the Chair of the Special Committee. The Board determined that the members of the Special Committee were: (i) independent of Mr. Diller and (ii) disinterested with respect to the Class C Issuance. The Board determined that any interest any of the directors may have by virtue of their ownership of shares of IAC common stock would not compromise their ability to exercise independent and disinterested business judgment in evaluating the potential Class C Issuance. The members of the Special Committee have not been compensated for their service.

        The Board authorized the Special Committee to retain, at IAC's expense, such legal, financial, and other advisors, consultants, and experts as the Special Committee determined to be necessary or appropriate to assist and advise the Special Committee in performing its responsibilities, and to enter into contracts with such advisors, consultants, and experts for their compensation, reimbursement of expenses, and indemnification. The Board also resolved that the Special Committee would have the power to direct the appropriate officers of IAC to provide such information and assistance as may be requested by the Special Committee in the exercise of its responsibilities. The Special Committee engaged Greenhill & Co., LLC as its independent financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP as its independent legal advisor.

Background

        Mr. Diller has been the Chairman of the Board of Directors and the Senior Executive of IAC since December 2010. Mr. Diller previously served as a director and Chairman and Chief Executive Officer of IAC (and its predecessors) from August 1995 to November 2010.

        Since its inception, IAC has had two classes of common equity securities, IAC common stock and Class B common stock. The IAC common stock and the Class B common stock have identical economic rights. The IAC common stock has one vote per share and the Class B common stock has ten votes per share. The two classes vote together on all matters except as required by law and except that the IAC common stock has the separate right to elect 25% of the members of IAC's Board. The voting and other rights of the Class B common stock continue in effect so long as the Class B common stock is outstanding and, unlike the high vote common stock of some companies that have a dual class common stock structure, do not lose their characteristics upon transfer to an unaffiliated third party, if Mr. Diller is no longer affiliated with IAC or if the equity ownership represented by the Class B common stock falls below a specified percentage of the combined common equity. All of the shares of Class B common stock are currently beneficially held by Mr. Diller, members of Mr. Diller's family, and trusts for the benefit of Mr. Diller and his family.

        On February 22, 2016, in connection with the long-term estate planning of Mr. Diller and his family, Mr. Diller: (i) transferred an aggregate of 136,711 shares of IAC common stock and 5,248,598 shares of Class B common stock to two grantor retained annuity trusts, over which Mr. Diller has sole investment power and Mr. Diller's spouse, Ms. Diane von Furstenberg, has sole voting power (the "2016 GRATs"); and (ii) transferred 540,901 shares of Class B common stock to a trust for the benefit of certain of his family members (the "2016 Family Trust"), over which Mr. Diller's stepson, Mr. Alexander von Furstenberg, has sole voting and sole investment power.

        In addition, pursuant to an amended and restated governance agreement between IAC and Mr. Diller, dated as of August 9, 2005 (the "Governance Agreement"), for so long as Mr. Diller serves as IAC's Chairman and Senior Executive and he beneficially owns (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) at least 5,000,000 shares of Class B common stock and/or IAC common stock in which he has a pecuniary interest (including by way of sole investment power over the securities in the 2016 GRATs), he generally has the right to consent to certain corporate matters in the event that IAC's ratio of total debt to EBITDA (as defined in the Governance Agreement) equals or exceeds four to one over a continuous twelve-month period (the "Consent Rights"). An event triggering the effectiveness of the Consent Rights has never occurred. Pursuant to the Governance Agreement, Mr. Diller is also entitled to customary, transferable registration rights with respect to the IAC common stock owned by him.

        As of the record date for the Annual Meeting, Mr. Diller, members of Mr. Diller's family and trusts for the benefit of Mr. Diller and his family (including the 2016 GRATs and the 2016 Family Trust) beneficially owned all of the 5,789,499 outstanding shares of Class B common stock and 193,407 shares of IAC common stock (which excludes shares of IAC common stock issuable upon potential conversion of the Class B common stock and shares of common stock underlying vested options), collectively representing approximately 44.2% of the total outstanding voting power of IAC and approximately 7.5% of the total outstanding economic interests of IAC.

        At all times since the inception of IAC, Mr. Diller and his family, directly or through proxies over a significant portion of the voting power of IAC's outstanding equity securities, have been in a position to influence, subject to our organizational documents and Delaware law, the composition of the Board and the outcome of corporate actions requiring stockholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions.

        At the time of its inception, IAC (originally named Silver King Broadcasting Company) was a hybrid media/electronic retailing company. After several name changes (first to HSN, Inc., then to USA Networks, Inc., USA Interactive and InterActiveCorp, and finally, to IAC/InterActiveCorp) and the completion of a number of significant corporate transactions over the years, IAC transformed itself into a leading media and Internet company. IAC has continued to engage in transformational corporate transactions, through acquisitions, dispositions and spin-offs of businesses, and expects to engage in these types of transactions in the future in order to continue to grow stockholder value. In its recent history, IAC has financed acquisitions using cash. However, in light of IAC's current cash position and leverage capacity, IAC anticipates that issuances of common equity securities may be an important component of the consideration paid in future acquisitions.

        On April 6, 2016, at a special meeting of the Board, Mr. Diller communicated to the Board a proposal from IAC management that the Board consider the creation of a new class of non-voting common stock ("Class C common stock") in order to, among other things, provide IAC with a mechanism to issue common equity securities in the future for acquisitions and equity awards without diluting the voting power of the holders of the IAC common stock and the Class B common stock. Mr. Diller explained that, in his view, the creation of a class of nonvoting stock would facilitate continued growth of IAC while maintaining its stability and enabling IAC to focus on achieving the Board's long-term objectives. Mr. Diller acknowledged that, while the creation of a class of nonvoting stock would have ancillary benefits to Mr. Diller and his affiliates as the holders of the shares of Class B common stock, the purpose of the nonvoting stock would be to provide increased flexibility to IAC and its management team with the objective of enhancing value for all of the Company's stockholders in a capital structure where investors have always understood control rests and can be transferred in perpetuity by Mr. Diller and his family members. Following discussion, the Board authorized the creation of the Special Committee to evaluate and respond to Mr. Diller's request. The purpose of the Special Committee was to make a recommendation to the Board with regard to whether the creation of a new class of Class C common stock (the "Class C Issuance") was in the best interests of the IAC stockholders (other than the Diller Parties) and, if so, to negotiate the terms and any related governance arrangements in connection with the Class C Issuance. The Special Committee was authorized to hire independent legal and financial advisors. Mr. Diller consulted with and has continued to be advised by Wachtell, Lipton, Rosen & Katz ("Wachtell Lipton") as legal counsel in connection with this matter.

        The Board appointed Mses. Clinton and Hammer and Messrs. Bronfman, Jr., Eisner, Lourd, Rosenblatt, Spoon, and Zannino as members of the Special Committee. Following the formation of the Special Committee, and the appointment of members of the Special Committee, the members of the Special Committee appointed Mr. Zannino as Chairman. The Board determined that the members of the Special Committee were: (i) independent of Mr. Diller and (ii) disinterested with respect to the Class C Issuance. The Board determined that any interest any of the directors may have by virtue of their ownership of shares of IAC common stock would not compromise their ability to exercise independent and disinterested business judgment in evaluating the potential Class C Issuance.

        The Special Committee considered a number of potential candidates to act its financial advisor. Following consideration and review of potential candidates, the Special Committee engaged Greenhill & Co., LLC ("Greenhill") to act as its financial advisor. The Special Committee selected its financial advisor based upon its qualifications, previous experience, and absence of conflicts with respect to the proposed Class C Issuance. Pursuant to an engagement letter entered into on April 19,

2016 (the "Engagement Letter"), IAC agreed to pay Greenhill fees of up to $2 million for services rendered as its financial adviser. Pursuant to terms of the Engagement Letter, IAC also agreed to indemnify Greenhill and certain related persons of Greenhill against certain liabilities and expenses relating to or arising out of their engagement.

        On April 20, 2016, the Special Committee held a telephonic meeting attended by representatives of Greenhill to discuss the proposed Class C Issuance. At that meeting, the Special Committee determined to engage Fried, Frank, Harris, Shriver & Jacobson LLP ("Fried Frank") as its legal counsel. The Special Committee selected Fried Frank based upon its qualifications, previous experience, and absence of conflicts with respect to the proposed Class C Issuance. In connection with its decision to engage Fried Frank, the Special Committee was advised of certain prior legal work performed by Fried Frank for Mr. Diller's not-for-profit corporation and concluded that this prior work would not compromise Fried Frank's ability to provide independent legal advice to the Special Committee. After this determination, representatives of Fried Frank joined the meeting and made a presentation to the Special Committee regarding the fiduciary duties of the members of the Special Committee, the legal standard applicable to the transaction, the current ownership and governance structure of IAC and other matters.

        At the April 20, 2016 meeting, the Special Committee and its advisors discussed the significant voting power held by the Diller Parties by virtue of their ownership of the Class B common stock; the perpetual nature of the Class B common stock; the fact that the Diller Parties have essentially unfettered ability to transfer significant control or influence over IAC to a third party via a transfer of the Class B common stock; and that substantial issuances of IAC common stock would be required to dilute the voting power of the Diller Parties to a level at which the Diller Parties might no longer exercise significant control or influence over IAC. The Special Committee and its advisors then discussed certain other recent reclassification transactions involving the creation of non-voting common stock by companies with a dual class common stock structure and considerations that the Special Committee might deem relevant in evaluating the potential Class C Issuance.

        On April 28, 2016, the Special Committee held a telephonic meeting which was attended by representatives of each of Greenhill and Fried Frank. At that meeting, representatives of Greenhill reviewed with the Special Committee certain historical information regarding IAC, certain information regarding other publicly traded companies with dual class common stock structures, and information concerning certain reclassification transactions involving publicly traded companies with dual class common stock structures. Among other things, the information presented by representatives of Greenhill indicated, based on the limited available precedents involving issuance of non-voting common stock by publicly traded companies with an existing dual class common stock structure, that non-voting common stock would likely trade at a modest discount to the issuing company's existing low vote common stock.

        At this meeting, the Special Committee and its advisors reviewed the potential benefits to the Diller Parties, and the potential benefits and detriments to holders of IAC common stock (other than the Diller Parties) of a Class C Issuance, including possible benefits that could be sought on behalf of the holders of IAC common stock as part of a negotiation with Mr. Diller. The Special Committee identified as a potential benefit to the Diller Parties and as a potential detriment to the holders of IAC common stock (other than the Diller Parties) the likelihood that a Class C Issuance could reinforce the control or influence of the Diller Parties over IAC, which otherwise might be diluted over time as a result of additional issuances of IAC common stock by IAC or dispositions of Class B common stock by the Diller Parties. In addition, the Special Committee recognized that potential economic dilution could result from using Class C common stock rather than IAC common stock in the future for acquisitions, financings and equity awards, in view of the fact that Class C common stock would likely trade at a discount to the IAC common stock. At the same time, the Special Committee recognized that the voting power held by the Diller Parties has not changed meaningfully since the inception of IAC, and that substantial net issuances of IAC common stock (after taking into account stock buybacks) would be necessary to materially dilute the voting power of the Class B common stock. The Special Committee considered that potential dilution of the voting power of the Class B common stock might nonetheless serve as an inhibition on the willingness of Mr. Diller to pursue acquisitions that require the use of equity as consideration, and viewed this potential inhibition as a meaningful factor in light of IAC's historic record of creating value through acquisitions, the desirability of IAC continuing to pursue acquisitions to grow stockholder value, and IAC's current net cash position and balance sheet flexibility. In addition, the Special Committee viewed the potential Class C Issuance as an opportunity to obtain modifications to the existing rights of the Class B common stock for the benefit of the holders of IAC common stock (other than the Diller Parties). Following this discussion, the Special Committee determined to convene a follow-up meeting to discuss possible next steps.

        On May 5, 2016, the Special Committee held a telephonic meeting which was attended by representatives of each of Greenhill and Fried Frank. It was the view of the Special Committee, without making a definitive determination on the ultimate outcome, that it would be in the interests of the holders of IAC common stock to explore the Class C Issuance and, in that connection, to make an initial proposal to Mr. Diller. The Special Committee reviewed the potential terms of an initial proposal, which reflected negotiating positions, certain terms that had not been included in other reclassifications, and certain terms that would require the Diller Parties to agree to significant modifications of the existing rights of the Class B common stock. Following the meeting, the members of the Special Committee approved the terms of the initial proposal and directed Fried Frank to communicate it to Wachtell Lipton.

        At a meeting held on May 16, 2016, representatives of Fried Frank outlined to Wachtell Lipton the initial proposal of the Special Committee. The representatives of Fried Frank indicated that the Special Committee would be prepared to support the Class C Issuance if Mr. Diller would agree to the following: (i) a "sunset" provision, whereby the Class B common stock would cease to be perpetual and would automatically convert into IAC common stock upon certain events, such as Mr. Diller's death or permanent disability, Mr. Diller's resignation from the role of Senior Executive of IAC or his removal from the role of Senior Executive for cause, or upon transfer by the Diller Parties of shares of Class B common stock to an unaffiliated third party (the "Class B Sunset provision"), (ii) a "staple" provision, whereby the Diller Parties must transfer shares of Class B common stock and Class C common stock in the same proportions (or convert a proportionate number of shares of Class B common stock to IAC common stock), so that the Diller Parties would not be able to monetize their holdings of Class C common stock without a proportionate reduction in their holdings of Class B common stock (the "Staple provision"), (iii) an "equal treatment" requirement, whereby in any merger, consolidation, tender or exchange offer or other business combination, or any private sale transaction by the Diller Parties, holders of Class B common stock would not be entitled to receive a premium not shared with all stockholders of IAC and all holders of IAC common stock, Class C common stock and Class B common stock would receive the same per share consideration (the "Equal Treatment provision"), and (iv) termination of the Consent Rights under the Governance Agreement. In addition, Fried Frank communicated that the Special Committee was proposing that the Class C Issuance be conditioned upon approval by a majority of the shares of IAC common stock (excluding shares held by the Diller Parties).

        On May 19, 2016, representatives of Wachtell Lipton spoke with representatives of Fried Frank to communicate Mr. Diller's initial response to the Special Committee's initial proposal. Wachtell Lipton indicated that Mr. Diller believed that the Class C Issuance was in the interests of all stockholders of IAC, but that Mr. Diller was not prepared to change certain fundamental characteristics of the Class B common stock, such as the fact that the voting and other rights of the Class B common stock continue in effect so long as the Class B common stock is outstanding and the Class B common stock does not convert to IAC common stock upon transfer to an unaffiliated third party or if Mr. Diller is no longer affiliated with IAC. Wachtell Lipton indicated that Mr. Diller: (i) would not agree to the Class B

Sunset provision, but would agree that, in the event that in the future the Class B common stock represented less than 15% of the combined voting power of all classes of common equity securities of IAC, the Class C common stock would convert to IAC common stock (the "Class C Conversion provision"), (ii) would agree to the Staple provision, but for a limited number of years, and not indefinitely, (iii) would agree to the termination of the Consent Rights under the Governance Agreement, and (iv) would agree to an Equal Treatment provision in the event of a merger, consolidation, tender or exchange offer or other business combination (with an exception for stock-for-stock transactions in which the relative economic and voting rights of IAC's common equity securities are preserved), but would reserve the right to (a) request a premium for his shares subject to approval by an independent committee of IAC's directors and (b) sell his shares at a premium in a private transaction. In addition, Wachtell Lipton reported that Mr. Diller was prepared to condition the Class C Issuance only upon approval by the vote of stockholders required by applicable law and IAC's Certificate of Incorporation (i.e., the approval of the holders of a majority of the combined voting power of the IAC common stock and Class B common stock, voting as a single class).

        On May 24, 2016, the Special Committee held a telephonic meeting to discuss Mr. Diller's initial response, which was attended by representatives of Greenhill and Fried Frank. The Special Committee concluded that it wished to seek to extract additional benefits and protections for the stockholders of IAC (excluding the Diller Parties) from Mr. Diller.

        On June 1, 2016, representatives of Fried Frank and Wachtell Lipton held a telephonic meeting to discuss the Special Committee's response to Mr. Diller's proposal. Representatives of Fried Frank requested that Mr. Diller submit a revised proposal for the Special Committee's consideration.

        On June 10, 2016, representatives of Wachtell Lipton sent a written proposal to Fried Frank. The written proposal did not differ materially from the proposal conveyed orally to Fried Frank on May 19, 2016.

        On June 23, 2016, the Special Committee held a meeting which was attended by representatives of each of Greenhill and Fried Frank. Mr. Diller also attended a portion of the meeting at the invitation of the Special Committee. At the meeting, Mr. Diller expressed to the Special Committee his view that the Class C Issuance would benefit all stockholders of IAC and would remove a potential inhibition on the use of common equity of IAC for acquisitions. In that context, Mr. Diller noted that, while he would not necessarily be opposed to the use of IAC common stock if a compelling acquisition opportunity presented itself, IAC had not used common equity for material acquisitions in the recent past. Mr. Diller also reaffirmed, as previously communicated by Wachtell Lipton, that he did not intend to change certain fundamental characteristics of the Class B common stock, which were more favorable to holders of Class B common stock than the terms of the high vote common stock of some other companies with a dual class common stock structure.

        On July 25, 2016, representatives of Wachtell Lipton sent a revised proposal to Fried Frank for the Special Committee's consideration. The proposal was substantially similar to Mr. Diller's previous written proposal, except that it provided that: (i) if at any time Mr. Diller, his affiliates and heirs cease to own at least 15% of the total voting power of all IAC's outstanding capital stock, IAC would be restricted from issuing additional shares of Class C common stock without the prior approval of a special committee of directors (the "Freeze Event provision") and (ii) following the Class C Issuance, IAC would not be permitted to issue additional shares of Class B common stock (the "Class B Freeze provision").

        On August 5, 2016, the Special Committee held a telephonic meeting attended by representatives of Greenhill and Fried Frank. At that meeting, the Special Committee instructed Fried Frank to submit a revised proposal to Wachtell Lipton.

        On August 11, 2016, as directed by the Special Committee, representatives of Fried Frank sent a revised proposal to Wachtell Lipton. This proposal contemplated that: (i) there would be no Class B Sunset provision, (ii) the Class C Conversion provision would have a 25% trigger (rather than the 15% trigger proposed by Mr. Diller), (iii) the Class C common stock would automatically convert to IAC common stock on the death or permanent disability of Mr. Diller, if Mr. Diller resigned from the position of Senior Executive of IAC or were removed from that position for cause (the "Class C Sunset provision"), (iv) the Staple provision would be indefinite, (v) the Consent Rights under the Governance Agreement would terminate, (vi) the Equal Treatment provision would apply to a merger, consolidation, tender or exchange offer or other business combination (with an exception for stock-for-stock transactions in which the relative economic and voting rights of IAC's common equity securities are preserved) and to any private sale by the Diller Parties, and would not contain an exception allowing the Diller Parties to receive more favorable treatment for their shares if approved by a committee of independent directors, (vii) the Freeze Event provision would be triggered if at any time the Diller Parties cease to own at least 25% (rather than 15%) of the total voting power of all of IAC's outstanding capital stock, and (viii) the Class B Freeze provision would be deleted.

        On August 18, 2016, Mr. Diller spoke with Mr. Zannino. In the course of that discussion, Mr. Diller indicated he was not prepared to accept the Special Committee's August 11, 2016 proposal. Following that discussion, Mr. Zannino requested that Fried Frank follow up with Wachtell Lipton to clarify Mr. Diller's position. On August 19, 2016, representatives of Wachtell Lipton and Fried Frank spoke. Wachtell Lipton indicated that Mr. Diller was not prepared to agree to the Class C Sunset provision. However, following a discussion, Wachtell Lipton agreed to explore whether Mr. Diller would be prepared to submit a revised proposal addressing the remaining elements of the August 11, 2016 proposal. On August 23, 2016, representatives of Wachtell Lipton informed Fried Frank that Mr. Diller would submit a revised proposal. On August 30, 2016, representatives of Wachtell Lipton sent a further revised proposal to Fried Frank.

        The principal changes proposed by Mr. Diller in his August 30, 2016 revised proposal were: (i) the deletion of the Class C Sunset provision, (ii) the addition of exceptions to the Equal Treatment provision to permit disparate treatment of the IAC common stock or Class C common stock in a merger, consolidation, tender or exchange offer, if that treatment were approved by a special committee or by the holders of the relevant class or classes, (iii) the reinsertion of a five-year time limit on the Staple provision, and (iv) reducing the triggers in the Class C Conversion provision and Freeze Event provision from 25% to 20% of the total voting power of all IAC's outstanding capital stock.

        On September 12, 2016, the Special Committee held a telephonic meeting that was attended by representatives of each of Greenhill and Fried Frank. After discussion, the Special Committee instructed Fried Frank to send a revised proposal to Wachtell Lipton, which was sent that same day. The principal changes in the revised proposal were: (i) to require that material issuances of Class C common stock be subject to approval by a special committee of directors, and (ii) to revert to a Staple provision of indefinite duration.

        On September 13, 2016, Wachtell Lipton informed Fried Frank that Mr. Diller would not accept the principal changes proposed by the Special Committee on September 12, 2016. At the conclusion of a regularly scheduled meeting of the Board on September 20, 2016, Mr. Diller engaged the Special Committee in a further discussion regarding the Class C Issuance and encouraged the members of the Special Committee to accept his August 30, 2016 proposal. The Special Committee determined to reconvene, with its financial and legal advisers, for a further discussion.

        On September 23, 2016, the Special Committee held a telephonic meeting that was attended by representatives of each of Greenhill and Fried Frank. At this meeting, the Special Committee reviewed the course of negotiations with Mr. Diller, the potential benefits of the Class C Issuance to the Diller Parties, and the potential benefits and detriments of the Class C Issuance to the holders of IAC common stock (other than the Diller Parties). The Special Committee then reviewed the principal open issues arising out of the Special Committee's September 12, 2016 proposal. The Special Committee recognized that material issuances of equity securities of IAC are subject to approval by the Board, eight of the twelve members of which are members of the Special Committee, and concluded that it was not necessary to require a separate special committee to approve issuances of Class C common stock. The Special Committee concluded, however, that it was appropriate to require that the Staple provision apply to transfers by the Diller Parties for an indefinite period. The Special Committee concluded that, without this feature, the Special Committee was not prepared to recommend the Class C Issuance. At the request of the Special Committee, Mr. Zannino communicated this position to a representative of IAC. On September 29, 2016, a representative of IAC advised Mr. Zannino, and Wachtell Lipton advised Fried Frank, that Mr. Diller would agree to the indefinite Staple provision.

        Between September 29 and October 17, 2016, representatives of Wachtell Lipton and Fried Frank substantially completed the proposed definitive documentation for the Class C Issuance. At a meeting of the Special Committee on October 17, 2016 that was attended by representatives of each of Greenhill and Fried Frank, the Special Committee reviewed the proposed terms of the Class C Issuance, and determined to recommend the Class C Issuance to the Board.

        On November 1, 2016, the Board unanimously adopted resolutions approving and declaring advisable the Class C Issuance, including the adoption of the New Certificate and entry into the New Governance Agreement, and the amendment and restatement of the 2013 Plan.

The Special Committee's and the Board's Reasons for the Class C Issuance

        The Special Committee and the Board believe that the Class C Issuance, the adoption of the New Certificate, and the potential declaration and payment of the Dividend are advisable and in the best interests of IAC and our stockholders (other than Mr. Diller and the trusts that hold shares of IAC capital stock beneficially owned by Mr. Diller and/or his family members, with respect to which no determination was made by the Special Committee and the Board). The Board unanimously recommends that our stockholders vote FOR the approval of the adoption of the New Certificate in connection with the Class C Issuance and Dividend. The Special Committee and the Board believe that the potential advantages of the Class C Issuance and the Dividend, if it is declared and paid, include, but are not limited to, the factors listed below. These factors are not intended to be exhaustive, but include the material factors considered by the Special Committee and the Board in deciding to proceed with the Class C Issuance and the Dividend, if it is declared and paid. In light of the variety of factors considered, neither the Special Committee nor the Board found it practicable to quantify or otherwise assign relative weights to the specific factors considered in reaching their respective determinations and recommendations, and they did not do so. Moreover, individual members of the Special Committee and the Board may have considered particular factors to have greater or lesser significance in their deliberations.

         The Class C Issuance Should Enhance IAC's Ability to Focus on Long-term Growth Opportunities, including Growth through Acquisitions using Common Equity

        The Special Committee and the Board believe that, in order to grow stockholder value, IAC must continue to pursue acquisition opportunities and that, in view of our current debt position and leverage capacity, IAC may need to use common equity as an acquisition currency. The ability to issue Class C common stock would permit us to use common equity as an acquisition currency without concerns regarding potential voting dilution of the Diller Parties and any potential inhibition on the willingness of the Diller Parties to support the use of common equity for acquisitions. IAC does not have, at this time, any plan, commitment, arrangement, understanding or agreement to issue any shares of Class C common stock that would be authorized by the New Certificate in connection with any acquisition, merger or similar business combination transaction.

        Since its inception, IAC has had two classes of common equity securities: IAC common stock and Class B common stock. The IAC common stock and the Class B common stock have identical economic rights. The IAC common stock has one vote per share and the Class B common stock has ten votes per share. The two classes vote together on all matters, except as required by law and except that the IAC common stock has the separate right to elect 25% of the Board. The voting and other rights of the Class B common stock continue in effect so long as the Class B common stock is outstanding and, unlike the high vote common stock of most companies that have a dual class common stock structure, do not lose their characteristics upon transfer to an unaffiliated third party, if Mr. Diller is no longer affiliated with IAC or if the equity ownership represented by the Class B common stock falls below a specified percentage of the combined common equity. All of the shares of Class B common stock are currently held by Mr. Diller, members of Mr. Diller's family, and trusts for the benefit of Mr. Diller and his family.

        At all times since the inception of IAC, Mr. Diller and his family, directly or through proxies over a significant portion of the voting power of IAC's outstanding equity securities, have been in a position to influence, subject to our organizational documents and Delaware law, the composition of the Board and the outcome of corporate actions requiring stockholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions.

        The Special Committee and the Board believe that IAC's existing corporate governance structure has enabled us to innovate and invest for the long-term while maintaining our focus on the long-term best interests of all of our stockholders. The Special Committee and the Board believe that this ability to focus on the long term has generated, and will continue to generate, substantial benefits for all of our stockholders and has been an important competitive advantage. Our corporate governance structure has also helped to insulate us from short-term pressure and outside influences that could distract our management team from its long-term vision and objectives, including activist investors.

        The Special Committee and the Board view Mr. Diller's leadership, vision and creativity as critical factors in our long-term success. Since the early days of IAC, Mr. Diller has had a vision that technical leaps in interactivity would revolutionize commerce and the role IAC would play in this future that has come to pass. This focus has driven IAC to acquire, create and assemble high-performing businesses and category leaders, transforming entire industries, such as travel, ticketing and dating, and disrupting daily social interactions in the process. Along the way, IAC created large, successful businesses that were spun off to our stockholders only to start building anew. This process of acquisition, development and disposition of large, successful businesses has continued from the early days of IAC up to the present.

        We effected an initial public offering of a minority interest in our principal current subsidiary, Match Group, Inc., in November 2015. Our other current businesses comprise a mix of growing businesses, HomeAdvisor and Vimeo, and more mature businesses, Publishing and Applications. The Special Committee and the Board believe that, in order to grow stockholder value, IAC must continue to pursue acquisition opportunities and that, in view of our current debt position and leverage capacity, IAC may need to use common equity as an acquisition currency. The ability to issue Class C common stock would permit us to use common equity as an acquisition currency without concerns regarding potential voting dilution of the Diller Parties and any potential inhibition on the willingness of the Diller Parties to support the use of common equity for acquisitions. Likewise, many sellers of assets prefer, or require, the transaction to be tax free, which requires the use of equity, or have a preference to receive equity for other reasons, such as their desire to remain long-term investors in the combined company. The use of common equity rather than cash (including cash obtained through increased leverage) will also create financial flexibility for IAC, which could help us reinvest in our businesses for future growth or take advantage of other opportunities to increase stockholder value.

        The Special Committee and the Board considered that potential dilution of the voting power of the Class B common stock might serve as an inhibition on the willingness of Mr. Diller to pursue acquisitions that require the use of equity as consideration, and viewed this potential inhibition as a meaningful factor in light of IAC's historic record of creating value through acquisitions, the desirability of IAC continuing to pursue acquisitions to grow stockholder value, and IAC's current net cash position and balance sheet flexibility. The Special Committee and the Board believe that the Class C

Issuance and the Dividend, if it is declared and paid, are appropriate ways to make it more likely that we are in a position to pursue transformational transactions using our common equity.

         Equal Treatment of Shares of IAC Common Stock, Class B Common Stock and Class C Common Stock

        Currently, the Diller Parties have essentially unfettered ability to transfer their equity interest in IAC to a third party of their choosing without the Board or other stockholders of IAC having the opportunity to participate in or influence that transaction or the identity of the party that would become our new principal voting stockholder. The disparity between the voting interest and the economic interest of the Diller Parties, who controlled approximately 44.2% of the voting power of IAC while holding approximately 7.5% of the economic interest in IAC as of the record date for the Annual Meeting, means that it would be possible for a third party to acquire significant control or influence over IAC via an acquisition of equity securities solely from the Diller Parties, without giving other stockholders the opportunity to participate in the transaction or to receive a control premium for their shares.

        The New Governance Agreement will specify that upon any sale of IAC or other change of control transaction, including a merger, third-party tender offer or other business combination involving or open to all Company stockholders, and any private transaction by the Diller Parties that would result in the third party or group holding 25% or more of the total voting power of all IAC's outstanding capital stock, shares of IAC common stock and Class C common stock would be entitled to receive the same amount and type of consideration, on a per share basis, as the shares of Class B common stock, except: (a) in the case of certain stock-for-stock transactions where the three-class structure is substantially replicated; (b) in the event of any private sale by the Diller Parties of shares of Class B common stock to a third party or group at a price per share no higher than the market price of the common stock as of the date such sale is agreed or closed (whichever is higher); (c) where receipt by the holders of IAC common stock or Class C common stock of different consideration from that received by any other class of common stock has been approved by the holders of shares of such class; or (d) as may be approved by a special committee of IAC's directors. See "Second Amended and Restated Governance Agreement" below.

        The Special Committee and the Board believe that these equal treatment provisions could confer important benefits on the stockholders of IAC (other than the Diller Parties). These provisions substantially restrict the ability of the Diller Parties to receive a premium for their shares in IAC in a private transaction and should encourage the Diller Parties, should they seek to dispose of their equity interest in IAC, to do so in a transaction that is open to all stockholders. In the case of any transaction (other than certain stock-for-stock transactions replicating the three-class common stock structure) in which holders of shares of IAC common stock or Class C common stock would receive different per share consideration than that received by the Diller Parties, a special committee of independent and disinterested directors would have advance notice of, the opportunity to participate in discussions regarding, and the right to approve, the transaction. These provisions would be specifically enforceable by IAC and the Diller Parties would not be permitted to seek a waiver of these provisions. At the same time, the Diller Parties, if they chose not to support a transaction, could likely block that transaction if they were to maintain a level of voting power similar to that the Diller Parties hold at the present time.

         The Staple Provisions Will Limit the Ability of the Diller Parties to Reduce their Equity Ownership Without Dilution of their Control or Influence over IAC

        Under the terms of New Governance Agreement, the Diller Parties will not be able to dispose of their shares of Class C common stock unless they substantially concurrently dispose of a proportionate number of shares of Class B common stock or convert a proportionate number of shares of Class B common stock to IAC common stock. This provision will ensure that the Class C common stock will not operate as a mechanism for the Diller Parties to reduce the economic interest they currently hold through the shares of Class B common stock without a concomitant reduction in their voting power.

         Other Features of the New Certificate and New Governance Agreement Confer Potential Benefits on the Holders of Common Stock

        The New Certificate contains other features that may benefit holders of common stock, including the Class C Conversion provision, under which the Class C common stock would convert to IAC common stock if in the future the Class B common stock were to represent less than 20% of the combined voting power of all outstanding shares of IAC's capital stock. In addition, the New Governance Agreement contains a Freeze Event provision, under which IAC will not be permitted to issue additional shares of Class C common stock (other than to honor existing obligations) without approval by a special committee of independent and disinterested directors after such time as the Diller Parties no longer hold at least 20% of the combined voting power of all outstanding shares of IAC's capital stock and will eliminate the Consent Rights under the Governance Agreement.

Potential Negative Considerations Relating to the Class C Issuance

        Although the Special Committee and the Board have each unanimously determined that the adoption of the New Certificate, and the potential declaration and payment of the Dividend are advisable and in the best interests of IAC and our stockholders (other than the Diller Parties, as to whom no determination was made), the Special Committee and the Board recognize that proceeding with the Class C Issuance and the Dividend, if it is declared and paid, involves certain other considerations that may be viewed as negative. These considerations include, but are not limited to, the following:

         The Class C Issuance and the Dividend, If It Is Declared and Paid, Could Prolong the Period of Time During Which the Diller Parties Can Exercise a Significant Influence on Most Corporate Matters

        As of the record date for the Annual Meeting, the shares of IAC common stock and Class B common stock owned by the Diller Parties represented approximately 44.2% of our total outstanding voting power and this will not change following the Class C Issuance or the potential Dividend. This concentration of voting power with the Diller Parties limits the ability of all of our stockholders, other than the Diller Parties, to have a significant influence on corporate matters.

        One of the principal purposes of the Class C Issuance and the Dividend, if it is declared and paid, is to permit the use of non-voting common stock to further strategic initiatives, such as acquisitions or financings, or in connection with future equity awards to our employees. In the past, we generally used cash or issued shares of IAC common stock for such purposes, and the issuance of additional shares of IAC common stock would result in voting dilution to all of our stockholders, including the Diller Parties, if those issuances were not offset by repurchases of IAC common stock. Because the shares of Class C common stock have no voting rights (except as provided in the New Certificate or as required by law), the issuance of these shares in the future (if it occurs), will not result in voting dilution.

        The Special Committee and the Board identified as a potential benefit to the Diller Parties and as a potential detriment to the holders of IAC common stock the likelihood that the Class C Issuance and the Dividend would reinforce the control or influence of the Diller Parties over IAC, which otherwise might be diluted over time if IAC were to issue additional shares of IAC common stock or the Diller Parties were to dispose of Class B common stock. In the course of the negotiations between the Special Committee and Mr. Diller, the Special Committee sought to negotiate a variety of features that could potentially mitigate the control or influence of the Diller Parties over IAC in the future, including the Class B Sunset provision and the Class C Sunset provision. Mr. Diller was unwilling to agree to these provisions, although he was willing to agree to the Freeze Event provision.

        The Special Committee and the Board recognized that the voting power held by the Diller Parties has not changed meaningfully since the inception of IAC, and that, in the absence of the Class C Issuance and the Dividend, substantial net issuances of IAC common stock (after taking into account stock buybacks) would be necessary to materially dilute the voting power of the Class B common stock and the control or influence of the Diller Parties. The Special Committee and the Board also recognized that, in the absence of the Class C Issuance and the Dividend, the Diller Parties would continue to have the benefit of the Class B common stock, with no "sunset" feature tied to Mr. Diller's role with IAC and with the Diller Parties' ability to exercise approximately 44.2% of the voting power of the outstanding capital stock with approximately 7.5% economic ownership. Accordingly, the Diller Parties could nonetheless continue to exercise substantial control or influence over IAC for an indefinite period. Moreover, in the absence of the Class C Issuance and the Dividend, IAC could continue to be inhibited in the use of common equity for acquisitions, given the potential voting dilution and the possible resistance of the Diller Parties to voting dilution.

         Class C Common Stock May Not Be Attractive as Acquisition Currency or for Equity Incentives or May Result in Greater Economic Dilution

        As noted, we may use shares of Class C common stock from time to time as consideration in connection with the acquisition of other companies. It is possible that companies that we are interested in acquiring will not agree to accept shares of Class C common stock because these shares of capital stock carry no voting rights, or we may decide to issue IAC common stock in connection with an acquisition for other reasons. In these instances, if we still wanted to pay for the acquisition with stock consideration, we would have to issue shares of IAC common stock, which would result in both economic and voting dilution to all stockholders, as is the case with our current dual-class structure. Companies that we are interested in acquiring may also refuse to accept shares of Class C common stock if this stock trades at a discount to the shares of IAC common stock, or if the trading market for the shares of Class C common stock is not well developed or suffers from limited liquidity.

        Employees or other service providers may not wish to receive shares of Class C common stock as part of our equity-based compensation programs. This is particularly true if the shares of Class C common stock trade at a discount to the shares of IAC common stock or if the trading market for the shares of Class C common stock is not well developed or suffers from limited liquidity. If employees are not adequately incentivized by receiving shares of Class C common stock, then we might have to issue shares of IAC common stock in order to provide sufficient equity incentives, which would result in both economic and voting dilution to all stockholders, as is the case with our current dual-class structure. Alternatively, we might have to find other ways to incentivize our employees.

        Based on the limited existing precedents involving issuance of non-voting common stock by companies with an existing dual class common stock structure, shares of non-voting common stock may trade at a modest discount to low vote common stock. If the Class C common stock trades at a discount to the IAC common stock, companies that we are interested in acquiring may demand more shares of Class C common stock in exchange for accepting this stock as consideration. The same is true for employees in connection with equity-based compensation. If this occurs, then issuances of Class C common stock may ultimately be more economically dilutive to all of our stockholders than issuances of IAC common stock.

         The Class C Issuance and the Dividend, If It Is Declared and Paid, May Have an Anti-Takeover Effect

        Because the Class C Issuance and the Dividend, if it is declared and paid, may prolong the duration of the Diller Parties' ability to determine the outcome of most matters submitted to a vote of our stockholders, they may have the effect of prolonging the period during which there is a limited likelihood of an unsolicited merger proposal, unsolicited tender offer, or proxy contest for the removal of directors. As a result, the Class C Issuance and the Dividend, if it is declared and paid, may have the effect of prolonging the period during which our stockholders have a limited opportunity to sell their shares at a premium over prevailing market prices and limited ability to replace our directors and management. As previously noted, however, the voting power held by the Diller Parties has not changed meaningfully since the inception of IAC, and, in the absence of the Class C Issuance and the Dividend, substantial net issuances of IAC common stock (after taking into account stock buybacks) would be necessary to materially dilute the voting power of the Class B common stock. In the absence of the Class C Issuance and the Dividend, in any case, the Diller Parties may continue to exercise substantial control or influence over IAC for an indefinite period.

         A Liquid Trading Market for the Class C Common Stock May Not Develop

        We believe that a robust and sufficiently liquid market for the Class C common stock will develop following the Dividend, if it is declared and paid. However, it is possible that such a liquid market will not develop. Even if such a market does develop, there can be no assurance that the Class C common stock will not trade at a discount to the IAC common stock. If a liquid market does not develop or the Class C common stock trades at a discount to the IAC common stock, the utilization of Class C common stock may be limited.

         The Class C Issuance and the Dividend, If It Is Declared and Paid, May Negatively Affect the Decision of Institutional Investors to Invest in Us

        The Class C Issuance and the Dividend, if it is declared and paid, may negatively affect the decision by certain institutional investors to purchase or hold shares of IAC common stock or Class C common stock. The holding of non-voting stock, such as our Class C common stock, may not be permitted by the investment policies of certain institutional investors or may be less attractive to the portfolio managers of certain institutional investors. In addition, significant sales of shares of Class C common stock by investors who receive these shares as part of the Dividend, if it is declared and paid, may occur if these investors are unwilling or unable to hold non-voting shares. These sales could depress trading prices for the Class C capital stock, particularly in the period immediately following the Dividend.

        The IAC common stock is currently included in certain stock indices and the managers of investment funds whose trading is tied to those stock indices may rebalance their holdings to reflect the change in the value of the IAC common stock following the Dividend. Whether the Class C common stock is included in stock indices in the future may also affect trading prices for that stock. For example, it is possible that certain stock indices may only include the IAC common stock, which may reduce the liquidity or trading price of the Class C common stock.

         Potential U.S. Federal Income Tax Consequences Upon Certain Dispositions of Class C Common Stock

        We expect that the Class C common stock will not constitute "Section 306 stock" within the meaning of Section 306(c) of the Code. However, if the Class C common stock were determined to constitute Section 306 stock, a stockholder generally would be treated as realizing ordinary income as opposed to capital gain upon certain dispositions (including redemptions) of such Section 306 stock. The rules of Section 306 of the Code are complex, and each stockholder should consult with that stockholder's own tax advisor regarding the tax consequences of the proposed transactions described in this Proxy Statement.

         The Class C Issuance and the Dividend are not Subject to a Majority of the Minority Vote

        Approval of the adoption of the New Certificate requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC common stock and Class B common stock outstanding and entitled to vote, voting together as a single class. The Special Committee initially sought to condition any Class C Issuance and Dividend on the approval of a majority of the shares of IAC common stock not held by the Diller Parties. Mr. Diller was unwilling to condition the proposed transaction on this "majority of the minority" vote. The Special Committee recognized that a "majority of the minority" vote is not required under applicable law and concluded that, in view of the potential benefits of the Class C Issuance and the Dividend to the holders of IAC common stock discussed above, the Special Committee would not require a "majority of the minority" vote as a condition of the transaction. Because Mr. Diller, members of Mr. Diller's family and trusts for the benefit of Mr. Diller's family held approximately 44.2% of the combined voting power of IAC's outstanding capital stock as of the record date for the Annual Meeting, and intend to vote their shares in favor of the adoption of the New Certificate, the favorable vote of only approximately 6% of the remaining combined voting power of IAC's outstanding capital stock is required to approve the adoption of the New Certificate, and it is likely that this approval will be obtained.

Second Amended and Restated Governance Agreement

        In connection with the Class C Issuance and the potential Dividend, the Special Committee negotiated the New Governance Agreement that amends and restates the Governance Agreement between IAC and Mr. Diller to be entered into by IAC, Mr. Diller and the Diller Parties. The Governance Agreement was entered into in 2005 by IAC, Liberty Media Corporation ("Liberty") and Mr. Diller. The Governance Agreement was terminated as to Liberty and its affiliates in 2011 in connection with a stock exchange transaction among IAC, Liberty and Mr. Diller. As provided in the New Governance Agreement, upon the date that the Dividend is delivered or paid to IAC's stockholders, the Governance Agreement will terminate and be superseded by the New Governance Agreement. In amending and restating the Governance Agreement, Mr. Diller has agreed to eliminate his Consent Rights with respect to certain matters that are triggered if IAC's ratio of total debt to EBITDA (as defined in the Governance Agreement) equals or exceeds four-to-one over a continuous twelve-month period. An event triggering the effectiveness of the Consent Rights has never occurred. Mr. Diller will retain his demand registration rights with respect to the IAC common stock and the Class C common stock.

         Restrictions on Transfer of Class C Common Stock

        Pursuant to the New Governance Agreement, none of Mr. Diller or his family members and his or their affiliates that are or will become party to the New Governance Agreement may, subject to certain exceptions, sell, assign, transfer, convey, hypothecate or otherwise dispose of (each, a "Transfer") any shares of Class C common stock to a third party if, as a result of such Transfer, the Diller Parties would then beneficially own, in the aggregate, a number of shares of Class C common stock that is less than the Minimum Class C Number. The "Minimum Class C Number" will initially be equal to the number of shares of Class B Common Stock held by the Diller Parties on the date that the Dividend was paid or distributed (the "Initial Class B Shares"). The Minimum Class C Number will be reduced by (i) any Initial Class B Shares transferred to a third party in compliance with the New Governance Agreement or converted into shares of IAC common stock pursuant to the conversion right provided in the New Certificate and (ii) the number of shares of Class C common stock that the Diller Parties have transferred in connection with certain Covered Transactions (as defined below). In the event that, as a result of a Transfer of its Class C common stock, the Diller Parties beneficially own, in the aggregate, a number of shares of Class C common stock that is less than the Minimum Class C Number, the Diller Parties would be required to acquire additional shares of Class C common stock, Transfer a number of shares of Class B common stock to a third party or give irrevocable notice to IAC to convert into shares of IAC common stock a number of shares of Class B common stock such that after such acquisition, Transfer or conversion, the Diller Parties beneficially own, in the aggregate, shares of Class C common stock at least equivalent to the Minimum Class C Number.

        Certain transfers of shares of Class C common stock by the Diller Parties will be exempted from these restrictions, including:

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  transfers between or among the Diller Parties (including family members and affiliates that become Diller Parties as a result of one of the transfers described below);

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  transfers to Mr. Diller's family members, so long as such family member agrees in writing to be bound by the terms of the New Governance Agreement by executing a joinder agreement (a "Joinder Agreement");

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  transfers to an affiliate of a Diller Party, so long as such affiliate agrees in writing to be bound by the terms of the Transfer Agreement by executing a Joinder Agreement and so long as such person remains an affiliate of a Diller party;

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  transfers to the personal representative of the estate of Mr. Diller or a family member upon the death of Mr. Diller or such family member, solely to the extent the executor is acting in the capacity as personal representative of the estate; however, transfers by such personal representative from such estate will be subject to the restrictions contained in the New Governance Agreement, unless it would qualify under another exemption;

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  transfers in connection with certain Covered Transactions (as defined below) that are approved by the holders of a majority of the outstanding shares of IAC common stock and Class C common stock, voting together as a single class, or by a Capital Stock Committee (as defined below) in which all holders of IAC common stock and Class C common stock (other than the Diller Parties) are provided the opportunity to sell all of their shares of IAC common stock and Class C common stock; and

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  the granting of a revocable proxy to officers or directors of IAC at the request of the Board in connection with actions to be taken at an annual or special meeting of IAC's stockholders or in connection with any action by written consent of the stockholders solicited by the Board.

         Equal Treatment in Covered Transactions

        The New Governance Agreement also provides that neither IAC nor any Diller Party will enter into or consummate a "Covered Transaction" unless it includes the same type and amount of consideration (or mix of consideration) or an offer to receive the same type and amount of consideration (or mix of consideration) to all holders of IAC common stock, Class B common stock, and Class C common stock. The following constitute a "Covered Transaction":

  •
  the acquisition of beneficial ownership by a person (other than Mr. Diller or his family members or his or their affiliates) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer, tender offer, exchange offer or similar transaction) of the majority of the outstanding shares of IAC's capital stock (or of the voting equity of a successor corporation or the parent of such a corporation) and that would entitle such person to exercise more than fifty percent (50%) of the total voting power of IAC's outstanding voting securities (or of the voting equity of a successor corporation or the parent of such a corporation);

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  a sale, lease or other disposition in any transaction or series of transactions of all or substantially all of the assets of IAC and its subsidiaries, taken as a whole; and

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  any transaction or series of transactions by Mr. Diller, his family members or his or their affiliates that would result in a third party owning at least 25% of the total voting power of IAC's outstanding voting securities excluding At-the-Market Transactions where an "At-the-Market Transaction" is a transfer by a Diller Party of any share of Class B common stock to a third party (other than IAC or its affiliates) at a price per share of Class B common stock that is no higher than the greater of the last closing sale price of a share of the IAC common stock on the NASDAQ (or the principal securities exchange on which the IAC common stock is then listed) (the "Market Price") immediately preceding the date that a definitive agreement is entered into with regard to such transfer and the Market Price immediately preceding the date that such transfer is completed.

        However, IAC and the Diller Parties may enter into and consummate Covered Transactions that provide different or disproportionate consideration to holders of shares of IAC common stock, Class B common stock, and Class C common stock in the following circumstances:

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  in the event of a bona fide share-for-share exchange, merger, recapitalization or other business combination involving a third party in which IAC stockholders continue to own shares of capital stock in the successor entity in substantially the same relative proportions as they owned shares of IAC prior to the transaction and the three-class capital structure and the pro rata economics of the three classes in place prior to the transaction are preserved, provided that the Diller Parties have agreed in writing that, if they hold at least 20% of the total voting power of the successor entity, the terms of the New Governance Agreement will continue to apply to any shares of capital stock they receive in the transaction (a "Permitted Reorganization");

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  in the event that receipt by the holders of shares of IAC common stock of different consideration than the holders of any other class of IAC capital stock (other than pursuant to a Permitted Reorganization) has been approved by a majority of the holders of shares of IAC common stock, voting as a class;

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  in the event that receipt by the holders of shares of Class C common stock of different consideration than the holders of any other class of IAC capital stock (other than pursuant to a Permitted Reorganization) has been approved by a majority of the holders of shares of Class C common stock, voting as a class;

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  in the event that the holders of shares of IAC common stock and Class C common stock receive consideration on a per share basis that does not differ in any respect other than relative voting rights (with the holders of shares of IAC common stock receiving consideration having higher voting rights and the holders of shares of Class C common stock receiving consideration having lower voting rights), but which consideration is different from the consideration received by the holders of Class B common stock and such receipt has been approved by a majority of the holders of shares of IAC common stock and Class C common stock, voting together as a single class; or

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  as may be approved by the Board pursuant to a recommendation of a committee comprised solely of a majority of the independent and disinterested directors of the Board (a "Capital Stock Committee").

        In any proposed Covered Transaction where it is proposed that holders of IAC common stock or Class C common stock receive consideration different than the holders of shares of any other class of IAC capital stock (other than as part of a Permitted Reorganization), IAC would provide notice of the transaction to the Board who will form a Capital Stock Committee. The Capital Stock Committee would have the right to participate in any discussions and negotiations with respect to and recommend approval (or rejection) of the transaction and the Board will not approve such transaction without the recommendation of the Capital Stock Committee. The Diller Parties may not request or seek a waiver of the equal treatment provision.

         Issuance Suspension Event

        The New Governance Agreement also provides that, if, at any time, Mr. Diller, his family members, and his and their respective affiliates cease to own, in the aggregate, at least 20% of the total voting power of IAC's outstanding securities (an "Issuance Suspension Event"), IAC will not issue or agree to issue any new shares of Class C common stock or securities convertible into or exchangeable or exercisable for shares of Class C common stock without the prior approval of the Board upon the recommendation of the Capital Stock Committee. However, the approval of the Board will not be required for any issuances of shares of Class C common stock made in connection with the exercise, exchange or conversion of securities outstanding immediately prior to such Issuance Suspension Event or pursuant to other contractual obligations of IAC or its subsidiaries in effect immediately prior to such Issuance Suspension Event.

         Registration Rights

        The Diller Parties will be entitled to customary, transferable registration rights with respect to IAC common stock and Class C common stock beneficially owned by them. The Diller Parties will be entitled to three demand registration rights. IAC will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). IAC will not be required to register shares of IAC common stock and/or Class C common stock if the Diller Parties could sell the shares in quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

         Amendment; Waiver

        The New Governance Agreement may only be amended or waived with the approval of Mr. Diller, or, following his death, by the Diller Parties owning, in the aggregate, a majority of the Class B common stock collectively owned by all Diller Parties at such time, and the Capital Stock Committee. However, any amendment to the New Governance Agreement that impacts the rights of the holders of IAC common stock or Class C common stock must be approved by the holders of a majority of the outstanding shares of the IAC common stock and Class C common stock, respectively. Any such amendment that impacts the rights of the holders of IAC common stock and Class C common stock equally and identically must be approved by the holders of IAC common stock and Class C common stock, voting together as a single class.

        IAC has also agreed to reimburse the Diller Parties for their reasonable legal fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated by the New Governance Agreement.

        The foregoing description of the New Governance Agreement in this Proxy Statement is qualified by reference to, and should be read in conjunction with, the full text of the New Governance Agreement, which is attached to this Proxy Statement as Appendix A-3.

Description of Capital Stock

        The New Certificate provides that our authorized capital stock will consist of 1,600,000,000 shares of IAC common stock, $0.001 par value per share; 400,000,000 shares of Class B common stock, $0.001 par value per share; 600,000,000 shares of Class C common stock, $0.001 par value per share; and 100,000,000 shares of preferred stock, $0.01 par value per share. A description of the material terms and provisions of the New Certificate affecting the rights of holders of our capital stock is set forth below. The description is intended as a summary, and is qualified in its entirety by reference to the form of our New Certificate which is attached to this Proxy Statement as Appendix A-1. For convenience of reference, a copy of the New Certificate showing the changes from the Current Certificate, with deleted text shown in strikethrough and added or moved text shown as underlined, is attached to this Proxy Statement as Appendix A-2.

         Dividend Rights

        Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of the IAC common stock, Class B common stock, and Class C common stock are entitled to share equally and identically, on a per share basis, in any dividends out of funds legally available if the Board, in its discretion, determines to declare and pay dividends and only then at the times and in the amounts that the Board may determine.

         Voting Rights

        The holders of the Class B common stock are entitled to ten votes per share, holders of IAC common stock are entitled to one vote per share, and holders of the Class C common stock have no voting rights (except as provided in the New Certificate, the New Governance Agreement or as provided by law). Notwithstanding the foregoing, holders of the Class C common stock are entitled to notice of any meetings of IAC stockholders at which a vote of the Class C common stock will be held. The holders of IAC common stock and Class B common stock vote together as a single class, unless otherwise provided in the New Certificate or as required by law.

        Delaware law could require the holders of IAC common stock, Class B common stock or Class C common stock to vote separately as a single class in the following circumstances:

  •
  if we were to seek to amend our New Certificate to increase the authorized number of shares of a class of stock, or to increase or decrease the par value of a class of stock (except as otherwise provided in the New Certificate); and

  •
  if we were to seek to amend our New Certificate in a manner that altered or changed the powers, preferences, or special rights of a class of stock in a manner that affected them adversely.

        As permitted by Delaware law and as set forth in the New Certificate, the holders of shares of Class C common stock do not have the right to vote separately as a single class if the number of authorized shares of Class C common stock is increased or decreased. Rather, the number of authorized shares of Class C common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock entitled to vote thereon.

        We have not previously provided for cumulative voting for the election of directors, and cumulative voting is not provided for in the New Certificate.

         No Preemptive or Similar Rights

        Our capital stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

         Right to Receive Liquidation Distributions

        Upon the dissolution, liquidation, or winding-up of IAC, the assets legally available for distribution to our stockholders are distributable ratably among the holders of IAC common stock and Class B common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock. Immediately prior to the earlier of (i) any distribution of our assets in connection with a voluntary or involuntary liquidation, dissolution or winding up, or (ii) any record date established to determine the holders of IAC common stock and Class B common stock entitled to receive such distribution, each share of Class C common stock will automatically be converted into one fully paid and nonassessable share of IAC common stock.

         Conversion

        Shares of IAC common stock are not convertible into any other shares of our capital stock.

        Each share of Class B common stock is convertible at any time at the option of the holder into one share of IAC common stock upon written notice to the Corporate Secretary of IAC. Once a share of Class B common stock is converted into IAC common stock, such share of Class B common stock will not be reissued.

        All issued and outstanding shares of Class C common stock will automatically convert into an equal number of fully paid and nonassessable shares of IAC common stock in the following circumstances:

  •
  if at any time the number of shares of outstanding Class B common stock represent, in the aggregate, less than 20% of the total voting power of all of IAC's issued and outstanding capital stock, with the automatic conversion occurring on a date fixed by our Board that is as soon as reasonably practicable following such event; and

  •
  as described above under "—Right to Receive Liquidation Distribution," immediately prior to any distribution of assets (or record date set in respect thereof) occurring in connection with any voluntary or involuntary dissolution, liquidation or winding up of IAC.

        Once converted into IAC common stock, the Class C common stock will not be reissued.

         Preferred Stock

        The Board will continue to have the authority, without approval of the stockholders, to issue up to a total of 100,000,000 shares of preferred stock in one or more series. The Board may establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions. The Board also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our capital stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of IAC and may adversely affect the market price of the IAC common stock and, following the Dividend, the Class C common stock, and the voting and other rights of the holders of our capital stock. We have no current plan to issue any shares of preferred stock.

         Transferability and Listing

        Like shares of IAC common stock, shares of Class C common stock will be freely transferable. See "Certain Other Effects of the Class C Issuance—Securities Laws" below. The shares of IAC common stock are currently listed on The Nasdaq Stock Market. If the Dividend is declared by the Board, we will file appropriate applications and notices with The Nasdaq Stock Market to list the shares of Class C common stock. We will also register the Class C common stock with the SEC under the Exchange Act. The listing of the shares of Class C common stock on The Nasdaq Stock Market is subject to the approval of The Nasdaq Stock Market of such listing applications and notices, which will be conditioned upon our satisfaction of certain listing requirements. We believe that we will be able to satisfy these listing requirements.

Certain Other Effects of the Class C Issuance

         Effect on Relative Voting Power and Equity Interest

        If the Dividend is declared and paid, there will be no effect on the relative voting power or equity interest of each holder of shares of IAC common stock or Class B common stock. Following the declaration and payment of the Dividend, holders of shares of IAC common stock or Class B common stock who sell their shares of Class C capital stock will not lose any voting power, but their relative equity interest in IAC will decrease as a result of such sale. Conversely, stockholders who purchase shares of Class C common stock after the Dividend will increase their relative equity interest in us, but will not gain any additional voting power (or any voting power, if they do not otherwise own shares of IAC common stock or Class B common stock).

         Effect on Market Price

        As of the close of business on November 4, 2016, the official closing price of a share of IAC common stock was $64.36 as reported on The Nasdaq Stock Market.

        Assuming that the Dividend is declared and paid, we expect the market price of shares of Class C common stock to be approximately equal to the market price of shares of IAC common stock (as such price is adjusted as a result of the Dividend).

        The trading prices for shares of IAC common stock and Class C common stock may be affected by the relative voting rights between these two classes of stock. Because the IAC common stock carries voting rights, it is possible that it could trade at a premium compared to the Class C common stock.

        Furthermore, the trading price of shares of IAC common stock and Class C common stock will continue to depend on many factors, including our future performance, the relative trading liquidity and dynamics of the IAC common stock and the Class C common stock, general market conditions, and conditions relating to companies in businesses and industries similar to us. Accordingly, we cannot predict the prices at which shares of IAC common stock and Class C common stock will trade following the Class C Issuance, just as we could not predict the price at which shares of IAC common stock would trade absent the Class C Issuance and the potential Dividend.

        Following the Class C Issuance, there will continue to be no trading market for the Class B common stock.

         Effect on Trading Market and Potential Reduced Relative Liquidity of Shares of IAC Common Stock

        To minimize dilution of voting power to existing stockholders, we are more likely to issue shares of Class C common stock than shares of IAC common stock in the future to further strategic initiatives (such as the acquisition of complementary businesses) and raise equity capital, finance acquisitions, or issue equity awards to our employees and service providers. It is possible that following the Dividend, if it is declared and paid, some portion of our stockholders will sell their shares of Class C common stock but retain their shares of IAC common stock or Class B common stock (subject to the terms of the New Governance Agreement in the case of Mr. Diller and his affiliates) in order to monetize a portion of their investment in us while retaining their relative voting power. Any such issuance of additional shares of Class C common stock by us or dispositions of shares of Class C common stock by significant or other stockholders may serve to further increase market activity in the shares of Class C common stock relative to the shares of IAC common stock.

         Effect on Percentage Interest

        The percentage interest of each stockholder in our total equity will not be changed by the Class C Issuance or the Dividend, if it is declared and paid.

         Effect on Equity-Based Incentive Plans and Outstanding Equity Awards

        Pursuant to the provision contained in the 2013 Plan, the Compensation and Human Resources Committee currently intends to exercise its administration responsibilities to provide that, following the payment of the potential Dividend, all equity awards outstanding will be equitably adjusted to reflect the Class C Issuance as follows: (i) each stock option to purchase a share of IAC common stock shall be adjusted so that such stock option represents the right to purchase one share of IAC common stock and one share of Class C common stock, with the original exercise price of the stock option shall be adjusted proportionately between the share of IAC common stock and the share of Class C common stock and (ii) each RSU representing the right to receive a share of IAC common stock shall be adjusted so that it represents the right to receive one share of IAC common stock and one share of Class C common stock upon settlement. The outstanding stock options and RSUs, adjusted as described in the preceding sentence, will in all other respects continue to be subject to the terms and conditions applicable to them prior to the adjustment. In addition, as described in Proposal 4, we are also asking IAC stockholders to approve the amendment and restatement of the 2013 Plan to accommodate IAC's new capital structure and make certain other amendments, the approval of which is not cross-conditioned upon the approval by our stockholders of the two proposals comprising Proposal 3.

         Effect on Preferred Stock

        Neither the New Certificate nor the Dividend, if it is declared and paid, will have any effect on the number of authorized shares of our preferred stock or the rights, preferences, and privileges of, and restrictions on, the preferred stock. Currently, no shares of preferred stock are issued or outstanding and we have no current plan to issue any shares of preferred stock.

         Material U.S. Federal Income Tax Consequences

        We expect that, in general, for U.S. federal income tax purposes: (i) neither the Class C Issuance nor the Dividend, if it is declared and paid, will be taxable to our stockholders; (ii) the Class C common stock will not constitute "Section 306 stock" within the meaning of Section 306(c) of the Code; (iii) the tax basis of each share of IAC common stock and Class B common stock, as applicable, with respect to which Class C common stock is distributed in the Dividend, if declared and paid, will be apportioned between such share of IAC common stock or Class B common stock, on the one hand, and the Class C common stock received in the Dividend, on the other hand, in proportion to the fair market values of such shares on the date of the Dividend; (iv) if the shares of IAC common stock and Class B common stock with respect to which Class C common stock is distributed in the Dividend, if declared and paid, were held as capital asset, the holding period for each share of Class C common stock will include such stockholder's holding period for the share of common stock or Class B common stock, as applicable, with respect to which the Class C common stock is distributed; and (v) no gain or loss will be recognized on any subsequent conversion of Class C common stock into shares of IAC common stock. Gain or loss would be recognized on the subsequent disposition of shares of Class C common stock in a taxable transaction. Further, while we expect that the Class C common stock will not constitute Section 306 stock, if the Class C common stock were determined to constitute Section 306 stock, a stockholder generally would be treated as realizing ordinary income as opposed to capital gain upon certain dispositions (including redemptions) of such Section 306 stock. All stockholders should consult their own tax advisers regarding the particular tax consequences to them of the receipt, ownership and disposition of shares of Class C common stock.

         Securities Laws

        The distribution of shares of Class C common stock as a stock dividend, if it is declared and paid, will not involve a "sale" of a security under the Securities Act of 1933, as amended (the "Securities Act"), or Rule 145 thereunder. Consequently, we are not required to register, and will not register, the Class C common stock pursuant to the Securities Act.

        Because the Class C Issuance and the Dividend, if it is declared and paid, do not constitute a "sale" of Class C common stock pursuant to the Securities Act, stockholders will not be deemed to have purchased such shares separately from the IAC common stock or Class B common stock to which such shares of Class C common stock relate pursuant to the Securities Act and Rule 144 thereunder. Shares of IAC common stock held at the time of the effectiveness of the New Certificate and shares of Class C common stock (whether in respect of shares of IAC common stock or Class B common stock) received in the Dividend, if it is declared and paid, other than any such shares held by our "affiliates" within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the IAC common stock prior to the Class C Issuance without registration pursuant to the Securities Act (or in the case of equity awards, pursuant to registration statements that we will file under the Securities Act). Our affiliates will continue to be subject to the restrictions specified in Rule 144 of the Securities Act.

        We will also register the Class C common stock with the SEC under the Exchange Act.

         Nasdaq Criteria

        The shares of IAC common stock are currently traded on The Nasdaq Stock Market and will continue to be traded on The Nasdaq Stock Market following the Class C Issuance and the Dividend, if it is declared and paid.

        An application will be made to trade the shares of Class C common stock on The Nasdaq Stock Market. The listing of the shares of Class C common stock on The Nasdaq Stock Market is subject to the approval of The Nasdaq Stock Market of such listing applications and notices, which will be conditioned upon our satisfaction of certain listing requirements. We believe that we will be able to satisfy these listing requirements.

Interest of Certain Persons

        As of the record date for the Annual Meeting, Mr. Diller beneficially owned 5,927,921 shares of IAC common stock (including shares of Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, but excluding 550,000 shares of common stock underlying vested options) and 5,789,499 shares of Class B common stock. Of such shares, Ms. von Furstenberg, Mr. Diller's spouse, has sole voting power over 5,248,598 shares of Class B common stock and 136,711 shares of IAC common stock and Mr. Alexander von Furstenberg, the child of Ms. von Furstenberg, has sole investment and voting power over 540,901 shares of Class B common stock. In addition, Mr. von Furstenberg directly owned 54,985 shares of IAC common stock as of the record date. The shares owned by the Diller Parties collectively represent 44.2% of our total outstanding voting power.

        After the Class C Issuance and the Dividend, if it is declared and paid, Mr. Diller and Mr. von Furstenberg will have the same beneficial ownership of shares of IAC common stock and Class B common stock. If the Dividend is declared and paid, they will also beneficially own one share of Class C common stock for each outstanding IAC common stock and Class B common stock beneficially owned by them on the record date for the Dividend. If the record date of the Dividend were to have been on the same day as the record date for the Annual Meeting, Mr. Diller would beneficially own 5,927,921 shares of Class C common stock (excluding shares of Class C common stock underlying vested stock options upon the adjustment to outstanding stock options as a result of the Dividend) and Mr. von Furstenberg would directly own 54,985 shares of Class C common stock, collectively representing approximately 7.5% of the shares of Class C common stock to be issued in the Dividend.

        After the Class C Issuance and the Dividend, if it is declared and paid, pursuant to the New Governance Agreement, Mr. Diller will lose his right to consent to limited matters in the event that IAC's ratio of total debt to EBITDA (as defined in the existing amended and restated governance agreement between IAC and Mr. Diller) equals or exceeds four-to-one over a continuous twelve-month period.

        Mr. Diller's ability to sell any shares of Class C common stock received by him, his family members (including Mr. von Furstenberg) or his or their affiliates in the Dividend, if declared and paid, is subject to the terms of the New Governance Agreement. See "Second Amended and Restated Governance Agreement" above.

        Certain members of the Board and management other than Mr. Diller and Mr. von Furstenberg held shares of IAC common stock representing in the aggregate less than 1% of our total outstanding voting power as of the record date for the Annual Meeting. If the Dividend is declared and paid, these individuals will receive shares of Class C common stock. They will be free to sell any or all of the shares of Class C common stock that they receive in the Dividend, if it is declared and paid. Accordingly, these individuals would be able to achieve liquidity for a portion of their investment in our capital stock without suffering any loss of voting power.

        Mr. Diller and Mr. von Furstenberg are members of the Board.

Stockholder Information

        Following both the Class C Issuance and the Dividend, if it is declared and paid, we will continue to deliver to the holders of shares of IAC common stock and Class B common stock, proxy statements, annual reports and other information and will deliver the same proxy statements, annual reports and other information to the holders of Class C common stock for any meetings of stockholders at which a vote of the holders of the Class C common stock will take place.

PROPOSAL 4—APPROVAL OF THE AMENDED AND RESTATED
2013 STOCK AND ANNUAL INCENTIVE PLAN

Proposal and Required Vote

        Our Board adopted the IAC/InterActiveCorp Amended and Restated 2013 Stock and Annual Incentive Plan (the "Amended and Restated 2013 Plan") on November 1, 2016, subject to approval by our stockholders and the declaration and payment of the Dividend described under "Proposal 3—Approval of the Adoption of IAC's Amended and Restated Certificate of Incorporation."

        Approval of the Amended and Restated 2013 Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of IAC capital stock present in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR the approval of the Amended and Restated 2013 Stock Plan Proposal.

Overview

        In connection with the proposed changes to our certificate of incorporation, as discussed above under Proposal 3, we are proposing to amend and restate the 2013 Plan, to provide that following the date of the payment of the proposed Dividend, the shares reserved and available for issuance under the Amended and Restated 2013 Plan will include shares of IAC common stock and shares of our new Class C common stock, as further described below.

        Any award that is outstanding under the Amended and Restated 2013 Plan on the date of the payment of the Dividend will be adjusted as described in Proposal 3. See "Proposal 3—Approval of the Adoption of IAC's Amended and Restated Certificate of Incorporation—Certain Other Effects of the Class C Issuance—Effect on Equity-Based Incentive Plans and Outstanding Equity Awards." For a discussion of the proposed changes to our certificate of incorporation and the differences between IAC common stock and our Class C common stock and the treatment of outstanding awards under the 2013 Plan, please see "Proposal 3—Approval of the Adoption of IAC's Amended and Restated Certificate of Incorporation."

        If our stockholders do not approve Proposal 4 or if the Company does not declare and pay the Dividend, the 2013 Plan will remain in effect as previously approved by our stockholders.

        The purpose of the Amended and Restated 2013 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide them with incentives that are directly linked to the future growth and profitability of IAC and its businesses.

Stockholders previously approved the Original 2013 Plan on June 26, 2013. The only differences between the 2013 Plan and the Amended and Restated 2013 Plan are as follows:

	Original 2013 Plan	Amended and Restated 2013 Plan
Class(es) of Authorized Shares	• IAC common stock, entitled to one vote per share	• IAC common stock, entitled to one vote per share*
• Class C common stock, entitled to no votes per share*

Expiration Date	• June 26, 2023	• 10 years following the later of: (i) stockholder approval of the plan and (ii) payment of the Dividend

*
Under the Amended and Restated 2013 Plan, the authorized shares will not be denominated by class. Issuances of any shares under the plan, whether shares of IAC common stock or shares of Class C common stock, will reduce the authorized shares under the plan on a one for one basis. If our stockholders approve the Amended and Restated 2013 Plan, the Company will have the authority to grant awards denominated in shares of IAC common stock or shares of Class C common stock.

        Equity compensation is a critical component of IAC's long-term compensation philosophy. We believe that providing employees with an equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with entrepreneurial employment alternatives. We believe that ownership shapes behavior, and that by providing a meaningful part of compensation in the form of equity awards, we properly align our employees' incentives with those of our stockholders. The Amended and Restated 2013 Plan is designed to reinforce this alignment.

        If the Amended and Restated 2013 Plan is approved by our stockholders, it will allow awards under the Amended and Restated 2013 Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to be tax-deductible. Section 162(m) of the Code generally places a $1 million annual limit on a Company's tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to stockholders and approved by a majority stockholder vote. We are asking stockholders to approve the material terms of the performance goals under the Amended and Restated 2013 Plan so that the Company may make awards that qualify as performance-based compensation under Section 162(m), and thus, would be tax deductible. For purposes of Section 162(m), the material terms of the performance goals requiring stockholder approval include the following:

  •
  the employees eligible to receive awards under the Amended and Restated 2013 Plan;

  •
  the business criteria used as the basis for the performance goals; and

  •
  the limits on the maximum amount of compensation payable to any employee in a given time period.

        By approving the Amended and Restated 2013 Plan, our stockholders will be approving, among other things, the eligibility requirements, performance goals and limits on various cash and stock awards contained therein for purposes of Section 162(m).

Summary of Share Usage Under Existing Equity Compensation Plans

        The following table includes information regarding outstanding IAC equity awards, shares of IAC common stock available for future equity award grants under the Company's existing omnibus stock and annual incentive plans and total shares of IAC common stock outstanding as of September 30, 2016:

Total shares underlying outstanding options	7.9 million
Weighted average exercise price of outstanding options	$51.81
Weighted average remaining contractual life of outstanding options	6.9 years
Total shares underlying outstanding restricted stock units ("RSUs") (including performance-based RSUs assuming the maximum potential payout)	1.1 million
Total shares available for grant(1)	7.6 million
Total shares of IAC common stock outstanding(2)	73.4 million

(1)
Reflects approximately 9.0 million shares that remain available for future issuance under the Company's active omnibus stock and annual incentive plans less approximately 1.4 million shares that have been reserved and may be issuable upon the settlement of subsidiary-level phantom equity awards (without giving effect to the withholding of shares to cover taxes) that relate to subsidiaries of IAC (excluding subsidiaries of Match Group, Inc.) based on the estimated value of such subsidiaries as of September 30, 2016.

(2)
Since August 2008, the Company has repurchased approximately 109.9 million shares of its common stock. Accordingly, the potential dilutive impact of the equity awards described in the table above would be less but for this significant stock repurchase activity.

        Based on a review of the Company's historical practices, the Board believes that the amounts available under the Amended and Restated 2013 Plan will be sufficient to cover equity awards for employees for at least the next two to three years. In 2013, 2014 and 2015, the number of shares of common stock underlying equity awards granted (including stock options and RSUs) was approximately 1.2 million shares, 1.0 million shares and 3.3 million shares, respectively. The Board expects to continue to grant awards under the Amended and Restated 2013 Plan consistent with the Company's historical share utilization rates.

Summary of Terms of the Amended and Restated 2013 Plan

        The principal features of the Amended and Restated 2013 Plan are described below. This summary is qualified in its entirety by reference to the full text of the Amended and Restated 2013 Plan, a copy of which is attached as Appendix B-1 to this Proxy Statement. For convenience of reference, Appendix B-2 to this proxy statement shows the changes from the 2013 Plan with deleted text shown in strikethrough and added or moved text shown in underline.

        Administration.    The Amended and Restated 2013 Plan will be administered by the Compensation and Human Resources Committee or such other committee of the Board as the Board may from time to time designate (for purposes of this summary, the "Committee"). Among other things, the Committee has the authority to select individuals to whom awards may be granted, to determine the types of awards (as well as the number and class of shares of common stock to be covered by each such award) and to determine the terms and conditions of any such awards.

        Term.    Awards under the Amended and Restated 2013 Plan may be made for ten years following the date that stockholders approve the Amended and Restated 2013 Plan at the Annual Meeting.

        Eligibility.    Awards may be granted under the Amended and Restated 2013 Plan to current or prospective officers, employees, directors and consultants of IAC and its subsidiaries and affiliates. As of September 30, 2016, approximately 5,700 individuals were eligible to participate in the Amended and Restated 2013 Plan. During 2015, a total of 163 individuals received IAC equity awards under the Company's existing equity compensation plans.

        Shares Subject to the Amended and Restated 2013 Plan.    The Amended and Restated 2013 Plan provides that the aggregate number of shares of IAC common stock or our Class C common stock that may be subject to awards under the Amended and Restated 2013 Plan cannot exceed 10,000,000. No participant may be granted, in each case during any calendar year, performance-based awards (other than stock options and SARs) intended to qualify under Section 162(m) of the Internal Revenue Code (the "Code") covering in excess of 2,000,000 shares or stock options and SARs covering in excess of 3,000,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 10,000,000. The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement. Upon the declaration and payment of the Dividend, each of the limits described above in this paragraph will be adjusted. For example, if a dividend of one share of Class C common stock for each share of common stock and Class B common stock is declared and paid, then each of the limits described in this paragraph will be doubled. If a dividend of two shares of Class C common stock for each share of common stock and Class B common stock is declared and paid, then each of the limits described in this paragraph will be tripled. If a dividend of three shares of Class C common stock for each share of common stock and Class B common stock is declared and paid, then each of the limits described in this paragraph will be quadrupled.

        The Company has already granted IAC equity awards with respect to approximately 1.8 million shares of common stock under the 2013 Plan, and these grants will count against the 10,000,000 share limit, to the extent that shares are actually delivered to satisfy the awards. New awards granted under the Amended and Restated 2013 Plan may be denominated in shares of IAC common stock (having one vote per share) or shares of Class C common stock (having no votes per share). Issuances of any shares under the plan, whether shares of IAC common stock or Class C common stock, will reduce the authorized shares under the plan on a one for one basis. The Company may make some, all or none of the new grants under the Amended and Restated 2013 Plan in the form of awards denominated in shares of common stock and the Company may make some, all or none of the new grants under the Amended and Restated 2013 Plan in the form of awards denominated in shares of Class C common stock.

        The shares subject to grant under the Amended and Restated 2013 Plan are to be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board. To the extent that any award is forfeited or any option or SAR terminates, expires or lapses without being exercised or any award is settled for cash, the shares underlying such awards will again be available for awards under the Amended and Restated 2013 Plan. If the exercise price of any option and/or the tax withholding obligations relating to any award are satisfied by delivering shares (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to will be deemed delivered for purposes of the limits in the plan. To the extent any shares subject to an award are withheld to satisfy the exercise price (in the case of an option) and/or the tax withholding obligations relating to such award, such shares are not deemed to have been delivered for purposes of the limits set forth in the plan.

        As indicated above, several types of stock grants can be made under the Amended and Restated 2013 Plan. A summary of these grants is set forth below.

        Stock Options and SARs.    Stock options granted under the Amended and Restated 2013 Plan can either be incentive stock options ("ISOs") or nonqualified stock options. SARs granted under the Amended and Restated 2013 Plan can be granted either alone or in tandem with a stock option. The exercise price of options and SARs cannot be less than 100% of the fair market value of the stock underlying the options or SARs on the grant date. The closing price of our common stock, as reported on the NASDAQ Stock Market, on November 4, 2016 was $64.36 per share. Stock options and SARs cannot be repriced without stockholder approval. Optionees may pay the exercise price in cash or, if approved by the Committee, in shares (valued at their fair market value on the date of exercise) or a combination thereof, or by way of a "cashless exercise" through a broker approved by the Company or by withholding shares otherwise receivable on exercise.

        The term of options and SARs are as determined by the Committee, but a stock option may not have a term longer than ten years from the date of grant. The Committee determines the vesting and exercise schedule of options and SARs, which the Committee may waive or accelerate at any time, and the extent to which they will be exercisable after the award holder's employment terminates. Generally, unvested options and SARs terminate upon the termination of employment, and vested options and SARs will remain exercisable for one year after the award holder's death, disability or retirement and 90 days after the award holder's termination for any other reason. Vested options and SARs also terminate upon the optionee's termination for cause. Stock options and SARs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of nonqualified stock options or SARs, as otherwise expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to the participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

        Restricted Stock.    The Amended and Restated 2013 Plan provides for the award of shares that are subject to forfeiture and restrictions on transferability as set forth in the Amended and Restated 2013 Plan and as may be otherwise determined by the Committee. Except for these restrictions and any others imposed by the Committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Committee: (i) cash dividends on the shares that are the subject of the restricted stock award shall be automatically reinvested in additional restricted stock, held subject to the vesting of the underlying restricted stock, and (ii) dividends payable in shares shall be paid in the form of additional restricted stock, held subject to the vesting of the underlying restricted stock. Restricted stock granted under the Amended and Restated 2013 Plan may or may not be subject to performance conditions. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

        RSUs.    The Amended and Restated 2013 Plan authorizes the committee to grant RSUs. RSUs are awards denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares or both, based upon the fair market value of a specified number of shares. RSUs are not actual shares and do not entitle the recipients to the rights of a stockholder. The award agreement for RSUs will specify whether, to what extent and on what terms and conditions the applicable participant will be entitled to receive current or delayed payments of cash, shares or other property corresponding to the dividends payable on the shares. RSUs granted under the Amended and Restated 2013 Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber RSUs granted under the Amended and Restated 2013 Plan prior to their vesting.

        Other Stock-Based Awards.    Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares, including unrestricted stock, dividend equivalents and convertible debentures, may be granted under the Amended and Restated 2013 Plan.

        Cash-Based Awards.    Cash-based awards may be granted under the Amended and Restated 2013 Plan. No participant may be granted a cash-based award that has an aggregate maximum payment value in any calendar year in excess of $10.0 million if the award is intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

        Performance Goals.    The Amended and Restated 2013 Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the Amended and Restated 2013 Plan. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, such goals will be based on the attainment of specified levels of one or more of the following measures: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, affiliate, division or department of the Company.

        Change in Control.    Unless otherwise provided by the Committee in an award agreement or otherwise, in the event that, during the two-year period following a change in control, a participant's employment is terminated by IAC, other than for cause or disability, or a participant resigns for good reason:

  •
  any SARs and stock options outstanding as of the date of termination of employment that were outstanding as of the date of the change in control will become fully exercisable and vested and will remain exercisable for the greater of: (i) the period that they would remain exercisable absent the change in control provision and (ii) the lesser of the original term or one year following such termination of employment;

  •
  the restrictions applicable to restricted stock will lapse, and such restricted stock will become free of all restrictions and fully vested and transferable; and

  •
  all RSUs will be considered to be earned and payable in full, any restrictions will lapse and such RSUs will be settled in cash or shares as promptly as practicable.

        The Committee or Board may provide for different treatment in the event of a change in control, including vesting of awards upon a change in control.

        Amendment and Discontinuance.    The Amended and Restated 2013 Plan may be amended, altered or discontinued by the Board, but no amendment, alteration or discontinuance may impair the rights of an optionee under an option or a recipient of a SAR, restricted stock award, RSU award or cash-based award previously granted without the consent of the optionee or recipient. Amendments to the Amended and Restated 2013 Plan will require stockholder approval to the extent such approval is required by law or the listing standards of the applicable exchange. The Amended and Restated 2013 Plan will terminate on the ten year anniversary of the later of: (i) stockholder approval of the plan and (ii) payment of the Dividend.

Amended and Restated 2013 Plan Benefits

        All awards made under the Amended and Restated 2013 Plan are discretionary. Therefore, the benefits and amounts that will be received or allocated under the Amended and Restated 2013 Plan are not determinable at this time. The following table below reflects equity-based awards granted in 2015 for the named executive officers as a group, all other employees as a group and all non-employee directors as a group.

	Number of Shares Underlying Stock Options		Stock Option Exercise Price ($)		Number of RSUs
Barry Diller, Chairman and Senior Executive	1,000,000	(1)		(1)	—
Joseph Levin, Chief Executive Officer (since June 2015)	400,000	(2)	$77.26	(2)	—
Victor A. Kaufman, Vice Chairman	—		—		5,674
Jeffrey W. Kip, Chief Financial Officer (through June 2015)	100,000		$61.68		—
Gregg Winiarski, Executive Vice President, General Counsel and Secretary	100,000		$61.68		—
All named executive officers, as a group	1,600,000			(3)	5,674
All other employees, as a group	928,000		$65.52	(4)	773,436
All non-employee directors, as a group	—		—		29,115

(1)
Includes 500,000 stock options with an exercise price of $67.45 (equal to the fair market value (as defined in the applicable stock and annual incentive plan) per share of IAC common stock on the grant date) and 500,000 stock options with an exercise price of $84.31 (equal to 125% of the fair market value (as defined in the applicable stock and annual incentive plan) per share of IAC common stock on the grant date.

(2)
200,000 of these stock options will become exercisable only if the closing price per share of IAC common stock during any 20 consecutive trading day period equals or exceeds $115.89 (a 50% increase to the closing price per share of IAC common stock on the grant date).

(3)
Includes: (i) 500,000 stock options with an exercise price of $67.45, (ii) 500,000 stock options with an exercise price of $84.31, (iii) 400,000 stock options with an exercise price of $77.26 and (iv) 200,000 stock options with an exercise price of $61.68.

(4)
Reflects the weighted average exercise prices of stock options held by this group of award recipients.

        For more information regarding grants made to our named executive officers and non-employee directors in 2015, see the "Grants of Plan-Based Awards" in 2015 on page 62 and the table set forth under the caption "Director Compensation" on page 70.

U.S. Federal Income Tax Consequences

        The following is a summary of certain federal income tax consequences of awards made under the Amended and Restated 2013 Plan based upon the laws in effect as of the date of this Proxy Statement. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Amended and Restated 2013 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

        Non-Qualified Stock Options.    A participant will not recognize taxable income when a non-qualified stock option is granted, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

        Incentive Stock Options.    A participant will not recognize taxable income when an incentive stock option is granted. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an incentive stock option. If the shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

        SARs.    A participant will not recognize taxable income when a SAR is granted, and we will not be entitled to a tax deduction at such time. Upon the exercise of a SAR, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

        Restricted Stock.    A participant will not recognize taxable income at the time shares of restricted stock are granted, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at grant. If such an election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such an election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Restricted Stock Units.    A participant will not recognize taxable income when restricted stock units are granted, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Section 162(m) Limitations.    As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a Company's tax deduction for compensation paid to certain senior executives, other than compensation that qualifies as "performance-based compensation," as defined under Section 162(m) of the Code. The Amended and Restated 2013 Plan is designed so that stock options and SARs qualify for this exemption, and it also permits the Committee to grant other awards designed to qualify for this exception. However, the Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.

        The foregoing general tax discussion is intended for the information of stockholders in connection with considering how to vote with respect to the 2013 Stock Plan Proposal and not as tax guidance to participants in the Amended and Restated 2013 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended and Restated 2013 Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which was filed as Appendix A to IAC's 2014 Annual Meeting proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of: (i) the integrity of IAC's financial statements, (ii) the effectiveness of IAC's internal control over financial reporting, (iii) the qualifications and independence of IAC's independent registered public accounting firm, (iv) the performance of IAC's internal audit function and independent registered public accounting firm, (v) IAC's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by IAC with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that IAC's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management and IAC's independent registered public accounting firm.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of IAC for the fiscal year ended December 31, 2015 with IAC's management and Ernst & Young LLP.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standard 1301, "Communications with Audit Committees." In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from IAC and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of IAC for the fiscal year ended December 31, 2015 be included in IAC's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Members of the Audit Committee

Alan G. Spoon (Chair)
Bryan Lourd
Richard F. Zannino

Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young to IAC for the years ended December 31, 2015 and 2014:

	2015		2014
Audit Fees	$5,919,000	(1)	$3,667,000	(2)
Audit-Related Fees(3)	$50,000		$50,000

Total Audit and Audit-Related Fees	$5,969,000		$3,717,000
Tax Fees(4)	$1,250,000		$1,175,000

Total Fees	$7,219,000		$4,892,000

(1)
Audit Fees in 2015 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) fees associated with the initial public offering of Match Group, Inc. ("Match Group") in November 2015, as well as the review of (and, in the case of consents and the comfort letter, the issuance of) the related SEC registration statements, consents and comfort letter, accounting consultations and other services related to the offering, (iii) fees for the audit performed in connection with Match Group's acquisition of Plentyoffish Media Inc. in October 2015, (iv) statutory audits (audits performed for certain IAC businesses in various jurisdictions abroad, which audits are required by local law), (v) fees for services performed in connection with the issuance of Match Group's 6.75% Senior Notes due 2022 in November 2015, as well as the review and issuance of the related comfort letter and other services related to the issuance, and (vi) accounting consultations.

Fees for services described in (i), (ii), (iii) and (v) above in the aggregate amount $3,980,000 were either allocated by the Company to Match Group (based on Match Group's revenue as a percentage of IAC's total revenue) or paid by IAC and reimbursed by Match Group.

(2)
Audit Fees in 2014 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting, the review of periodic reports, the review (and, in the cases of consents, the issuance of) of SEC registration statements and consents and other services related to SEC matters, (ii) accounting consultations and (iii) statutory audits.

Fees for services described in (i) and (iii) above in the aggregate amount $2,075,000 were allocated by the Company to Match Group (based on Match Group's revenue as a percentage of IAC's total revenue).

(3)
Audit-Related Fees in 2015 and 2014 include fees for benefit plan audits.

(4)
Tax Fees in 2015 and 2014 primarily include fees paid for the preparation of federal, state and local tax returns (including amended returns) in the United States and certain jurisdictions abroad and research and development tax credit studies, as well as tax compliance services in 2015.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by IAC's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from IAC and its management.

Unless a type of service to be provided by IAC's independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

        All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee revises the list of pre-approved services from time to time. Pre-approved fee levels for all services to be provided by IAC's independent registered public accounting firm are established periodically from time to time by the Audit Committee.

        Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairman. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to Company management.

INFORMATION CONCERNING IAC EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Background information about IAC's current executive officers who are not director nominees, as well as IAC's former Chief Financial Officer, is set forth below. For background information about IAC's Chairman and Senior Executive, Barry Diller, Chief Executive Officer, Joseph Levin, and Vice Chairman, Victor A. Kaufman, see the discussion under "Information Concerning Director Nominees" beginning on page 6.

        Jeffrey W. Kip, age 48, served as Chief Financial Officer of IAC from March 2012 through June 2015 and has remained an employee (in a capacity other than as an executive officer) of the Company since that time. Prior to joining IAC, Mr. Kip served as Executive Vice President, Chief Financial Officer of Panera Bread Company, a national bakery-cafe concept in the United States and Canada ("Panera"), from May 2006. From November 2003 until May 2006, Mr. Kip served as Panera's Vice President, Finance and Planning and as Vice President, Corporate Development from May 2003 until November 2003. From November 2002 until April 2003, Mr. Kip served as an Associate Director and Director at UBS, an investment banking firm, and from August 1999 until November 2002, Mr. Kip was an Associate at Goldman Sachs, an investment banking firm.

        Glenn H. Schiffman, age 47, has served as Chief Financial Officer of IAC since April 2016. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, since March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of Global Media at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas for Nomura following Nomura's acquisition of Lehman's Asia business from January 2010 to April 2011. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a Member of the Board of Visitors for the Duke University School of Medicine. Mr. Schiffman has served on the board of directors of Match Group, Inc. since September 2016.

        Mark Stein, age 48, has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (since January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment (since November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. Mr. Stein has served on the board of directors of Match Group, Inc. since November 2015.

        Gregg Winiarski, age 46, has served as Executive Vice President, General Counsel and Secretary of IAC since February 2014 and previously served as Senior Vice President, General Counsel and Secretary of IAC from February 2009 to February 2014. Mr. Winiarski previously served as Associate General Counsel of IAC since February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a global law firm, from 1996 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York. Mr. Winiarski has served on the board of directors of Match Group, Inc. since October 2015.

 COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives

        Our executive officers whose compensation is discussed in this compensation discussion and analysis (the "CD&A"), and whom we refer to as our named executive officers in this CD&A (the "NEOs") are:

  •
  Barry Diller, Chairman and Senior Executive;

  •
  Joey Levin, Chief Executive Officer (commencing June 2015);

  •
  Victor Kaufman, Vice Chairman;

  •
  Gregg Winiarski, Executive Vice President and General Counsel; and

  •
  Jeffrey Kip, Chief Financial Officer (through June 2015).

        Our executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable the Company to meet its growth objectives.

        Though IAC is a publicly traded company, we attempt to foster an entrepreneurial culture, and attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain our executive officers, as well as other executives who may become executive officers at a later time, we compete not only with other public companies, but also with earlier stage companies, companies funded by private equity and venture capital firms and professional firms. We structure our compensation program so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.

        While we consider market data in establishing broad compensation programs and practices and may periodically benchmark the compensation associated with particular executive positions, we do not definitively rely on competitive survey data or any benchmarking information in establishing executive compensation. The Company makes decisions based on a host of factors particular to a given executive's situation, including its firsthand experience with the competition for recruiting executives and its understanding of the current environment, and believes that over-reliance on survey data, or a benchmarking approach, is too rigid and stale for the dynamic and fast changing marketplace for talent in which we compete.

        Similarly, we believe that arithmetic approaches to measuring and rewarding short-term performance often fail to adequately take into account the multiple factors that contribute to success at the individual and business level. In any given period, the Company may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscapes shift. Accordingly, we have historically avoided the use of strict formulas in our annual bonus program, believing that they often over-compensate or under-compensate a given performance level. We instead rely primarily on an approach that, while based on clear objectives, is not formulaic and allows for the exercise of discretion in setting final bonus amounts.

        In addition, we are of the view that long-term incentive compensation in the form of equity awards aligns the interests of executives and long-term shareholders, and to further this important goal, equity awards play a prominent role in our overall compensation program. We have used non-qualified stock options as the predominant equity incentive vehicle for our executives for many years. We use this equity incentive instrument primarily for the sake of simplicity given that the value from stock option awards is directly dependent on appreciation in the Company's stock price and therefore provides an objectively measurable goal, and a belief that it would, in general, make the Company more competitive in recruiting talented executives and employees. From time to time, however, executives have been awarded restricted stock units in addition to, or in lieu of, stock option awards, depending on the individual circumstances, and in 2015 one of our executives was awarded restricted stock units as described below.

        We believe that the Company's executive officer compensation program puts the substantial majority of compensation at risk, rewards both individual and corporate performance in a targeted fashion, pays amounts appropriate to attract and retain those key individuals necessary to grow the Company and aligns the interests of our key executives with the interests of our stockholders. We continuously evaluate our program and make changes as we deem appropriate.

Roles and Responsibilities

        The Compensation and Human Resources Committee of the Company's Board of Directors (for purposes of this CD&A, the "Committee") has primary responsibility for establishing the compensation of the Company's executive officers. All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from Mr. Diller and Mr. Levin (as described below). The Committee currently consists of Mr. Rosenblatt and Ms. Hammer.

        The executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In early 2016, Messrs. Diller and Levin met with the Committee and discussed their views of corporate and individual executive officer performance for 2015 for Messrs. Kaufman and Winiarski, and their recommendations for annual bonuses for those executive officers. Mr. Diller also discussed Mr. Levin's performance, and his views on his own performance, with the Committee. Following these discussions, the Committee met in executive sessions to discuss these recommendations. After consideration of these recommendations, the Committee ultimately determined the annual bonus amount for each executive officer.

        In establishing a given executive officer's compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, we do not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual's situation is evaluated on a case-by-case basis each year, considering the variety of relevant factors at that time.

        From time to time, the Committee has solicited the advice of consulting firms and engaged legal counsel. Except as noted below, no such consulting firms or legal counsel were engaged during 2015.

        In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. In 2015, the Company engaged Mercer (US) Inc. to provide comparative market data in connection with the Company's own analysis of its equity compensation practices, but neither Mercer nor any other compensation consultant engaged by the Company had any role in determining or recommending the amount or form of executive compensation for 2015.

        In 2015, the Committee engaged Compensation Advisory Partners LLC ("CAP") to assist the Committee in its consideration of long-term incentive awards for Mr. Diller and Mr. Levin, as discussed further below under the heading "2015 Equity Awards."

Compensation Elements

        Our compensation packages for executive officers primarily consist of salary, annual bonuses, IAC equity awards and, in certain instances, perquisites and other benefits.

Salary

        We typically negotiate a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within the Company, the Company's New York City location, salary levels of other executives within the Company and salary levels available to the individual in alternative opportunities. Salaries can increase based on a number of factors, including the assumption of additional responsibilities and other factors which demonstrate an executive's increased value to the Company. No executive officer's salary was adjusted during 2015.

Annual Bonuses

        General.    We establish bonus levels through a two-pronged process. First, at the beginning of each year, the Committee sets performance objectives, which historically have been tied to the achievement of EBITDA (as defined below), revenue or share price performance targets during the forthcoming year, and maximum bonus amounts. In general, these performance targets are minimum acceptable performance conditions, but with respect to which there is substantial uncertainty when we establish them. The establishment of performance targets and maximum bonus amounts is undertaken primarily to satisfy the requirements of Section 162(m) of the Internal Revenue Code, as amended. Satisfaction of one or more of the performance targets established by the Committee allows for the payment of bonuses that will be deductible by the Company for federal income tax purposes, should any bonuses be awarded to the Company's named executive officers. However, satisfaction of the applicable performance targets does not obligate the Committee to approve any specific bonus amount for any executive officer, and the Committee has historically reduced the maximum bonus amount based on a discretionary assessment of Company and, to a lesser extent, individual performance. In making its determinations regarding individual annual bonus amounts, the Committee considers a variety of factors, such as growth in profitability or achievement of strategic objectives by the Company, and an individual's performance and contribution to the Company. The Committee does not quantify the weight given to any specific element or otherwise follow a formulaic calculation. Rather, the Committee engages in an overall assessment of appropriate bonus levels based on a subjective interpretation of all relevant criteria. This process is designed to permit the Company to deduct the bonus compensation paid to executives for income tax purposes.

        The definition of EBITDA used for establishing Section 162(m) performance objectives comes from IAC's 2013 Stock and Annual Incentive Plan, and is as follows: "EBITDA" means for any period, operating profit (loss) plus, if applicable: (i) depreciation, (ii) amortization and impairment of intangibles, (iii) goodwill impairment, (iv) non-cash compensation expense, (v) restructuring charges, (vi) non cash write-downs of assets, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

        2015 Bonuses.    For 2015, the Committee predicated the payment of bonuses to executive officers on attaining: (i) EBITDA in any of the four consecutive calendar quarters beginning with the first quarter of 2015 at least equal to EBITDA in the corresponding calendar quarter twelve months before, (ii) revenue in any of the four consecutive calendar quarters beginning with the first quarter of 2015 at least equal to revenue in the corresponding calendar quarter twelve months before or (iii) share price growth of at least 5% over $63.83 (the closing price of the Company's common stock on December 31, 2014) on any 20 trading days during the period beginning on January 1, 2015 through December 31, 2015. Two of the targets were met. After concluding that the threshold performance targets for the payment of bonuses had been achieved, the Committee then exercised its right to reduce bonus amounts for each individual executive officer from the maximum level established. In setting actual bonus levels, the Committee considered a variety of factors, including:

  •
  Successful Completion of Match Group IPO.  In November 2015, Match Group successfully completed its initial public offering. The Company believes that this transaction has positioned both IAC and Match Group to enhance the ability of shareholders of both companies to realize value over the long term. At December 31, 2015, the Company's ownership interest and voting interest in Match Group were 84.6% and 98.2%, respectively;

  •
  Successful Completion of Other Transactions.  The Company amended and extended its services agreement with Google and continued its disciplined approach to acquisitions, including the acquisition of PlentyOfFish;

  •
  Capitalization and Cash Position.  The Company repatriated a significant amount of cash to stockholders during 2015 by way of share repurchases and quarterly cash dividends. In addition, during 2015: (i) the Company amended and extended its $300 million revolving credit facility, and (ii) Match Group entered into a credit agreement providing for a $500 million credit facility and an $800 million term loan and exchanged $445.3 million of IAC's 4.75% senior notes for $445.2 of Match Group 6.75% senior notes, providing for appropriate capital structures for both entities as they continue to invest in their businesses and identify new opportunities for expansion; and

  •
  Revenue and Adjusted EBITDA Results.  Revenue increased modestly over the prior year, reflecting growth in The Match Group, HomeAdvisor and Video segments. Adjusted EBITDA declined 11% for the year, reflecting increased selling and marketing expenses, as well as lower revenue in certain segments.

        While the factors noted above were the primary ones considered in setting bonus award amounts, the Committee also considered each executive's role and responsibilities, the relative contributions made by each executive officer during the year and the relative size of the bonuses paid to the other executive officers. Notwithstanding many significant achievements during the year, Mr. Diller did not receive a bonus for 2015 due to the Company's disappointing financial performance. With respect to bonuses for other executives, the Committee considered the following: (i) with respect to Mr. Levin, his new role as Chief Executive Officer of the Company, including his focus on managing the day-to-day business operations of the Company, as well as his participation in the major initiatives undertaken during 2015 and his role in developing strategic initiatives for the Company, (ii) with respect to Mr. Kaufman, his participation in strategic oversight of the Company, and (iii) with respect to Mr. Winiarski, his role in managing the successful completion of the Match Group initial public offering and related debt transactions, as well as the PlentyOfFish acquisition.

        As noted above, in setting individual bonus amounts, the Committee did not quantify the weight assigned to any specific factor, nor apply a formulaic calculation. In setting bonus amounts, the Committee generally considered the Company's overall performance, the amount of bonus for each named executive relative to other Company executives and the recommendations of the Chairman and Senior Executive and the Chief Executive Officer. In addition, the Committee considered achievements in 2015 as compared to achievements and bonus levels in prior years.

        Executive officer bonuses tend to be highly variable from year-to-year depending on the performance of the Company and, in certain circumstances, individual performance. Accordingly, we believe our executive officer bonus program provides strong incentives to reach the Company's annual goals.

Long-Term Incentives

        General.    Due to our entrepreneurial philosophy, we believe that providing a meaningful equity stake in our business is essential to create compensation opportunities that can compete, on a risk-adjusted basis, with entrepreneurial employment alternatives. In addition, we believe that ownership shapes behavior, and that by providing compensation in the form of equity awards, we align executive incentives with stockholder interests in a manner that we believe drives superior performance over time.

        While there is currently no formal stock ownership or holding requirement for executive officers, our executive officers generally have historically held a significant portion of their stock awards (net of tax withholdings) well beyond the relevant vesting dates.

        In establishing equity awards for an executive for any given period, the amount of outstanding unvested and/or unexercised equity awards, as well as previously earned or exercised awards, is reviewed and evaluated on an individual-by-individual basis. In setting particular award levels, the predominant considerations are providing the executive with effective retention incentives, appropriate reward for past performance, incentives for strong future performance and competitive conditions. The annual corporate performance factors relevant to setting bonus amounts, while taken into account, are generally less relevant in determining the type and level of equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument relative to our annual bonuses.

        The Company's usual practice is to schedule the Committee meetings at which awards are to be made in advance, without regard to the timing of the release of earnings or other material information.

        2015 Equity Awards.    In February 2015, the Committee granted 100,000 stock options to each of Messrs. Kip and Winiarski. The options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date. Also in February 2015, Mr. Kaufman received a restricted stock unit award with a dollar value of $350,000 in accordance with the terms of his employment agreement. The restricted stock units will vest in three equal installments on each of the first three anniversaries of the grant date.

        In February and June 2015, to assist the Committee as it considered new equity awards for Messrs. Diller and Mr. Levin, respectively, the Company engaged CAP to evaluate various long-term incentive alternatives for each of these executives and, in the case of Mr. Diller, make recommendations to the Committee.

        In March 2015, the Committee awarded Mr. Diller 1,000,000 stock options which will vest 25% a year on the first four anniversaries of the grant date. One half of the options have an exercise price equal to, and the other half of the options have an exercise price equal to 125% of, the closing price of the Company's common stock on the trading day immediately preceding the grant date.

        In making this grant to Mr. Diller, the Committee considered that the last time Mr. Diller received an equity award was in 2011, and prior to that was in 2005. The Committee also noted that the options granted in 2005 were set to expire in June 2015 and that the last tranche of the options granted in 2011 fully vested in February 2015. As a result, the Committee determined it was in the best interest of the Company to provide Mr. Diller an additional long-term incentive award. In finalizing the structure of the award, the Committee took into account a variety of factors, including:

  •
  competitive pay and performance data among comparator groups of companies;

  •
  the vesting and expiration schedules of Mr. Diller's existing long-term incentive arrangements;

  •
  the nature of Mr. Diller's outstanding long-term incentive arrangements;

  •
  the incentive to create additional shareholder value inherent in the premium option pricing component of the new package;

  •
  the Committee's substantial desire to retain Mr. Diller's services for the long-term; and

  •
  the Company's history of granting Mr. Diller equity awards once every few years (and the Committee's intention to remain consistent with that approach).

        The Committee also considered the value realized by Mr. Diller from his exercise of stock options over the years and the intrinsic value of his currently outstanding options. They took note that Mr. Diller had generally exercised options after holding them for substantial periods of time after grant, and as a result, the Committee considered the realization of value by Mr. Diller to be primarily a function of both personal investment decisions by him and the timing of the relevant option expiration dates, and not compensation for the periods in which it would be realized.

        On June 24, 2015, Mr. Levin was appointed as the Company's Chief Executive Officer. In his former role as Chief Executive Officer of IAC Search, a portion of his long-term incentives were tied to that business. When the Company asked Mr. Levin to become Chief Executive Officer, the Committee desired to have a compensation structure for him that provided incentives directly aligned with the performance of the Company as a whole. In June 2015, the Committee awarded Mr. Levin 400,000 stock options which will vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date, with 50% of these options becoming exercisable only if the closing price per share of the Company's common stock during any 20 consecutive days equals or exceeds 150% of the closing price of the Company's common stock on the grant date. In connection with this new award, Mr. Levin surrendered to the Company equity awards previously granted to him that were tied solely to the IAC Search business. In finalizing the structure of the award, the Committee took into account a variety of factors, including many of those considered in connection with Mr. Diller's award, as discussed above.

        We believe these awards provide meaningful retention and performance incentives for our executive officers.

        2016 Equity Awards.    In February 2016, the Committee granted 200,000 stock options to Mr. Levin and 100,000 stock options to Mr. Winiarski. The options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date. Also in February 2016, Mr. Levin received 100,000 restricted stock units, vesting in one lump sum installment on the third anniversary of the grant date, and Mr. Kaufman received a restricted stock unit award with a dollar value of $350,000 in accordance with the terms of his employment agreement, vesting in thirds on the first three anniversaries of the grant date.

Change of Control

        The Company's equity awards for senior executives generally include a so-called "double-trigger" change of control provision, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control only when an award recipient suffers an involuntary termination of employment during the two year period following such change of control. The Committee believes that providing for the acceleration of the vesting of equity awards after an involuntary termination will assist in the retention of our executives through a change of control transaction. For purposes of this discussion and the discussion below under the heading "Severance," we use the term "involuntary termination" to mean both a termination by the Company without "cause" and a resignation by the executive for "good reason" or similar construct.

Severance

        We generally provide executive officers with some amount of salary continuation and some amount of accelerated vesting of equity awards in the event of an involuntary termination of employment. Because we tend to promote our executive officers from within, after competence and commitment have generally been established, we believe that the likelihood of the vesting of equity awards being accelerated is typically low, and yet we believe that through providing this benefit we increase the retentive effect of our equity program, which serves as our most important retention incentive. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an executive voluntarily resigns from the Company.

Other Compensation

        General.    We provide Mr. Diller with various non-cash benefits as part of his overall compensation program. Under certain limited circumstances, other executive officers have also received non-cash benefits. The value of these benefits is calculated under appropriate rules and is taken into account as a component of compensation when establishing overall compensation levels. The value of all non-cash benefits is reported under the "All Other Compensation" column in the Summary Compensation Table on page 60 pursuant to applicable rules. Our executive officers do not participate in any deferred compensation or retirement programs other than the Company's 401(k) plan. During 2015, we did not (and generally do not) gross-up any benefits provided to any executive officer. Other than those described specifically below, our executive officers do not partake in any benefit programs, or receive any significant perquisites, distinct from the Company's other employees.

        Mr. Diller.    Pursuant to Company policy, Mr. Diller is required to travel, both for business and personal purposes, on corporate aircraft. In addition to serving general security interests, this means of travel permits him to travel non-stop and without delay, to remain in contact with the Company while he is traveling, to change his plans quickly in the event Company business requires and to conduct confidential Company business while flying, be it telephonically, by e-mail or in person. These interests are similarly furthered on both business and personal flights, as Mr. Diller typically provides his services to the Company while traveling in either case. Nonetheless, the incremental cost to the Company of his travel for personal purposes is reflected as compensation to Mr. Diller from the Company, and is taken into account in establishing his overall compensation package. For certain personal use of Company-owned aircraft, Mr. Diller reimburses the Company at the maximum rate allowable under applicable rules of the Federal Aviation Administration. See "Relationships Involving Significant Stockholders, Named Executives and Directors—Relationships Involving Mr. Diller" on page 74.

        Additionally, the Company provides Mr. Diller with a cash car allowance, as well as providing access to certain automobiles for business and personal use. We also provide certain Company-owned office space and IT equipment for use by certain individuals who work for Mr. Diller personally. These uses are valued by the Company at their incremental cost to the Company or, in the case of the use of office space (where there is no discernible incremental cost), at the cost used for internal allocations of office space for corporate purposes.

        Mr. Kaufman.    Mr. Kaufman is entitled to use corporate aircraft for a certain amount of personal travel annually. However, Mr. Kaufman reimburses the Company for the Company's incremental cost of such travel and therefore the value of such travel is not treated as compensation to Mr. Kaufman. Typically, Mr. Kaufman's spouse accompanies him on personal and business flights at no incremental cost to the Company.

        Mr. Levin.    Pursuant to Company policy, Mr. Levin is encouraged to travel, both for business and personal purposes, on corporate aircraft for the same reasons as set forth above for Mr. Diller. The incremental cost to the Company of his travel for personal purposes is reflected as compensation to Mr. Levin from the Company, and is taken into account in establishing his overall compensation package.

Tax Deductibility

        Whenever possible, we endeavor to structure our compensation program so that the compensation we pay is deductible by the Company for federal income tax purposes. Because of the use of performance conditions in connection with our equity awards and annual bonuses, and the fact that no salaries are in excess of $1 million, these three components are generally deductible by the Company. However, under applicable IRS rules, the personal use of corporate aircraft leads to a disallowance of the deduction of certain airplane and related costs.

COMPENSATION AND HUMAN RESPOURCES COMMITTEE REPORT

        The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in IAC's 2015 Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation and Human Resources Committee

David Rosenblatt (Chair)
Bonnie S. Hammer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The membership of the Compensation and Human Resources Committee consisted of Mr. Rosenblatt and Ms. Hammer during 2015. Neither of them has ever been an officer or employee of IAC at any time during their respective service on the committee.

EXECUTIVE COMPENSATION

Overview

        The Executive Compensation section of this Proxy Statement sets forth certain information regarding total compensation earned by our named executives in 2015, as well as Company equity awards made to our named executives in 2015, Company equity awards held by our named executives on December 31, 2015 and the dollar value realized by our named executives upon the vesting and exercise of equity awards during 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Barry Diller	2015	$500,000	—	—	$14,220,000		$1,136,025	$15,856,025
Chairman and Senior	2014	$500,000	$2,200,000	—	—		$967,978	$3,667,978
Executive	2013	$500,000	$2,750,000	—	—		$753,090	$4,003,090
Joseph Levin	2015	$1,000,000	$1,250,000	—	$8,066,000	(4)	$340,622	$10,656,622
Chief Executive Officer
(since June 2015)
Victor A. Kaufman	2015	$100,000	$100,000	$349,972	—		$16,796	$566,768
Vice Chairman	2014	$100,000	$100,000	$349,947	—		$18,083	$568,030
	2013	$100,000	$200,000	$349,976	—		$14,499	$664,475
Jeffrey W. Kip	2015	$575,000	$1,250,000	—	$1,476,000		$7,950	$3,308,950
Former Executive Vice	2014	$575,000	$1,000,000	—	$2,447,500		$7,800	$4,030,300
President and Chief	2013	$575,000	$1,250,000	$749,995	$753,140		$7,650	$3,335,785
Financial Officer
(through June 2015)
Gregg Winiarski	2015	$500,000	$1,500,000	—	$1,476,000		$7,950	$3,483,950
Executive Vice	2014	$500,000	$1,000,000	—	$2,447,500		$7,800	$3,955,300
President, General	2013	$500,000	$1,125,000	$500,013	$502,097		$7,650	$2,634,760
Counsel and Secretary

(1)
Reflects the dollar value of RSU awards, calculated by multiplying the closing market price of IAC common stock on the grant date by the number of RSUs awarded.

(2)
In 2015, Messrs. Diller, Levin, Kip and Winiarski were granted stock option awards with vesting tied to continued service and Mr. Levin was granted a performance stock option award with vesting tied to continued employment and exercisability tied to the satisfaction of certain performance-based conditions related to the Company's stock price. Accordingly, for Messrs. Diller, Kip and Winiarski, these amounts represent the grant date fair value of their stock option awards using the Black-Scholes option pricing model. And for Mr. Levin, $3,980,000 of this amount represents the grant date fair value of stock option awards using the Black-Scholes option pricing model and $4,086,000 of this amount represents the grant date fair value of the performance stock option award using a lattice model that incorporates a Monte Carlo simulation of the Company's stock price. For details regarding the assumptions used to calculate these amounts in 2015, see footnotes 4 and 7 to the "Grants of Plan-Based Awards in 2015" table on page 62.

(3)
Additional information regarding all other compensation amounts for each named executive in 2015 is as follows:

	Barry Diller	Joseph Levin	Victor A. Kaufman	Jeffrey W. Kip	Gregg Winiarski
Personal use of Company aircraft(a)	$1,048,579	$332,972	—	—	—
Parking garage	—	—	$10,796	—	—
401(k) plan Company match	$7,950	$7,650	$6,000	$7,950	$7,950
Miscellaneous(b)	$79,496	—	—	—	—

	$1,136,025	$340,622	$16,796	$7,950	$7,950

(a)
Pursuant to the Company's Airplane Travel Policy, Mr. Diller is required to travel by Company-owned or chartered aircraft for both business and personal purposes and Mr. Levin is encouraged to use Company aircraft for business and personal travel when doing so would serve the interests of the Company. See the discussion regarding airplane travel under "Compensation Discussion and Analysis" on page 58. We calculate the incremental cost to the Company for personal use of Company aircraft based on the average variable operating costs to the Company. Variable operating costs include fuel, certain maintenance costs, navigation fees, on-board catering, landing fees, crew travel expenses and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of miles the Company aircraft flew to derive an average variable cost per mile. This average variable cost per mile is then multiplied by the miles flown for personal use. Incremental costs do not include fixed costs that do not change based on usage, such as pilots' salaries, the purchase costs of Company-owned aircraft, insurance, scheduled maintenance and non-trip related hangar expenses. Messrs. Diller and Levin occasionally had family members or other guests accompany them on business and personal trips. While travel by family members or other guests does not result in any incremental cost to the Company, such travel does result in the imputation of taxable income to Messrs. Diller and Levin, the amount of which is calculated in accordance with applicable IRS regulations.

(b)
Represents the total amount of other benefits provided to Mr. Diller, none of which individually exceeded 10% of the total value of all perquisites and personal benefits. The total amount of other benefits provided reflects: (i) lease payments, parking, fuel, maintenance and other costs associated with Mr. Diller's personal use of an automobile leased and maintained by IAC and a cash car allowance, (ii) an allocation (based on square footage) of costs for the use of IAC office space by certain individuals who work for Mr. Diller personally, (iii) an allocation (based on the number of personal computers and communication devices supported by IAC) of costs relating to the use by such individuals of the Company's IT technical support and certain communications equipment and (iv) costs incurred for Mr. Diller's personal use of other car services.
(4)
In connection with the grant of IAC stock options to Mr. Levin at the time he was appointed Chief Executive Officer of IAC in June 2015, Mr. Levin surrendered equity awards tied solely to the value of IAC's Search business.

Grants of Plan-Based Awards in 2015

        The table below provides information regarding all IAC stock options and RSUs granted to our named executives in 2015.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Option Awards: Number of Securities Underlying Options (#)(1)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)
Barry Diller	3/29/15	—		500,000	(2)	$67.45	(3)	$8,220,000	(4)
	3/29/15	—		500,000	(2)	$84.31	(5)	$6,000,000	(4)
Joseph Levin	6/24/15	—		200,000	(2)	$77.26	(3)	$3,980,000	(4)
	6/24/15	—		200,000	(6)	$77.26	(3)	$4,086,000	(7)
Victor A. Kaufman	2/11/15	5,674	(8)	—		—		$349,972	(9)
Jeffrey W. Kip	2/11/15	—		100,000	(2)	$61.68	(3)	$1,476,000	(4)
Gregg Winiarski	2/11/15	—		100,000	(2)	$61.68	(3)	$1,476,000	(4)

(1)
For information on the treatment of IAC stock options and RSUs upon a termination of employment (including certain terminations during specified periods following a change in control of IAC), see the discussion under "Estimated Potential Payments Upon Termination or Change in Control of IAC" beginning on page 65.

(2)
These stock options vested/vest in four equal installments on the anniversary of the applicable grant date, subject to continued employment.

(3)
The exercise price is equal to the fair market value per share (as defined in the applicable stock and annual incentive plan) of IAC common stock on the grant date.

(4)
Reflects the grant date fair value of stock option awards using the Black-Scholes option pricing model. The Black-Scholes option pricing model incorporates various assumptions, including expected volatility (based on the historical volatility of IAC common stock), risk-free interest rates (based on U.S. Treasury yields for notes with terms comparable to those of the stock options, in effect at the grant date), expected term (based on the historical exercise behavior of our employees) and dividend yield (based on IAC's historical dividend payments). The assumptions used to calculate the amounts in the table above for stock option awards granted to our named executives are as follows:

Named Executive	Expected Volatility	Risk-Free Interest Rate	Expected Term	Dividend Yield
Barry Diller	29.48%	1.638%	6.07 years	2.02%
Joseph Levin	29.41%	1.936%	6.07 years	1.76%
Jeffrey W. Kip	29.49%	1.737%	6.07 years	2.2%
Gregg Winiarski	29.49%	1.737%	6.07 years	2.2%
(5)
The exercise price is equal to 125% of the fair market value per share (as defined in the applicable stock and annual incentive plan) of IAC common stock on the grant date.

(6)
These stock options vest in four equal installments on the anniversary of the grant date, subject to continued employment, and become exercisable if the closing price per share of the Company's common stock during any 20 consecutive trading day period equals or exceeds $115.89 (a 50% increase to the closing price of the Company's common stock on the grant date) at any time during the period during which the stock options are outstanding.

(7)
Reflects the grant date fair value of the performance stock option award granted to Mr. Levin using a lattice model that incorporates a Monte Carlo simulation of IAC's stock price. The assumptions used to calculate the amount in the table above for this award are as follows: weighted average expected volatility (27%), risk-free interest rate (2.3%) and dividend yield (1.8%). The expected term of this award (4 years) is derived from the output of the valuation model.

(8)
These RSUs vested/vest in three equal installments on the anniversary of the grant date, subject to continued employment.

(9)
Reflects the dollar value of RSU awards, calculated by multiplying the closing market price of IAC common stock on the grant date by the number of RSUs awarded.

Outstanding Equity Awards at 2015 Fiscal Year-End

        The table below provides information regarding IAC equity awards held by our named executives on December 31, 2015. The market value of all RSU awards is based on the closing price of IAC common stock on December 31, 2015 ($60.05).

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(1)
	(Exercisable)	(Unexercisable)
Barry Diller	300,000	—		$31.89	4/20/21	—	—
	—	500,000	(2)	$67.45	3/29/25	—	—
	—	500,000	(2)	$84.31	3/29/25	—	—
Joseph Levin	250,000	—		$19.03	12/17/19	—	—
	66,666	33,334	(3)	$60.00	2/2/22	—	—
	74,999	37,501	(3)	$45.78	2/2/22	—	—
	25,000	75,000	(4)	$66.30	8/1/24	—	—
	—	400,000	(5)	$77.26	6/24/25	—	—
	—	—		—	—	285,864	$17,166,133
Victor A. Kaufman	190,971	—		$25.31	4/9/18	—	—
	200,000	—		$30.90	3/30/21	—	—
	—	—		—	—	11,786	$707,749
Jeffrey W. Kip	100,000	50,000	(6)	$49.10	3/14/22	—	—
	33,333	16,667	(6)	$60.00	3/14/22	—	—
	33,003	33,004	(7)	$47.06	5/3/23	—	—
	31,250	93,750	(8)	$71.55	3/28/24	—	—
	—	100,000	(2)	$61.68	2/11/25	—	—
	—	—		—	—	15,937	$957,017
Gregg Winiarski	100,000	—		$21.60	2/16/20	—	—
	200,000	—		$30.90	3/30/21	—	—
	131,250	43,750	(9)	$45.78	2/2/22	—	—
	22,002	22,003	(7)	$47.06	5/3/23	—	—
	31,250	93,750	(8)	$71.55	3/28/24	—	—
	—	100,000	(2)	$61.68	2/11/25	—	—
	—	—		—	—	10,625	$638,031

(1)
The table below provides the following information regarding RSUs held by our named executives on December 31, 2015: (i) the grant date of each award, (ii) the number of RSUs outstanding on December 31, 2015, (iii) the market value of RSUs outstanding on December 31, 2015, (iv) the vesting schedule for each award and (v) the total number of RSUs that vested/are scheduled to vest in each of the fiscal years ending December 31, 2016, 2017, 2018 and 2019.

		Market Value of Unvested RSUs as of 12/31/15 ($)
	Number of Unvested RSUs as of 12/31/15 (#)
			Vesting Schedule (#)
Name and Grant Date			2016	2017	2018	2019
Barry Diller	—	—	—	—	—	—
Joseph Levin
4/2/13	110,864	$6,657,383	55,432	55,432	—	—
7/29/14	175,000	$10,508,750	—	87,500	—	87,500
Victor A. Kaufman
4/2/13	2,587	$155,349	2,587	—	—	—
2/11/14	3,525	$211,676	1,762	1,763	—	—
2/11/15	5,674	$340,724	1,891	1,891	1,892	—
Jeffrey W. Kip
5/3/13	15,937	$957,017	7,968	7,969	—	—
Gregg Winiarski
5/3/13	10,625	$638,031	5,312	5,313	—	—
(2)
These stock options vested/vest in four equal installments on the anniversary of the applicable grant date, subject to continued employment.

(3)
The last installment of these stock options (representing one-third of the award) vested on February 2, 2016.

(4)
The three remaining installments of these stock options (with each installment representing 25% of the award) vest on July 29, 2016, 2017 and 2018, subject to continued employment.

(5)
Consists of: (i) 200,000 stock options that vest in four equal installments on the anniversary of the grant date, subject to continued employment, and (ii) 200,000 performance stock options that vest in four equal installments on the anniversary of the grant date, subject to continued employment, and become exercisable if the closing price per share of the Company's common stock during any 20 consecutive trading day period equals or exceeds $115.89 (a 50% increase to the closing price of the Company's common stock on the grant date) at any time during the period during which the stock options are outstanding.

(6)
The last installment of these stock options (representing one-third of the award) vested on March 14, 2016.

(7)
The two remaining installments of these stock options (with each installment representing 25% of the initial award) vested/vest in equal installments on May 3, 2016 and 2017, subject to continued employment.

(8)
The three remaining installments of these stock options (with each installment representing 25% of the initial award) vested/vest in equal installments on February 11, 2016, 2017 and 2018, subject to continued employment.

(9)
The last installment of these stock options (representing 25% of the award) vested on February 2, 2016.

2015 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the exercise of stock options and/or the vesting of RSU awards in 2015 and the related value realized, excluding the effect of any applicable taxes. The dollar value realized upon the exercise of stock options represents the difference between: (i)(A) in the case of simultaneous exercise and sale transactions, the sale price of the shares acquired upon exercise, or (B) in the case of Mr. Diller's exercise only, the closing price of IAC common stock on the exercise date given the fact that no simultaneous sale occurred, and (ii) the exercise price of the stock options, multiplied by the number of stock options exercised. The dollar value realized upon the vesting of RSUs represents the closing price of IAC common stock on the vesting date, multiplied by the number of RSUs so vesting.

Name	Number of Shares Acquired Upon Exercise (#)		Value Realized Upon Exercise ($)		Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($)
Barry Diller(1)	705,734	(2)	$23,080,664	(2)	—	—
Joseph Levin	—		—		—	—
Victor A. Kaufman	287,500		$13,987,593		6,726	$441,492
Jeffrey W. Kip	—		—		—	—
Gregg Winiarski	—		—		—	—

(1)
Mr. Diller also exercised HSN, Inc. and Tree.com, Inc. stock options in 2015, in connection with which he received gross proceeds of $11,996,840 and $5,132,875, respectively. In both cases, these amounts represent the difference between the exercise price of the applicable stock options and the fair market value per share (as defined in the applicable stock and annual incentive plan) of the applicable common stock underlying such stock options at the time of exercise.

Mr. Diller received these stock options as a result of spin-off transactions completed by the Company in August 2008. The value realized upon the exercise of these non-IAC stock options by Mr. Diller is treated for tax purposes as compensation payable to him in his capacity as Chairman and Senior Executive of the Company.

(2)
In connection with the exercise of these stock options, the Company withheld 395,654 shares of IAC common stock to cover the payment of the exercise price and 173,369 shares of IAC common stock to cover the payment of taxes due in connection with the exercise, which resulted in the issuance of 136,711 shares of IAC common stock to Mr. Diller.

Estimated Potential Payments Upon Termination or Change in Control of IAC

        Certain of our employment agreements, equity award agreements and/or omnibus stock and annual incentive plans entitle our named executives to continued base salary payments, the acceleration of the vesting of equity awards and/or extended post-termination exercise periods for stock options upon certain terminations of employment (including certain terminations during specified periods following a change in control of IAC). These arrangements are described below as they would have applied to each named executive on December 31, 2015.

        Certain amounts that would have become payable to our named executives upon the events described above (as and if applicable), assuming that the relevant event occurred on December 31, 2015, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the named executive's base salary and the number of IAC stock options and/or RSUs outstanding on December 31, 2015 and the closing price of IAC common stock ($60.05) on December 31, 2015. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to named executives.

  Messrs. Diller and Levin

        No payments would have been made to Messrs. Diller and Levin pursuant to any agreement between the Company and these named executives upon a termination without cause or due to death or disability or a resignation for good reason on December 31, 2015. In addition, no payments would have been made to Messrs. Diller and Levin pursuant to any agreement between the Company and these named executives upon a change in control of IAC on December 31, 2015. Lastly, upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2015, in accordance with the applicable omnibus stock and incentive plan and the related award agreements, the vesting of all then outstanding and unvested stock options and/or RSUs, as applicable, held by Messrs. Diller and Levin would have been accelerated.

        In addition, in the case of Mr. Diller only, under the Equity and Bonus Compensation Agreement, dated August 24, 1995, between the Company and Mr. Diller, we agreed that to the extent any payment or distribution by the Company to or for the benefit of Mr. Diller (whether under the terms of the related agreement or otherwise) would be subject to the excise tax imposed by §4999 of the Internal Revenue Code, or any interest or penalties are incurred by Mr. Diller with respect to such excise tax, then Mr. Diller would be entitled to a gross-up payment covering the excise taxes and related interest and penalties. Given that Mr. Diller would not have received any payments or other benefits upon an assumed change in control of IAC at the end of 2015, the Company does not believe that any excise tax would be imposed or that any gross-up would be required.

  Mr. Kaufman

        Upon a termination without cause or resignation for good reason on December 31, 2015, pursuant to the terms of his amended employment agreement, Mr. Kaufman would have been entitled to:

  •
  the partial vesting of outstanding and unvested RSUs in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested stock options through June 30, 2017.

        No payments would have been made to Mr. Kaufman pursuant to any agreement between the Company and Mr. Kaufman upon a change in control of IAC on December 31, 2015. Upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2015, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding and unvested RSUs held by Mr. Kaufman would have been accelerated. For Mr. Kaufman, "good reason" means a material breach of his amended employment agreement by the Company that it fails to remedy.

  Mr. Kip

        Upon a termination without cause or voluntary resignation on December 31, 2015, pursuant to the terms of an oral agreement between Mr. Kip and the Company that was reached following his tenure as the Company's Chief Financial Officer, Mr. Kip would have been entitled to:

  •
  receive 12 months of his base salary, subject to the execution and non-revocation of a release and compliance with post-termination confidentiality, non-competition (12 months), non-solicitation of employees (18 months), non-solicitation of business partners (12 months) and assignment of certain employee developments covenants, and subject to offset for any amounts earned from other employment during the severance period;

  •
  the partial vesting of outstanding and unvested stock options and RSUs in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested stock options through June 30, 2017.

        No payments would have been made to Mr. Kip pursuant to any agreement between the Company and Mr. Kip upon a change in control of IAC on December 31, 2015. Lastly, upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2015, in accordance with the applicable omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding and unvested stock options and RSUs held by Mr. Kip would have been accelerated.

  Mr. Winiarski

        Upon a termination without cause or resignation for good reason on December 31, 2015, pursuant to the terms of his employment agreement, Mr. Winiarski would have been entitled to:

  •
  receive 12 months of his base salary, subject to the execution and non-revocation of a release and compliance with post-termination confidentiality, non-competition (12 months), non-solicitation of employees (18 months), non-solicitation of business partners (12 months) and assignment of certain employee developments covenants, and subject to offset for any amounts earned from other employment during the severance period;

  •
  the partial vesting of outstanding and unvested stock options and RSUs in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the 12-month period following such termination of employment; and

  •
  continue to have the ability to exercise his vested stock options through June 30, 2017.

        No payments would have been made to Mr. Winiarski pursuant to any agreement between the Company and Mr. Winiarski upon a change in control of IAC on December 31, 2015. Upon a termination without cause or resignation for good reason following a change in control of IAC on December 31, 2015, in accordance with our omnibus stock and annual incentive plans and the related award agreements, the vesting of all then outstanding and unvested stock options and RSUs held by Mr. Winiarski would have been accelerated.

        For Mr. Winiarski, "good reason" includes: (i) a material adverse change in his title, duties or level of responsibilities, (ii) a material reduction in his base salary, (iii) a material relocation of his principal place of employment outside of the New York City metropolitan area, and (iv) a material adverse change in reporting structure such that he is no longer reporting to a Company officer with a title of Executive Vice President or above that reports to the Company's Chairman or Vice Chairman, in each case, without the written consent of Mr. Winiarski or that is not cured promptly after notice.

Name and Benefit	Termination of Employment Without Cause or Resignation for Good Reason		Termination of Employment Without Cause or Resignation for Good Reason During the Two Year Period Following a Change in Control of IAC
Barry Diller
Continued Salary	—		—
Market Value of stock options that would vest(1)	—		—
Market Value of RSUs that would vest(2)	—		—

Total Estimated Incremental Value	—		—

Joseph Levin
Continued Salary	—		—
Market Value of stock options that would vest(1)	—		$536,806	(3)
Market Value of RSUs that would vest(2)	—		$17,166,133	(4)

Total Estimated Incremental Value	—		$17,702,939

Victor A. Kaufman
Continued Salary	—		—
Market Value of stock options that would vest(1)	—		—
Market Value of RSUs that would vest(2)	$374,712	(5)	$707,749	(4)

Total Estimated Incremental Value	$374,712		$707,749

Jeffrey W. Kip
Continued Salary	$575,000	(6)	$575,000	(6)
Market Value of stock options that would vest(1)	$762,694	(7)	$977,055	(3)
Market Value of RSUs that would vest(2)	$478,478	(5)	$957,017	(4)

Total Estimated Incremental Value	$1,816,172		$2,509,072

Gregg Winiarski
Continued Salary	$500,000		$500,000
Market Value of stock options that would vest(1)	$767,216	(7)	$910,132	(3)
Market Value of RSUs that would vest(2)	$318,986	(5)	$638,031	(4)

Total Estimated Incremental Value	$1,586,202		$2,048,163

(1)
Represents the difference between the closing price of IAC common stock ($60.05) on December 31, 2015 and the exercise price(s) of all in-the-money stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of stock options accelerated.

(2)
Represents the closing price of IAC common stock ($60.05) on December 31, 2015, multiplied by the number of RSUs accelerated upon the occurrence of the relevant event specified above.

(3)
Represents the value of stock options that would have vested upon a termination of employment without cause or resignation for good reason following a change in control of IAC on December 31, 2015 in accordance with the applicable omnibus stock and annual incentive plan and the related award agreements.

(4)
Represents the value of RSUs that would have vested upon a termination of employment without cause or resignation for good reason following a change in control of IAC on December 31, 2015 in accordance with the applicable omnibus stock and annual incentive plan and the related award agreements.

(5)
Represents the value of RSUs that would have otherwise vested during the 12-month period following: (i) a termination of employment without cause or resignation for good reason in the case of Messrs. Kaufman and Winiarski and (ii) a termination of employment without cause or voluntary resignation in the case of Mr. Kip, in each case, in accordance with the terms of these awards.

(6)
Represents continued salary payments that Mr. Kip would have been entitled to receive upon a termination of employment without cause or voluntary resignation on December 31, 2015.

(7)
Represents the value of stock options that would have otherwise vested during the 12-month period following (i) a termination of employment without cause or voluntary resignation in the case of Mr. Kip and (ii) a termination without cause or resignation for good reason in the case of Mr. Winiarski, in each case, in accordance with the terms of these awards.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans.    The following table summarizes information, as of December 31, 2015, regarding IAC equity compensation plans pursuant to which grants of IAC stock options, IAC RSUs or other rights to acquire shares of IAC common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	8,594,341	(3)	$52.13	4,684,340	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	8,594,341	(3)	$52.13	4,684,340	(4)

(1)
Information excludes 6,401,414 shares that have been reserved and may be issuable upon the settlement of subsidiary-level phantom equity awards (without giving effect to the withholding of shares to cover taxes due) that relate to subsidiaries of IAC and Match Group, Inc. ("Match Group"), based on the estimated values of such awards as of December 31, 2015. For a description of these awards, see the discussion under the caption "Equity Instruments Denominated in the Shares of Certain Subsidiaries" in Note 12 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2015, which is incorporated herein by reference.

Following the completion of Match Group's initial public offering in November 2015, subsidiary-level phantom equity awards that relate to Match Group subsidiaries are settleable, at IAC's election, in shares of IAC common stock or Match Group common stock. To the extent that shares of IAC common stock are issued in settlement of these awards, Match Group will reimburse IAC for the cost of those shares by issuing IAC additional shares of Match Group common stock.

The number of shares ultimately needed to settle subsidiary-level phantom equity awards can vary from the estimated numbers disclosed above as a result of both movements in our stock price and determinations of the fair value of the relevant subsidiaries that differ from our estimated determinations of the fair value of such subsidiaries as of December 31, 2015.

(2)
Includes IAC's 2008 and 2013 Stock and Annual Incentive Plans (both of which have been approved by security holders). For a description of our stock and annual incentive plans, see the first two paragraphs of Note 12 to the consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2015, which are incorporated herein by reference.

(3)
Includes an aggregate of: (i) up to 1,311,399 shares issuable upon the vesting of IAC RSUs (including performance-based RSU awards, with the total number of shares included above assuming the maximum potential payout) and (ii) 7,282,942 shares issuable upon the exercise of outstanding IAC stock options, in each case, as of December 31, 2015.

(4)
Reflects 11,085,754 shares that remain available for future issuance under the plans described in footnote 2 above less an aggregate of 6,401,414 shares that have been reserved and may be issuable upon the settlement of the subsidiary-level phantom equity awards discussed in footnote 1 above.

DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements.    The Nominating Committee has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align the interests of our directors with those of our stockholders. Arrangements in effect during 2015 provided that: (i) each member of the Board receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resources Committees receive an additional annual chairperson retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

        In addition, these arrangements also provided that each non-employee director receive a grant of RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of IAC's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal installments commencing on the anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of Board service for IAC and its affiliates and (iii) full acceleration of vesting upon a change in control of IAC. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at IAC Board and Board committee meetings.

        Deferred Compensation Plan for Non-Employee Directors.    Under IAC's Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer all or a portion of their Board and Board committee fees. Eligible directors who defer all or any portion of these fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of IAC common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on IAC common stock, dividend equivalents will be credited on the share units. The cash fund will be credited with deemed interest at an annual rate equal to the weighted average prime lending rate of JPMorgan Chase & Co. After a director ceases to be a member of the Board, he or she will receive: (i) with respect to share units, such number of shares of IAC common stock as the share units represent, and (ii) with respect to the cash fund, a cash payment in an amount equal to deferred amounts, plus accrued interest. These payments are generally made in a one lump sum installment after the relevant director leaves the Board and otherwise in accordance with the plan.

        2015 Non-Employee Director Compensation.    The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2015 and (ii) the grant date fair value of RSU awards granted in 2015.

	Fees Earned(1)
Name(4)	Fees Paid in Cash ($)	Fees Deferred ($)(2)	Stock Awards($)(3)	Total($)(4)
Edgar Bronfman, Jr.	—	$50,000	$249,936	$299,936
Chelsea Clinton	—	$50,000	$249,936	$299,936
Michael D. Eisner	$50,000	—	$249,936	$299,936
Bonnie S. Hammer	$55,000	—	$249,936	$304,936
Bryan Lourd	—	$60,000	$249,936	$309,936
David Rosenblatt	$75,000	—	$249,936	$324,936
Alan G. Spoon	$80,000	—	$249,936	$329,936
Alexander von Furstenberg	$50,000	—	$249,936	$299,936
Richard F. Zannino	$60,000	—	$249,936	$309,936

(1)
Fees earned by, and the grant date fair value of RSU awards granted to, a former director (Sonali De Rycker) in 2015 were $50,000 in fees earned and deferred and an IAC RSU award with a grant date fair value of $249,936.

(2)
Represents the dollar value of fees deferred in the form of share units by the relevant director under IAC's Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of the plan, share units are credited with the number of share units that could have been purchased with the dollar amount of ordinary cash dividends payable on the number of share units outstanding on the relevant dividend record date, with each share unit being treated as if it was one share of IAC common stock. Share units issued as credit for ordinary cash dividends paid are settled at the same time as the underlying share units (after the relevant director leaves the Board and otherwise in accordance with the plan).

Pursuant to the plan, share units held by each of Messrs. Bronfman, Lourd, Rosenblatt, Spoon and von Furstenberg and Mses. Clinton and De Rycker during 2015 were credited with share units for ordinary cash dividends paid in 2015 with a value of approximately $30,482, $28,571, $7,095, $37,076, $4,756, $4,215 and $2,457, respectively.

(3)
Amounts presented represent the grant date fair value of these RSU awards, which was calculated using the closing price of IAC common stock on the grant date.

(4)
The differences in the amounts shown above among directors reflect, as applicable, committee service (or lack thereof), which varies among directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of October 27, 2016, information relating to the beneficial ownership of IAC common stock and Class B common stock by: (1) each person known by IAC to own beneficially more than 5% of the outstanding shares of IAC common stock and Class B common stock, (2) each current director and director nominee, (3) each named executive and (4) all current directors and named executives of IAC as a group. As of October 27, 2016, there were 73,570,302 and 5,789,499 shares of IAC common stock and Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at IAC's corporate headquarters located at 555 West 18th Street, New York, New York 10011. For each listed person, the number of shares of IAC common stock and percent of such class listed assumes the conversion or exercise of any IAC equity securities owned by such person that are or will become convertible or exercisable, and the vesting of any stock options and/or RSUs that will vest, within 60 days of October 27, 2016, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of IAC Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of IAC common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of IAC common stock and ten votes for each share of IAC Class B common stock.

	IAC Common Stock			IAC Class B Common Stock			Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned		% of Class Owned	(All Classes) %
The Vanguard Group.	5,210,438	(1)	7.1%	—		—	4.0%
100 Vanguard Blvd.
Malvern, PA 19355
Barry Diller	6,477,921	(2)(3)	8.1%	5,789,499	(3)	100%	44.4%
Edgar Bronfman, Jr.	71,173	(4)	*	—		—	*
Chelsea Clinton	20,532	(5)	*	—		—	*
Michael D. Eisner	29,802	(6)	*	—		—	*
Bonnie S. Hammer	3,443	(7)	*	—		—	*
Victor A. Kaufman	342,718	(8)	*	—		—	*
Jeffrey W. Kip	371,216	(9)	*	—		—	*
Joseph Levin	586,989	(10)	*	—		—	*
Bryan Lourd	14,867	(11)	*	—		—	*
David Rosenblatt	47,485	(12)	*	—		—	*
Glenn H. Schiffman	—		—	—		—	—
Alan G. Spoon	90,319	(13)	*	—		—	*
Mark Stein	323,343	(14)	*	—		—	*
Alexander von Furstenberg	595,886	(3)(15)	*	540,901	(3)	9.3%	4.2%
Diane von Furstenberg	5,385,309	(3)(16)	6.8%	5,248,598	(3)	90.7%	40.0%
Gregg Winiarski	569,447	(17)	*	—		—	*
Richard F. Zannino	47,802	(18)	*	—		—	*
All current named executives and directors as a group (15 persons)	8,680,826		10.6%	5,789,499		100%	45.5%

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Based upon information regarding IAC holdings reported by way of Amendment No. 3 to a Schedule 13G filed by The Vanguard Group ("Vanguard") with the SEC on February 11, 2016. Vanguard beneficially owns the IAC holdings disclosed in the table above in its capacity as an investment adviser and investment manager. Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 55,931, 4,300, 5,154,907 and 55,531 shares of IAC common stock, respectively, listed in the table above.

(2)
Consists of: (i) (A) 5,248,598 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, and (B) 136,711 shares of IAC common stock, all of which are held by two grantor retained annuity trusts and over which Mr. Diller has sole investment power and over which Mr. Diller's spouse, Diane von Furstenberg, has sole voting power, (ii) 540,901 shares of IAC Class B common stock held by a family trust, over which Mr. Diller may be deemed to have the right to acquire investment power within 60 days as a result of his ability to designate a replacement for Mr. Von Furstenberg as investment advisor (see footnote 15), (iii) 1,711 shares of IAC common stock held by a private foundation over which

  Mr. Diller has shared voting and investment power and as to which he disclaims beneficial ownership and (iv) vested options to purchase 550,000 shares of IAC common stock.

(3)
The total number of shares of Class B common stock outstanding includes: (i) 5,248,598 shares held by two grantor retained annuity trusts over which Mr. Diller has sole investment power and over which Ms. Von Furstenberg has sole voting power and (ii) 540,901 shares held by a family trust over which Mr. Von Furstenberg has sole voting and investment power.

(4)
Consists of: (i) 63,673 shares held directly by Mr. Bronfman, (ii) 5,375 shares of IAC common stock held for the benefit of Mr. Bronfman in an individual retirement account and (iii) 2,125 shares of IAC common stock held by Mr. Bronfman in his capacity as custodian for his minor children. Mr. Bronfman disclaims beneficial ownership of the shares of IAC common stock described in (iii) above.

(5)
Consists of 20,532 shares of IAC common stock held directly by Ms. Clinton.

(6)
Consists of 29,802 shares of IAC common stock held directly by Mr. Eisner.

(7)
Consists of 3,443 shares of IAC common stock held directly by Ms. Hammer.

(8)
Consists of 142,718 shares of IAC common stock held directly by Mr. Kaufman and (ii) vested options to purchase 200,000 shares of IAC common stock.

(9)
Consists of: (i) 34,211 shares of IAC common stock held directly by Mr. Kip and (ii) vested options to purchase 337,005 shares of IAC common stock.

(10)
Consists of: (i) 24,489 shares of IAC common stock held directly by Mr. Levin and (ii) vested options to purchase 562,500 shares of IAC common stock.

(11)
Consists of 14,867 shares of IAC common stock held directly by Mr. Lourd.

(12)
Consists of 47,485 shares of IAC common stock held directly by Mr. Rosenblatt.

(13)
Consists of 90,319 shares of IAC common stock held directly by Mr. Spoon.

(14)
Consists of: (i) 21,520 shares of IAC common stock held directly by Mr. Stein and (ii) vested options to purchase 301,823 shares of IAC common stock.

(15)
Consists of: (i) 540,901 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, held by a family trust and over which Mr. von Furstenberg has sole voting and investment power, and (ii) 54,985 shares of IAC common stock held directly by Mr. von Furstenberg.

(16)
Consists of: (i) 5,248,598 shares of IAC Class B common stock, which are convertible on a one-for-one basis into shares of IAC common stock, and (ii) 136,711 shares of IAC common stock, all of which are held by two grantor retained annuity trusts (the same trusts referred to in footnotes 2 and 3 above) and over which Ms. Von Furstenberg has sole voting power and Mr. Diller has sole investment power.

(17)
Consists of: (i) 23,944 shares of IAC common stock held directly by Mr. Winiarski and (ii) vested options to purchase 545,503 shares of IAC common stock.

(18)
Consists of 47,802 shares of IAC common stock held directly by Mr. Zannino.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of IAC common stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, the

Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, as amended, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2015, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the definition of "transaction" set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with IAC and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to IAC and/or the related person and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders, Named Executives and Directors

        Relationships Involving Mr. Diller.    Pursuant to an amended and restated governance agreement between IAC and Mr. Diller, for so long as Mr. Diller serves as IAC's Chairman and Senior Executive, he currently generally has the right to consent to limited matters in the event that IAC's ratio of total debt to EBITDA (as defined in the governance agreement) equals or exceeds four to one over a continuous twelve-month period.

        However, effective upon the payment of the Dividend (as described on page 17), the New Governance Agreement (as defined on page 17) will eliminate Mr. Diller's consent rights. As part of the New Governance Agreement, Mr. Diller and certain of his family members and his and their affiliates have agreed to certain transfer restrictions with respect to the Class C common stock to be issued as part of the Dividend, if it is declared and paid, and have further agreed that they will not enter into certain transactions unless such transaction includes the same consideration, or an offer to receive the same consideration to all holders of shares of IAC's capital stock, subject to certain important exceptions. For a description of the rights provided in the New Governance Agreement, see "Second Amended and Restated Governance Agreement" under "Proposal 3—Approval of the Adoption of IAC's Amended and Restated Certificate of Incorporation" beginning on p. 16.

        In 2001, IAC and Mr. Diller entered into an agreement with respect to the construction of a screening room on Mr. Diller's property to assist Mr. Diller in connection with Company-related activities. Construction costs of approximately $1.8 million were paid by the Company and the agreement provides that under certain circumstances, including upon the termination of Mr. Diller's employment by IAC or its affiliates, Mr. Diller shall have the option to pay to IAC an amount equal to the depreciated book value of the construction costs to acquire the facilities.

        As discussed in the Compensation Discussion and Analysis on page 58, pursuant to the Company's Airplane Travel Policy, Mr. Diller is required to travel by Company-owned or chartered aircraft for both business and personal use. Mr. Diller reimbursed IAC approximately $350,000 for personal use of Company-owned aircraft in 2015.

        Relationships Involving Other Directors.    During 2015, an IAC business was billed for data licensing services provided by infoGroup, Inc. ("infoGroup") in the aggregate amount of approximately $500,000. infoGroup is a portfolio company of CCMP Capital Advisors, LLC, of which Mr. Zannino is a Managing Director and member of the firm's Investment Committee. The agreement pursuant to which the IAC business made these payments was entered into by the parties before Mr. Zannino joined the Board and before CCMP acquired infoGroup.

        In June 2010, Mr. Bronfman was part of a trial in the Trial Court in Paris involving six other individuals, including the former Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of Vivendi Universal. The other individuals faced various criminal charges and civil claims relating to Vivendi, including Vivendi's financial disclosures, the appropriateness of executive compensation and trading in Vivendi stock. Mr. Bronfman previously served as the Vice Chairman of Vivendi and faced a charge and claims relating to certain trading in Vivendi stock in January 2002. At the trial, the public prosecutor and the lead civil claimant both took the position that Mr. Bronfman should be acquitted. In January 2011, the court found Mr. Bronfman guilty of the charge relating to his trading in Vivendi stock, found him not liable to the civil claimants and imposed a fine of 5 million euros and a suspended sentence of fifteen months. Mr. Bronfman appealed the Trial Court decision to the Paris Court of Appeal. In November 2013, Mr. Bronfman participated in a re-trial before a new judicial panel as part of his appeal of the Paris Trial Court's 2011 ruling. In May 2014, the new judicial panel rendered its decision, affirming the Paris Trial Court's finding that Mr. Bronfman was guilty of the charge, but stated that its finding would appear only in French judicial records (and not in Mr. Bronfman's public record), removed the suspended sentence imposed by the Paris Trial Court and suspended 2.5 million euros of the original fine of 5 million euros. The new judicial panel affirmed the Paris Trial Court's finding that Mr. Bronfman was not liable to the civil claimants. Mr. Bronfman has appealed the verdict and believes that his trading in Vivendi stock was proper. Under French law, the penalty is suspended pending the final outcome of the case.

Relationships Involving IAC and Expedia

        Overview.    Since the completion of the spin-off of Expedia in August 2005 (the "Expedia Spin-Off"), IAC and Expedia have been related parties since they are under common control. In connection with and following the Expedia Spin-Off, IAC and Expedia entered into certain arrangements, including arrangements regarding the sharing of certain costs, the use and ownership of certain aircraft and various commercial agreements, certain of which are generally described below.

        Cost Sharing Arrangements.    Mr. Diller currently serves as Chairman and Senior Executive of both IAC and Expedia. In connection with the Expedia Spin-Off, IAC and Expedia had agreed, in light of Mr. Diller's senior role at both companies and his anticipated use of certain resources to the benefit of both companies, to share certain expenses associated with such usage, as well as certain costs incurred by IAC in connection with the provision of certain benefits to Mr. Diller (the "Shared Costs"). Cost sharing arrangements in effect during 2015 provided that each of IAC and Expedia cover 50% of the Shared Costs, which both companies agreed best reflects the allocation of actual time spent (and time to be spent) by Mr. Diller between the two companies. Shared Costs include costs for personal use of cars and equipment dedicated to Mr. Diller's use and expenses relating to Mr. Diller's support staff. Costs in 2015 for which IAC billed Expedia were approximately $495,000 pursuant to these arrangements.

        Aircraft Arrangements.    Each of IAC and Expedia has a 50% ownership interest in two aircraft that are used by both companies (the "Aircraft"). IAC and Expedia entered into an amended and restated operating agreement that allocates the costs of operating and maintaining the Aircraft between the parties. Fixed costs are allocated 50% to each company and variable costs are allocated based on usage. These costs are generally paid by each company to third parties in accordance with the terms of the amended and restated operating agreement.

        In the event Mr. Diller ceases to serve as Chairman of either IAC or Expedia, each of IAC and Expedia will have a put right (to the other party) with respect to its owned interest in the aircraft that it does not primarily use (with such determination to be based on relative usage over the twelve months preceding such event), in each case, at fair market value for the aircraft in question.

        Members of the flight crew for the Aircraft are employed by an entity in which each of IAC and Expedia has a 50% ownership interest. IAC and Expedia have agreed to share costs relating to flight crew compensation and benefits pro rata according to each company's respective usage of the Aircraft, for which they are separately billed by the entity described above. During 2015, total payments in the amount of approximately $1.8 million were made to this entity by IAC.

        Commercial Agreements.    In connection with and following the Expedia Spin-Off, certain IAC businesses entered into commercial agreements with certain Expedia businesses. IAC believes that these arrangements are ordinary course and have been negotiated at arm's length. In addition, IAC believes that none of these arrangements, whether taken individually or in the aggregate, constitute a material contract to IAC. None of these arrangements, whether taken individually or together with other similar agreements, involved payments to or from IAC and its businesses in excess of $120,000 in 2015.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, IAC will provide without charge to each person solicited a printed copy of IAC's 2015 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website, www.iac.com. IAC will furnish requesting stockholders with any exhibit to its 2015 Annual Report on Form 10-K upon payment of a reasonable fee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR PRESENTATION
AT THE 2017 ANNUAL MEETING

        Eligible stockholders who intend to have a proposal considered for inclusion in IAC's proxy materials for presentation at the 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to IAC at its corporate headquarters no later than January 10, 2017. Stockholder proposals submitted for inclusion in IAC's proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2017 Annual Meeting of Stockholders without inclusion of the proposal in IAC's proxy materials are required to provide notice of such proposal or nomination to IAC at its corporate headquarters no later than March 24, 2017. If IAC does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those IAC officers who will have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. IAC reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

 HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as "householding," reduces the number of duplicate copies of materials stockholders receive and reduces printing and mailing costs. Only one set of our printed proxy materials will be sent to stockholders eligible for householding unless contrary instructions have been provided.

        Once you have received notice that your broker or IAC will be householding your materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate set of our printed proxy materials by sending a written request to Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@iac.com. Upon request, IAC undertakes to deliver such materials promptly.

        If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate set of our printed proxy materials or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one set of our printed proxy materials, please notify your broker if you hold your shares in street name or IAC if you are a stockholder of record. You can notify us by sending a written request to Investor Relations, IAC/InterActiveCorp, 555 West 18th Street, New York, New York 10011, by calling 1.212.314.7400 or by e-mailing ir@iac.com.

New York, New York
November 9, 2016

APPENDIX A-1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IAC/INTERACTIVECORP

        IAC/InterActiveCorp (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        1.     The name of the corporation is: IAC/InterActiveCorp. IAC/InterActiveCorp was originally incorporated under the name Silver King Broadcasting Company, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 28, 1986.

        2.     The original Certificate of Incorporation was restated by the filing on August 5, 2008 with the Secretary of State of a Restated Certificate of Incorporation (the "First Restated Certificate of Incorporation") and further amended by the filing on August 22, 2008 with the Secretary of State of a Certificate of Amendment.

        3.     This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the Corporation's stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law. This Amended and Restated Certificate of Incorporation further amends and restates the provisions of the Corporation's First Restated Certificate of Incorporation as heretofore amended or supplemented.

        4.     The text of the First Restated Certificate of Incorporation of the Corporation as heretofore amended is hereby amended and restated to read in its entirety as follows:

ARTICLE I

        The name of the Corporation is IAC/InterActiveCorp.

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

        The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares of $0.001 par value Common Stock, four hundred million (400,000,000) shares of $0.001 par value Class B Common Stock, 600,000,000 shares of $0.001 par value Class C Common Stock (together with the Common Stock and the Class B Common Stock, the "Capital Stock"), and one hundred million (100,000,000) shares of $0.01 par value Preferred Stock.

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        A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.
COMMON STOCK

          (1)   The holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock and Class C Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

          (2)   In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

          (3)   Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

B.
CLASS B COMMON STOCK

          (1)   The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock and Class C Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

          (2)   In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

          (3)   Each holder of Class B Common Stock shall be entitled to vote ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

C.
CLASS C COMMON STOCK

          (1)   The holders of the Class C Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock and Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

          (2)   Except with respect to the separate voting rights provided under the express circumstances described in Article XI or as provided by law, each holder of Class C Common Stock in such holder's capacity as a holder of Class C Common Stock shall (a) have no voting rights or power and shall not be counted for purposes of a quorum or otherwise in connection with any matter as to which such holders have no voting rights, (b) be entitled to notice of any Stockholders' meeting in accordance with the By-Laws of the Corporation and (c) not be entitled to vote on any matter that is submitted to a vote or the consent of the Stockholders of the Corporation.

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          (3)   Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.

D.
OTHER MATTERS AFFECTING HOLDERS OF COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK

          (1)   In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Common Stock, Class B Common Stock or Class C Common Stock unless the shares of Common Stock, Class B Common Stock and Class C Common Stock at the time outstanding are treated equally and identically.

          (2)   Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

          (3)   Upon the conversion of Class B Common Stock into shares of Common Stock, said shares of Class B Common Stock shall be retired and shall not be subject to reissue.

          (4)   Upon such time that the issued and outstanding shares of Class B Common Stock represent, in the aggregate, less than twenty percent (20%) of the total voting power of the Corporation's outstanding voting securities (excluding, for the avoidance of doubt, the Class C Common Stock) (the "Triggering Event"), all issued and outstanding shares of Class C Common Stock shall be automatically, without any action of holders thereof, converted into an identical number of fully paid and nonassessable shares of Common Stock on the date fixed therefor by the Board of Directors that is as soon as is reasonably practicable following such Triggering Event. In addition, immediately prior to the earlier of (i) any distribution of assets of the Corporation to the holders of the Common Stock and Class B Common Stock in connection with a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) any record date established to determine the holders of Common Stock and Class B Common Stock entitled to receive such distribution of assets, each outstanding share of Class C Common Stock shall automatically, without any action of holders thereof, convert into and become one (1) fully paid and nonassessable share of Common Stock.

          (5)   Upon the conversion of Class C Common Stock into shares of Common Stock, said shares of Class C Common Stock shall be retired and shall not be subject to reissue.

          (6)   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Common Stock pursuant to this Section D, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into Common Stock.

          (7)   The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or other provisions of this Amended and Restated Certificate of Incorporation, relating to the conversion of Class C Common Stock into Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Triggering Event has occurred but has not theretofore been reflected in the books of the Corporation, the Corporation may request that a holder or holders of Class B Common Stock furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to

A-1-3

  determine whether a Triggering Event has occurred. If a holder does not within fifteen (15) days after such request respond to the Corporation, the Board of Directors of the Corporation may make such determinations as it reasonably determines based on the information available to the Board of Directors.

          (8)   Notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, the holders of Common Stock, acting as a single class, shall be entitled to elect twenty-five percent (25%) of the total number of directors, and in the event that twenty-five percent (25%) of the total number of directors shall result in a fraction of a director, then the holders of the Common Stock, acting as a single class, shall be entitled to elect the next higher whole number of directors.

E.
PREFERRED STOCK

        The Board of Directors shall, by resolution, designate the powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock. Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.

ARTICLE V

        The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the Stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

ARTICLE VI

        Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

ARTICLE VII

        The Corporation is to have perpetual existence.

ARTICLE VIII

        Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

A-1-4

ARTICLE IX

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

ARTICLE X

        Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV, above, and provided further that (A) the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock and (B) the rights of the Class C Common Stock prescribed by Article IV and in this Article XI may not be amended, altered, changed or repealed without the approval of the holders of a majority of the issued and outstanding shares of Class C Common Stock.

ARTICLE XII

        The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors.

        The Chief Executive Officer of the Corporation may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors. The provisions of this paragraph may not be amended, altered, changed or repealed, or any provision inconsistent therewith adopted, without the approval of at least (i) 80% of the entire Board of Directors and (ii) 80% of the voting power of the Corporation's outstanding voting securities (excluding, for the avoidance of doubt, Class C Common Stock), voting together as a single class. This paragraph shall be of no force and effect following such time as the Chief Executive Officer as of February 12, 1998 ceases to be Chief Executive Officer pursuant to the terms of this paragraph and the Amended and Restated Stockholders Agreement dated as of August 9, 2005 between Liberty Media Corporation and Barry Diller (the "Stockholders Agreement"). This paragraph shall only apply with respect to a removal of the Chief Executive Officer without Cause as such term is defined in the Stockholders Agreement.

A-1-5

ARTICLE XIII

A.
COMPETITION AND CORPORATE OPPORTUNITIES

        To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to Expedia, shall not be prohibited from communicating or offering any Dual Opportunity to Expedia, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to Expedia or (ii) the communication or offer to Expedia of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than Expedia and the Dual Role Person does not pursue the Dual Opportunity individually.

B.
CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

        In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between Expedia on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C.
CERTAIN DEFINITIONS

        For purposes of this Article XIII:

          "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term "controls," "is controlled by," or "is under common control with" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Company" means (i) with respect to the Corporation, any Person controlled by the Corporation and (ii) with respect to Expedia, any Person controlled by Expedia.

          "Dual Opportunity" means any potential transaction or matter which may be a corporate opportunity for both Expedia, Inc. or its Affiliated Companies ("Expedia"), on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

          "Dual Role Person" means any individual who is an officer or director of both the Corporation and Expedia.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

D.
TERMINATION

        The provisions of this Article XIII shall have no further force or effect at such time as (i) the Corporation and Expedia are no longer Affiliates and (ii) none of the directors and/or officers of

A-1-6

Expedia serve as directors and/or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and Expedia, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E.
DEEMED NOTICE

        Any person or entity purchasing or otherwise acquiring or obtaining any interest in any Capital Stock or Preferred Stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

F.
SEVERABILITY

        The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

* * * * * *

A-1-7

        IN WITNESS WHEREOF, IAC/InterActiveCorp has caused this Amended and Restated Certificate of Incorporation to be duly executed and acknowledged by its duly authorized officer this            day of            ,            .

IAC/INTERACTIVECORP
By:
Name:
Title:

[Signature Page to IAC A&R Certificate]

APPENDIX A-2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IAC/INTERACTIVECORP

        IAC/InterActiveCorp (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        1.     The name of the corporation is: IAC/InterActiveCorp. IAC/InterActiveCorp was originally incorporated under the name Silver King Broadcasting Company, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 28, 1986.

        2.  The original Certificate of Incorporation was restated by the filing on August 5, 2008 with the Secretary of State of a Restated Certificate of Incorporation (the "First Restated Certificate of Incorporation") and further amended by the filing on August 22, 2008 with the Secretary of State of a Certificate of Amendment.

        3.  ~~2.~~ This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation ~~and duly executed and acknowledged by an officer of~~(the "Board of Directors") and by the Corporation's stockholders in accordance with Sections ~~103~~242 and 245 of the Delaware General Corporation Law. This Amended and Restated Certificate of Incorporation further amends and restates ~~and integrates and does not further amend~~ the provisions of the Corporation's First Restated Certificate of Incorporation as heretofore amended or supplemented~~, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation~~.

        4.  ~~3.~~ The text of the First Restated Certificate of Incorporation of the Corporation as heretofore amended is hereby amended and restated to read in its entirety as follows:

ARTICLE I

        The name of the Corporation is IAC/InterActiveCorp.

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is ~~160 Greentree Drive, Suite 101,~~c/o The Corporation Trust Company, 1209 Orange Street, City of ~~Dover~~Wilmington, County of ~~Kent~~New Castle, Delaware ~~19904.~~19801. The name of the Corporation's registered agent at such address is ~~National Registered Agents, Inc~~The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

        The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares of $0.001 par value Common Stock, four hundred million (400,000,000) shares of $0.001 par value Class B Common Stock, 600,000,000 shares of $0.001 par value Class C Common Stock (together with the Common Stock and the Class B Common Stock, the "Capital Stock"), and one hundred million (100,000,000) shares of $0.01 par value Preferred Stock.

A-2-1

        A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.
COMMON STOCK

          (1)   The holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock and Class C Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

          (2)   In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

          (3)   Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

B.
CLASS B COMMON STOCK

          (1)   The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock and Class C Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

          (2)   In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, all the assets of the Corporation of whatever kind available for distribution to Stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

          (3)   Each holder of Class B Common Stock shall be entitled to vote ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the Stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

C.         CLASS C COMMON STOCK

          (1)  The holders of the Class C Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock and Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.

          (2)  Except with respect to the separate voting rights provided under the express circumstances described in Article XI or as provided by law, each holder of Class C Common Stock in such holder's capacity as a holder of Class C Common Stock shall (a) have no voting rights or power and shall not be counted for purposes of a quorum or otherwise in connection with any matter as to which such holders have no voting rights, (b) be entitled to notice of any Stockholders' meeting in accordance with the By-Laws of the Corporation and (c) not be entitled to vote on any matter that is submitted to a vote or the consent of the Stockholders of the Corporation.

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          (3)  Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.

D.         ~~C.~~ OTHER MATTERS AFFECTING ~~SHAREHOLDERS~~HOLDERS OF COMMON STOCK, CLASS B COMMON STOCK AND CLASS ~~B~~C COMMON STOCK

          (1)   In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Common Stock, Class B Common Stock or Class ~~B~~C Common Stock unless the shares of Common Stock, Class B Common Stock and Class ~~B~~C Common Stock at the time outstanding are treated equally and identically.

          (2)   Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

          (3)   Upon the conversion of Class B Common Stock into shares of Common Stock, said shares of Class B Common Stock shall be retired and shall not be subject to reissue.

          (4)  Upon such time that the issued and outstanding shares of Class B Common Stock represent, in the aggregate, less than twenty percent (20%) of the total voting power of the Corporation's outstanding voting securities (excluding, for the avoidance of doubt, the Class C Common Stock) (the "Triggering Event"), all issued and outstanding shares of Class C Common Stock shall be automatically, without any action of holders thereof, converted into an identical number of fully paid and nonassessable shares of Common Stock on the date fixed therefor by the Board of Directors that is as soon as is reasonably practicable following such Triggering Event. In addition, immediately prior to the earlier of (i) any distribution of assets of the Corporation to the holders of the Common Stock and Class B Common Stock in connection with a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (ii) any record date established to determine the holders of Common Stock and Class B Common Stock entitled to receive such distribution of assets, each outstanding share of Class C Common Stock shall automatically, without any action of holders thereof, convert into and become one (1) fully paid and nonassessable share of Common Stock.

          (5)  Upon the conversion of Class C Common Stock into shares of Common Stock, said shares of Class C Common Stock shall be retired and shall not be subject to reissue.

          (6)  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Common Stock pursuant to this Section D, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock and Class C Common Stock into Common Stock.

          (7)  The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or other provisions of this Amended and Restated Certificate of Incorporation, relating to the conversion of Class C Common Stock into Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Triggering Event has occurred but has not theretofore been reflected in the books of the Corporation, the Corporation may request that a holder or holders of Class B Common Stock furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to

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  determine whether a Triggering Event has occurred. If a holder does not within fifteen (15) days after such request respond to the Corporation, the Board of Directors of the Corporation may make such determinations as it reasonably determines based on the information available to the Board of Directors.

          (8)  ~~(4)~~ Notwithstanding anything to the contrary in this Amended and Restated Certificate of Incorporation, the holders of Common Stock, acting as a single class, shall be entitled to elect twenty-five percent (25%) of the total number of directors, and in the event that twenty-five percent (25%) of the total number of directors shall result in a fraction of a director, then the holders of the Common Stock, acting as a single class, shall be entitled to elect the next higher whole number of directors.

E.         ~~D.~~ PREFERRED STOCK

        The Board of Directors shall, by resolution, designate the powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock. Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.

ARTICLE V

        The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the Stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.

ARTICLE VI

        Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

ARTICLE VII

        The Corporation is to have perpetual existence.

ARTICLE VIII

        Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

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ARTICLE IX

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal. The liability of a director shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.

ARTICLE X

        Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV, above, and provided further that (A) the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock and (B) the rights of the Class C Common Stock prescribed by Article IV and in this Article XI may not be amended, altered, changed or repealed without the approval of the holders of a majority of the issued and outstanding shares of Class C Common Stock.

ARTICLE XII

        The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors.

        The Chief Executive Officer of the Corporation may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors. The provisions of this paragraph may not be amended, altered, changed or repealed, or any provision inconsistent therewith adopted, without the approval of at least (i) 80% of the entire Board of Directors and (ii) 80% of the voting power of the Corporation's outstanding voting securities (excluding, for the avoidance of doubt, Class C Common Stock), voting together as a single class. This paragraph shall be of no force and effect following such time as the Chief Executive Officer as of February 12, 1998 ceases to be Chief Executive Officer pursuant to the terms of this paragraph and the Amended and Restated Stockholders Agreement dated as of August 9, 2005 between Liberty Media Corporation and Barry Diller (the "Stockholders Agreement"). This paragraph shall only apply with respect to a removal of the Chief Executive Officer without Cause as such term is defined in the Stockholders Agreement.

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ARTICLE XIII

A.
COMPETITION AND CORPORATE OPPORTUNITIES

        To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Dual Opportunity about which a Dual Role Person acquires knowledge. A Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to Expedia, shall not be prohibited from communicating or offering any Dual Opportunity to Expedia, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Dual Opportunity that such Dual Role Person has communicated or offered to Expedia or (ii) the communication or offer to Expedia of any Dual Opportunity, so long as (x) the Dual Opportunity does not become known to the Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Dual Opportunity is not presented by the Dual Role Person to any party other than Expedia and the Dual Role Person does not pursue the Dual Opportunity individually.

B.
CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

        In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between Expedia on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C.
CERTAIN DEFINITIONS

        For purposes of this Article XIII:

          "Affiliate" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term "controls," "is controlled by," or "is under common control with" means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Company" means (i) with respect to the Corporation, any Person controlled by the Corporation and (ii) with respect to Expedia, any Person controlled by Expedia.

          "Dual Opportunity" means any potential transaction or matter which may be a corporate opportunity for both Expedia, Inc. or its Affiliated Companies ("Expedia"), on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

          "Dual Role Person" means any individual who is an officer or director of both the Corporation and Expedia.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

D.
TERMINATION

        The provisions of this Article XIII shall have no further force or effect at such time as (i) the Corporation and Expedia are no longer Affiliates and (ii) none of the directors and/or officers of

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Expedia serve as directors and/or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and Expedia, on the other hand, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

E.
DEEMED NOTICE

        Any person or entity purchasing or otherwise acquiring or obtaining any interest in any ~~capital stock~~Capital Stock or Preferred Stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.

F.
SEVERABILITY

        The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

* * * * * *

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        IN WITNESS WHEREOF, IAC/InterActiveCorp has caused this Amended and Restated Certificate of Incorporation to be duly executed and acknowledged by its duly authorized officer this ~~9th~~            day of ~~August, 2005.~~            ,            .

IAC/INTERACTIVECORP
By:
	Name:	~~Gregory R. Blatt~~
	Title:	~~Executive Vice President~~

[Signature Page to IAC A&R Certificate]

APPENDIX A-3

SECOND AMENDED AND RESTATED GOVERNANCE AGREEMENT

        This Second Amended and Restated Governance Agreement (this "Agreement") is made as of November 1, 2016, by and among IAC/InterActiveCorp, a Delaware corporation ("IAC" or the "Company"), Mr. Barry Diller ("Mr. Diller") and the persons signatory hereto (each, a "Diller Party" and, collectively with Mr. Diller, the "Diller Parties") and shall be effective as of the Effective Date.

RECITALS

        WHEREAS, based on the advice and recommendations of a special committee of independent directors of the Company (the "Capital Stock Special Committee"), the Board of Directors of the Company (the "Board") has adopted resolutions (i) setting forth a proposed amendment and restatement of the Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (as amended from time to time, the "Amended and Restated Certificate") and (ii) declaring the advisability of the Amended and Restated Certificate;

        WHEREAS, the Board has directed that the Amended and Restated Certificate be submitted to the stockholders of the Company for their consideration and, based on the recommendation of the Capital Stock Special Committee, has recommended that stockholders of the Company vote in favor of the approval and adoption of the Amended and Restated Certificate;

        WHEREAS, the Amended and Restated Certificate will create a new class of equity securities, par value $0.001, of the Company designated as "Class C Common Stock" (the "Class C Common Stock");

        WHEREAS, subject to the Board's ability to abandon or delay the filing of the Amended and Restated Certificate notwithstanding approval of the Amended and Restated Certificate by the Company's stockholders, the Company intends to file the Amended and Restated Certificate with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the "DGCL") (as so filed, the "Certificate Amendment");

        WHEREAS, the Board intends to declare a dividend of one newly issued share of Class C Common Stock (the "Class C Common Stock Dividend") on (a) each share of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), and (b) each share of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock" and, together with the Class C Common Stock and the Common Stock, the "Capital Stock");

        WHEREAS, certain parties hereto are party to that certain Amended and Restated Governance Agreement among the Company, Liberty Media Corporation ("Liberty") and Mr. Diller, dated as of August 9, 2005 (the "Governance Agreement");

        WHEREAS, the Governance Agreement has been terminated as to Liberty pursuant to a letter agreement by and among the Company, Liberty and Mr. Diller, dated as of December 1, 2010;

        WHEREAS, in connection with the Certificate Amendment, Mr. Diller has agreed to eliminate his consent rights regarding certain Contingent Matters (as defined in the Governance Agreement) provided in Section 2.03 of the Governance Agreement;

        WHEREAS, Section 6.02 of the Governance Agreement provides that the Governance Agreement may be amended in a writing signed by the parties whose rights or obligations are affected by such amendment; and

        WHEREAS, in connection with the Certificate Amendment and the Class C Common Stock Dividend, Mr. Diller and the Company desire, effective as of the Effective Date (as defined herein), to amend and restate the provisions of the Governance Agreement.

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 AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties hereto hereby agree to amend and restate the Governance Agreement as follows:

1.
Certain Definitions.    As used in this Agreement, the following terms have the following respective meanings:

        "Affiliate" means with respect to any person, any other person, directly or indirectly, controlling, controlled by or under common control with such person. For purposes of the foregoing definition, the term "controls," "is controlled by," or "is under common control with" means the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

        "At-the-Market Transaction" means a Transfer by a Diller Party of any share of Class B Common Stock to a Third Party at a price per share of Class B Common Stock that is no higher than the greater of (x) the last closing sale price of a share of the Common Stock on the NASDAQ (or the principal securities exchange or principal securities market on which the Common Stock is then listed or traded) (the "Market Price") on the last trading day immediately preceding the date that a definitive agreement is entered into with regard to such Transfer and (y) the Market Price on the last trading day immediately preceding the date that such Transfer is completed.

        "beneficial owner" (including, with correlative meanings, the terms "beneficially own" and "beneficial ownership") has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

        "Charitable Organization" means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) of the United States Internal Revenue Code of 1986, as amended (or any successor provisions thereto) (whether a determination letter with respect to such successor's exemption is issued before, at or after the relevant determination date), and further includes any successor entity of similar status.

        "Covered Transaction" means (x) with respect to the Company (i) an acquisition of beneficial ownership by a Third Party of shares of Capital Stock of the Company (or of the voting equity of a corporation that the Company merges with or into or of the parent of such a corporation) that would entitle the Third Party to exercise or control, directly or indirectly, more than fifty percent (50%) of the total voting power of the outstanding voting securities (which excludes the Class C Common Stock) of the Company (or of the surviving corporation in a merger with or into the Company or of its parent resulting from such a transaction) by means of any transaction or series of transactions (including any reorganization, merger, consolidation, joint venture, share transfer, tender offer, exchange offer or similar transaction) or (ii) a sale, lease or other disposition in any transaction or series of transactions of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or (y) with respect to the Company's Capital Stock, any transaction or series of transactions by Mr. Diller, his Family Members and/or Family Entities that, directly or indirectly, would result in a Third Party owning at least twenty-five percent (25%) of the total voting power of the Company's outstanding voting securities (which excludes the Class C Common Stock), other than an At-the-Market Transaction.

        "Disinterested Director" means a member of the Board who does not have, directly or indirectly, a pecuniary or personal interest in the transaction to be approved, other than as a holder of Common Stock or Class C Common Stock.

        "Equity Securities" means the equity securities of the Company calculated on a Common Stock equivalent basis (with each share of Class C Common Stock counted as one share of Common Stock for purposes of such calculation), including all outstanding shares of any class of Capital Stock and

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those shares issuable upon exercise, conversion or redemption of other securities of the Company not otherwise included in this definition.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Family Entity" means (x) those entities identified on Schedule 1 and (y) any general or limited partnership, corporation, limited liability company, trust or other legal entity that is, at all times during the term of this Agreement, wholly owned, directly or indirectly, by, or as to which the sole beneficiaries of any shares of Capital Stock held by such entity are, Mr. Diller and/or one or more Family Members (provided that any private foundation or Charitable Organization to which no person other than Mr. Diller and/or his Family Members is an investment advisor shall be permitted to be an additional beneficiary of shares of Capital Stock without violating such requirement, it being understood that no such private foundation or Charitable Organization may constitute a Family Entity and that nothing in this proviso shall exclude any Transfer to a private foundation or Charitable Organization from the provisions of Sections 2 and 4 of this Agreement).

        "Family Member" means, with respect to Mr. Diller, the spouse of Mr. Diller or the lineal descendants of Mr. Diller and/or of his spouse or the respective parents, grandparents, siblings or lineal descendants of siblings of Mr. Diller or his spouse (including Diane von Furstenberg, Alexandre von Furstenberg and Tatiana von Furstenberg). Lineal descendants shall include adopted persons.

        "Independent Director" means a member of the Board who satisfies the independence requirements set forth in the Corporate Governance Rules of NASDAQ (or the rules and regulations of the principal securities exchange on which the Company's equity securities are then listed) in effect from time to time; provided, however, that if, at any particular time, NASDAQ (or the principal securities exchange on which the Company's equity securities are then listed) has not then adopted a definition of "independent director," "Independent Director" means a director who, as determined in good faith by the Board (other than the director in question), has no relationship to the Company that may interfere with the exercise of his or her independence in performing his or her duties to the Company under the DGCL and any other applicable laws.

        "Initial Class B Stock" means the shares of Class B Common Stock beneficially owned (without duplication), in the aggregate, by the Diller Parties as of the Effective Date.

        "Minimum Class C Number" means the number of shares of Initial Class B Stock, which number shall be reduced, from time to time after the Effective Date, by (a) the number of shares of Initial Class B Stock Transferred by the Diller Parties to Unrelated Third Parties; (b) the number of shares of Initial Class B Stock converted into shares of Common Stock pursuant to Article IV, Section D(2) of the Amended and Restated Certificate; and (c) the number of shares of Class C Common Stock transferred pursuant to clause (e) in the definition of "Transfer."

        "NASDAQ" means The Nasdaq Stock Market.

        "parent" of any person means an Affiliate of that person who is, directly or indirectly, controlling that person.

        "person" means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Third Party" means a person who is not a Family Entity or an Affiliate of (x) the Company or (y) Mr. Diller, his Family Members and/or Family Entities.

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        "Total Equity Securities" means, subject to the next sentence, the total number of the Company's outstanding equity securities calculated on a Common Stock equivalent basis (with each outstanding share of Class C Common Stock counted as one share of Common Stock for purposes of such calculation). Any (a) Equity Securities beneficially owned by a person that are not entitled to vote generally in the election of directors but that, upon exercise, conversion or exchange, would become shares entitled to vote generally in the election of directors and (b) shares of Class C Common Stock issuable upon the exercise or vesting of Company-issued awards held by a person, in each case shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of Equity Securities owned by such person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other person.

        "Transfer" of a share of Capital Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary, or by will or the laws of descent and distribution or by operation of law (including by merger, consolidation or otherwise), including a transfer of a share of Capital Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise. Notwithstanding the foregoing, the following shall not be considered a Transfer of Capital Stock by a Diller Party:

  (a)
  Transfers of Capital Stock to another Diller Party or between or among the Diller Parties (or persons that become Diller Parties), so long as the monetization of Class C Common Stock is not a significant purpose of such Transfer;

  (b)
  Transfers of Capital Stock to a Family Member, so long as (i) such Family Member shall have agreed in writing to be bound by the terms of this Agreement by executing a joinder agreement in the form of Exhibit B attached hereto (a "Joinder Agreement") and (ii) the monetization of Class C Common Stock is not a significant purpose of such Transfer;

  (c)
  Transfers of Capital Stock to a Family Entity, so long as (i) such Family Entity shall have agreed in writing to be bound by the terms of this Agreement by executing the Joinder Agreement and (ii) the monetization of Class C Common Stock is not a significant purpose of such Transfer; provided that, at such time as such person ceases to be a Family Entity, this clause shall no longer apply and a "Transfer" shall be deemed to have occurred (unless otherwise exempt pursuant to this definition);

  (d)
  Transfers of Capital Stock to the personal representative of the estate of Mr. Diller or a Family Member upon the death of Mr. Diller or such Family Member, solely to the extent the executor is acting in the capacity as personal representative of such estate; provided that any Transfer by such personal representative from such estate shall constitute a "Transfer" under this Agreement (unless otherwise exempt pursuant to this definition);

  (e)
  Transfers of Capital Stock pursuant to Covered Transactions permitted by Section 4(a)(iv) or (v) of this Agreement in which all holders of Common Stock and Class C Common Stock (which may or may not include Mr. Diller, his Family Members and Family Entities) are provided the opportunity to sell all of their shares of Common Stock and Class C Common Stock; and

  (f)
  The granting of a revocable proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (if action by written consent of stockholders is permitted at such time under the Amended and Restated Certificate).

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        "Unrelated Third Party" means a person in which none of Mr. Diller, his Family Members and/or Family Entities has or will have at any time during the term of this Agreement any direct or indirect economic or voting interest (other than a non-controlling interest in publicly traded equity securities of such person).

        "Voting Control" means, with respect to a share of Capital Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

2.
Transfer of Class C Common Stock.

(a)
Any person who is or becomes a Diller Party shall not Transfer any shares of Class C Common Stock if, immediately following such Transfer, the Diller Parties would then, in the aggregate, be the sole beneficial owners (without duplication) of a number of shares of Class C Common Stock in an amount less than the Minimum Class C Number.

(b)
In the event that a Transfer of Class C Common Stock by a Diller Party would result in the Diller Parties no longer being the sole beneficial owners (without duplication), in the aggregate, of a number of shares of Class C Common Stock at least equivalent to the Minimum Class C Number, the Diller Parties shall promptly (and in any event no later than five (5) business days following such Transfer) (i) transfer all voting and dispositive power in respect of shares of Class B Common Stock to one or more Unrelated Third Parties, (ii) acquire shares of Class C Common Stock, and/or (iii) send the Company an irrevocable notice authorizing the Company to convert shares of Class B Common Stock into shares of Common Stock (with the determination of which of the actions described in clauses (i) through (iii) are to be taken to be within the Diller Parties' sole discretion) such that, immediately after taking such actions, the Diller Parties are the sole beneficial owners (without duplication), in the aggregate, of a number of shares of Class C Common Stock at least equal to the Minimum Class C Number.

(c)
The Company may from time to time require the Diller Parties to provide information regarding their beneficial ownership of shares of Class C Common Stock and Class B Common Stock to confirm that the Diller Parties are in compliance with Sections 2(a) and (b) of this Agreement. In the event that the Company determines that the Diller Parties are not, in the aggregate, the sole beneficial owners (without duplication) of shares of Class C Common Stock at least equivalent to the Minimum Class C Number, the Company shall notify the Diller Parties in writing and the Diller Parties shall promptly (but in no event later than five (5) business days after receipt of notice) take one or more of the actions specified in clauses (i) through (iii) of Section 2(b) (with the determination of which actions are to be taken to be within the Diller Parties' sole discretion) in order to be in compliance with Sections 2(a) and (b).

(d)
Except as set forth in this Section 2 and Section 4, this Agreement shall not limit or restrict any Diller Party's ability to Transfer any shares of Capital Stock.

3.
Suspension of Class C Common Stock Issuance.    If, at any time, Mr. Diller, his Family Members and his Family Entities cease to be the sole beneficial owners, in the aggregate, of at least twenty percent (20%) of the total voting power of the Company's outstanding voting securities (which excludes, for the avoidance of doubt, the Class C Common Stock) (an "Issuance Suspension Event"), the Company agrees that it shall not thereafter issue or agree to issue any new shares of Class C Common Stock or securities convertible into, or exchangeable or exercisable for shares of Class C Common Stock without the prior approval of the Board upon the recommendation of a Capital Stock Committee (as defined in Section 4(a)(v) below). An Issuance Suspension Event shall not affect the Company's obligations to issue shares of Class C Common Stock (or securities exercisable for, exchangeable for, or convertible into shares of Class C Common Stock) in

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  connection with previously outstanding or agreed issuances upon the exercise, exchange or conversion of securities outstanding immediately prior to the occurrence of an Issuance Suspension Event or pursuant to other contractual obligations of the Company or its subsidiaries in existence immediately prior to the occurrence of an Issuance Suspension Event.

4.
Covered Transaction and Equal Treatment.

(a)
Neither the Company nor any Diller Party shall enter into, or consummate, a Covered Transaction, unless such Covered Transaction includes the same consideration (in type and amount) or mix of consideration (in type and amount), as the case may be, or an offer to deliver the same consideration (in type and amount) or mix of consideration (in type and amount), to all holders of shares of Common Stock, Class B Common Stock and Class C Common Stock; provided, however, the holders of shares of Common Stock, Class B Common Stock and Class C Common Stock may receive or be offered to receive different consideration (in type and amount) to the extent and in the circumstances described below:

(i)
in a bona fide share-for-share exchange, merger, recapitalization or other business combination involving the Company and a Third Party, where the Company's stockholders immediately prior to such transaction, continue to hold, immediately following such transaction, shares of capital stock of the successor or resulting entity in substantially the same relative proportions to their ownership of the Company's Capital Stock immediately prior to such transaction and the three-class capital structure and pro rata economics of the three classes of Capital Stock are substantially replicated and, if upon consummation of such transaction the Diller Parties would beneficially own securities of the surviving parent entity representing twenty percent (20%) or more of the total voting power of such entity's outstanding voting securities, the Diller Parties shall have agreed in writing that the provisions of this Agreement continue to apply to the securities received by the Diller Parties in such transaction (a "Permitted Reorganization");

(ii)
in a transaction in which the receipt by the holders of shares of Common Stock of consideration (in type and amount) that is different than the consideration (in type and amount) received by the holders of every other class of Capital Stock of the Company (other than pursuant to a Permitted Reorganization) has been approved by the holders of a majority of the issued and outstanding shares of Common Stock;

(iii)
in a transaction in which the receipt by the holders of shares of Class C Common Stock of consideration (in type and amount) that is different than the consideration (in type and amount) received by the holders of every other class of Capital Stock of the Company (other than pursuant to a Permitted Reorganization) has been approved by the holders of a majority of the issued and outstanding shares of Class C Common Stock;

(iv)
in a transaction in which the holders of shares of Common Stock and Class C Common Stock receive consideration (in type and amount) that does not differ in any respect other than the relative voting rights, with holders of shares of Common Stock receiving consideration (in type and amount) having higher relative voting rights and the holders of shares of Class C Common Stock receiving consideration (in type and amount) having lesser relative voting rights (or none) but which consideration (in type and amount) is different from the consideration (in type and amount) received by the holders of Class B Common Stock and such receipt has been approved by the holders of a majority of the outstanding shares of Common Stock and Class C Common Stock, voting together as a single class; or

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    (v)
    in any transaction in which the difference in consideration (in type and amount) between or among any of the classes of the Company's Capital Stock has been approved by the Board pursuant to a recommendation of a committee of the Board consisting of a majority of the Independent Directors who are also Disinterested Directors with respect to the transaction (a "Capital Stock Committee").

  (b)
  In any proposed Covered Transaction in which the holders of shares of Common Stock or Class C Common Stock are to receive different consideration (in type and amount) than that to be received by the holders of shares of any other class or classes of Capital Stock (other than pursuant to a Permitted Reorganization), the Company shall provide advance notice of the proposed transaction to the Board, which shall form a Capital Stock Committee. The Capital Stock Committee shall have the right, on behalf of the Board, to participate in any discussions and negotiations regarding, and to recommend approval (or rejection) of, the proposed transaction, and the Board shall not approve any such transaction not recommended by the Capital Stock Committee.

  (c)
  No Diller Party shall request or seek any waiver, amendment, modification, termination or repeal of this Section 4. Without limiting the rights of the Company under Section 11(e), the provisions of this Section 4(c) shall be specifically enforceable by the Company.

  (d)
  The rights and obligations contained in this Section 4 shall terminate upon the termination of this Agreement.

5.
Registration Rights.

(a)
Mr. Diller shall be entitled to customary registration rights relating to (i) Common Stock beneficially owned by him as of the date of the Governance Agreement or acquired from the Company (including upon conversion of the Class B Common Stock pursuant to Article IV, Section D(2) of the Amended and Restated Certificate and upon the vesting or exercise of Company-issued equity awards and upon conversion of the Class C Common Stock pursuant to Article IV, Section D(4) of the Amended and Restated Certificate) thereafter and (ii) Class C Common Stock acquired from the Company in connection with the Class C Common Stock Dividend or in the future (including upon the vesting or exercise of Company-issued equity awards), including the ability to transfer registration rights as set forth below in connection with the sale or other disposition of Common Stock and/or Class C Common Stock.

(b)
If requested by Mr. Diller, the Company shall be required promptly to cause the Common Stock and/or Class C Common Stock owned by Mr. Diller, Family Members and/or Family Entities to be registered under the Securities Act in order to permit Mr. Diller or such Family Member or Family Entity to sell such shares in one or more (but not more than three) registered public offerings (each, a "Demand Registration"). Mr. Diller shall also be entitled to customary piggyback registration rights. If the amount of shares sought to be registered by Mr. Diller and his Family Member and/or Family Entity pursuant to any Demand Registration is reduced by more than twenty-five percent (25%) pursuant to any underwriters' cutback, then Mr. Diller may elect to request the Company to withdraw such registration, in which case such registration shall not count as one of Mr. Diller's Demand Registrations. If Mr. Diller requests that any Demand Registration be an underwritten offering, then Mr. Diller shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to the Company. If a Demand Registration is an underwritten offering and the managing underwriter advises Mr. Diller in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration, first, the securities of Mr. Diller (including those of Family Members and/or

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    Family Entities), and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by the Company). In connection with any Demand Registration or inclusion of Mr. Diller's or his Family Member and/or Family Entity's shares in a piggyback registration, the Company, Mr. Diller and/or his Family Member and/or Family Entity shall enter into an agreement containing terms (including representations, covenants and indemnities by the Company and Mr. Diller), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder. The costs of the registration (other than underwriting discounts, fees and commissions) shall be paid by the Company. The Company shall not be required to register such shares if Mr. Diller, his Family Member and/or Family Entity would be permitted to sell Common Stock and/or Class C Common Stock in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption therefrom.

  (c)
  If the Company and Mr. Diller cannot agree as to what constitutes customary terms within ten (10) calendar days of Mr. Diller's request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation, mutually acceptable to the Company and Mr. Diller.

  (d)
  If an Unrelated Third Party shall acquire beneficial ownership of more than five percent (5%) of the Total Equity Securities upon consummation of any Transfer or series of related Transfers from Mr. Diller, his Family Members or Family Entities, to the extent Mr. Diller assigns such right in connection with such Transfer, such Unrelated Third Party shall have the right to initiate one or more Demand Registrations pursuant to this Section 5 or any registration rights agreement that replaces or superseded this Section 5 (and shall be entitled to such other rights that Mr. Diller would have applicable to such Demand Registration), subject to the obligations of Mr. Diller applicable to such demand (and the number of Demand Registrations to which Mr. Diller is entitled under this Section 5 shall be correspondingly decreased).

  (e)
  This Section 5 shall survive any termination of this Agreement following the occurrence of the Effective Date.

6.
Administration of this Agreement.    The Company shall establish, from time to time, such policies and procedures relating to the general administration of the terms of this Agreement and any Transfers of Capital Stock hereunder, as it may deem necessary or advisable consistent with the terms of this Agreement and the Amended and Restated Certificate, and shall deliver notice to the Diller Parties of the restrictions placed on their shares of Capital Stock by this Agreement and by the Amended and Restated Certificate in accordance with Sections 151(f) and 202(a) of the DGCL.

7.
Inconsistent Agreements.    Each of the Company and each Diller Party agree that it has not entered into, and will not enter into, any agreement, understanding or arrangement that is inconsistent with this Agreement or that would preclude the Company or any Diller Party from complying with its obligations under this Agreement.

8.
Scope of this Agreement.    This Agreement shall not in any way constitute an amendment, modification, supplement or waiver of any right, preference, privilege, term or provision set forth or contained in the Amended and Restated Certificate.

9.
Effective Date; Termination.

(a)
This Agreement shall be effective only as of and after the date on which the Class C Common Stock Dividend is delivered or paid to stockholders of the Company (the "Effective Date").

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  (b)
  Except as set forth in Sections 9(c) and 9(d), this Agreement may be terminated only by a written instrument that has been executed by each of the Diller Parties and the Company and that has been approved by the Board upon the recommendation of a Capital Stock Committee.

  (c)
  This Agreement shall terminate and be of no further force or effect with respect to any Diller Party that no longer holds any shares of Class B Common Stock or Class C Common Stock upon the written request of any such Diller Party to the Company (but shall be reinstituted as to such Diller Party if at any time thereafter while this Agreement remains in effect it becomes the holder of any shares of Class B Common Stock or Class C Common Stock).

  (d)
  This Agreement shall terminate and be of no further force or effect, automatically and without any action being required of any party hereto, upon the occurrence of a Triggering Event (as defined in the Amended and Restated Certificate); provided, that this Section 9(d) and Sections 5, 10 and 11 shall survive such termination.

10.
Amendment and Waiver.

(a)
This Agreement or any of its provisions may be waived, amended, modified or supplemented only by a written instrument (i) that has been executed by Mr. Diller, or, following Mr. Diller's death or legal incapacity, by the Diller Parties owning in the aggregate a majority of the shares of Class B Common Stock collectively owned by all of the Diller Parties at such time, and (ii) that has been approved by a Capital Stock Committee and executed on behalf of the Company; provided, however, with respect to any amendment of this Agreement that amends, alters, changes or repeals the rights of the Common Stock or the Class C Common Stock under Section 4, the Company shall obtain the Required Stockholder Approval (as defined below) prior to executing any such written instrument.

(b)
For purposes of this Section 10, the "Required Stockholder Approval" means (i) with respect to any amendment that amends, alters, changes or repeals the rights of the Common Stock under Section 4, the approval of the holders of a majority of the outstanding shares of Common Stock; (ii) with respect to any amendment that amends, alters, changes or repeals the rights of the Class C Common Stock under Section 4, the approval of the holders of a majority of the outstanding shares of the Class C Common Stock; or (iii) with respect to any amendment described in clauses (i) and (ii) that impacts the shares of Common Stock and Class C Common Stock equally and ratably, the approval of the holders of Common Stock and Class C Common Stock voting together as a single class.

(c)
Any failure of any party hereto to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party entitled to the benefit thereof only by a written instrument that has been signed by the party granting such waiver and that, in the case of the Company, has been approved by a Capital Stock Committee. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

11.
Miscellaneous.

(a)
Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (iii) if transmitted by facsimile, upon receipt; and (iv) if otherwise actually personally

A-3-9

    delivered, when delivered; provided, however, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party hereto shall provide by like notice to the other parties hereto:

    If to the Company, to:

    IAC/InterActiveCorp
    555 West 18th Street, 6th Floor
    New York, NY 10011
    Attention: General Counsel
    Facsimile: (212) 632-9551

    If to Mr. Diller or any other Diller Party, to:

    Barry Diller
    c/o IAC/InterActiveCorp
    555 West 18th Street, 6th Floor
    New York, NY 10011
    Facsimile: (212) 632-9551

    With a copy (which shall not constitute notice) to:

    IAC/InterActiveCorp
    555 West 18th Street, 6th Floor
    New York, NY 10011
    Attention: General Counsel
    Facsimile: (212) 632-9551

    and

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Attention: Andrew J. Nussbaum
                        Alison Z. Preiss
    Facsimile: (212) 403-2000

  (b)
  Successors and Assigns.    Neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by the Company, on the one hand, or by any Diller Party, on the other hand, without the prior written consent of Mr. Diller or the Company upon the approval of a Capital Stock Committee, respectively, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that the Company may assign or transfer this Agreement to a successor entity in connection with any merger, consolidation, reorganization or business combination transaction, so long as it is not the purpose of such merger, consolidation, reorganization or business combination transaction to avoid the provisions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

  (c)
  Governing Law; WAIVER OF JURY TRIAL.    All disputes, claims or controversies arising out of or relating to this Agreement, or the interpretation, negotiation, validity, enforceability or performance of this Agreement, or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws which would result in the application of the laws of any other jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court

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    does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, including any action or proceeding brought by, in the right of or on behalf of the Company (including any derivative action or proceeding), or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in any such court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 11(a). Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by applicable law. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  (d)
  Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  (e)
  Specific Performance.    The Company, Mr. Diller and the other Diller Parties each acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that in the event of a breach or threatened breach by any party to this Agreement, in addition to any remedies at law, the other parties hereto, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

  (f)
  Entire Agreement; Expenses.    Except as otherwise expressly set forth herein, this Agreement constitutes the full and entire understanding and agreement among the Company and the Diller Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way. Effective upon the Effective Date, the Governance Agreement shall terminate and shall be superseded by this Agreement. For the avoidance of doubt, until the occurrence of the Effective Date, the Governance Agreement shall remain in full force and effect. The Company shall reimburse the Diller Parties for their reasonable legal fees and expenses incurred in connection with the negotiation and consummation of the transactions described in this Agreement.

  (g)
  Adjustment of Share Numbers and Prices.    If, (i) after the Effective Date, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to

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    any of the shares of Capital Stock or (ii) the Class C Common Stock Dividend is declared on a basis other than one share of Class B Common Stock for each share of Common Stock and Class B Common Stock, then, in any such event, the numbers and types of shares of such Capital Stock referred to in this Agreement and, if applicable, the prices of such shares, shall be adjusted to the number and types of shares of such Capital Stock that a holder of such number of shares of such Capital Stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event and the prices for such shares shall be similarly adjusted.

  (h)
  Interpretation.    References in this Agreement to Sections shall be deemed to be references to Sections of this Agreement, unless the context shall otherwise require. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

  (i)
  Headings.    The titles of Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

[Signature Pages Follow]

A-3-12

        IN WITNESS WHEREOF, the Company and the Diller Parties have executed this Agreement as of the date first above written.

IAC/InterActiveCorp
By:	/s/ GREGG WINIARSKI
	Name:	Gregg Winiarski
	Title:	Executive Vice President, General Counsel & Secretary
Barry Diller
/s/ BARRY DILLER

[Signature Page to Second Amended and Restated Governance Agreement]

TALT Trust
J.P. MORGAN TRUST COMPANY OF DELAWARE, Trustee
By:	/s/ PAMELA TORINO
	Name:	Pamela Torino
	Title:	Vice President
IAC AVF Grantor Retained Annuity Trust
J.P. MORGAN TRUST COMPANY OF DELAWARE, Trustee
By:	/s/ PAMELA TORINO
	Name:	Pamela Torino
	Title:	Vice President
IAC TVF Grantor Retained Annuity Trust
J.P. MORGAN TRUST COMPANY OF DELAWARE, Trustee
By:	/s/ PAMELA TORINO
	Name:	Pamela Torino
	Title:	Vice President

[Signature Page to Second Amended and Restated Governance Agreement]

Schedule 1

The Arrow 1999 Trust, dated September 16, 1999, as amended

Exhibit A

Amended and Restated Certificate of Incorporation

Exhibit B

Joinder to Second Amended and Restated Governance Agreement

        This Joinder Agreement (this "Joinder Agreement") is made as of the date written below by the undersigned (the "Joining Party") in accordance with the Second Amended and Restated Governance Agreement, dated as of November 1, 2016 (the "New Governance Agreement"), by and among IAC/InterActiveCorp, a Delaware corporation, Barry Diller and the other Diller Parties signatory thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the New Governance Agreement.

        The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the New Governance Agreement as of the date hereof and shall have all of the rights and obligations of a "Diller Party" thereunder as if it had executed the New Governance Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the New Governance Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:	,
[NAME OF JOINING PARTY]
By:
Name:
Title:
Address for Notices:

APPENDIX B-1

IAC/INTERACTIVECORP
AMENDED AND RESTATED 2013 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

        The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

        (a)   "Affiliate" means a corporation or other entity controlled by, controlling or under common control with, the Company.

        (b)   "Applicable Exchange" means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

        (c)   "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award or Cash-Based Award granted pursuant to the terms of this Plan.

        (d)   "Award Agreement" means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

        (e)   "Board" means the Board of Directors of the Company.

        (f)    "Cash-Based Award" means an Award denominated in a dollar amount.

        (g)   "Cause" means, unless otherwise provided in an Award Agreement, (i) "Cause" as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant's Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether "Cause" exists shall be subject to de novo review.

        (h)   "Change in Control" has the meaning set forth in Section 10(a).

        (i)    "Class C Common Stock" means common stock, par value $0.001 per share, of the Company.

        (j)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

        (k)   "Commission" means the Securities and Exchange Commission or any successor agency.

        (l)    "Committee" has the meaning set forth in Section 2(a).

        (m)  "Common Stock" means common stock, par value $0.001 per share, of the Company.

        (n)   "Company" means IAC/InterActiveCorp, a Delaware corporation, or its successor.

B-1-1

        (o)   "Disability" means (i) "Disability" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define "Disability," (A) permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, "Disability" as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean "disability" within the meaning of Section 409A of the Code.

        (p)   "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

        (q)   "EBITA" means for any period, operating profit (loss) plus, if applicable, (i) amortization and impairment of intangibles, (ii) goodwill impairment, (iii) non-cash compensation expense, (iv) restructuring charges, (v) non cash write-downs of assets, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

        (r)   "EBITDA" means for any period, operating profit (loss) plus, if applicable, (i) depreciation, (ii) amortization and impairment of intangibles, (iii) goodwill impairment, (iv) non-cash compensation expense, (v) restructuring charges, (vi) non cash write-downs of assets, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

        (s)   "Eligible Individuals" means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

        (t)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        (u)   "Fair Market Value" means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

        (v)   "Free-Standing SAR" has the meaning set forth in Section 5(b).

        (w)  "Grant Date" means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (ii) such later date as the Committee shall provide in such resolution.

        (x)   "Incentive Stock Option" means any Option that is designated in the applicable Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code, and that in fact so qualifies.

        (y)   "Individual Agreement" means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

B-1-2

        (z)   "NASDAQ" means the National Association of Securities Dealers Inc. Automated Quotation System.

        (aa) "Nonqualified Option" means any Option that is not an Incentive Stock Option.

        (bb) "Option" means an Award described under Section 5.

        (cc) "Outside Directors" has the meaning set forth in Section 11(a).

        (dd) "Participant" means an Eligible Individual to whom an Award is or has been granted.

        (ee) "Performance Goals" means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division or department of the Company and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

        (ff)  "Plan" means this IAC/InterActiveCorp Amended and Restated 2013 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

        (gg) "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

        (hh) "Restricted Stock" means an Award described under Section 6.

         (ii)  "Restricted Stock Units" means an Award described under Section 7.

        (jj)   "Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant's attainment of age 65.

        (kk) "RS Restriction Period" has the meaning set forth in Section 6(b)(ii).

        (ll)   "RSU Restriction Period" has the meaning set forth in Section 7(b)(ii).

        (mm)  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

        (nn) "Share" means a share of Common Stock or a share of Class C Common Stock.

        (oo) "Stock Appreciation Right" has the meaning set forth in Section 5(b).

        (pp) "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

        (qq) "Tandem SAR" has the meaning set forth in Section 5(b).

        (rr)  "Term" means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

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        (ss)  "Termination of Employment" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant's employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code, "Termination of Employment" shall mean a "separation from service" as defined under Section 409A of the Code.

SECTION 2. ADMINISTRATION

        (a)    Committee.    The Plan shall be administered by the Compensation and Human Resources Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

            (i)  to select the Eligible Individuals to whom Awards may from time to time be granted;

           (ii)  to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards or any combination thereof, are to be granted hereunder;

          (iii)  to determine the number and class of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

          (iv)  to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

           (v)  subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

          (vi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

         (vii)  subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

        (viii)  to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

          (ix)  to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

           (x)  to decide all other matters that must be determined in connection with an Award; and

          (xi)  to otherwise administer the Plan.

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        (b)    Procedures.    (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

           (ii)  Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

        (c)    Discretion of Committee.    Subject to Section 1(g), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

        (d)    Award Agreements.    The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement's being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

        (a)    Plan Maximums.    The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 10,000,000 Shares. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 10,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

        (b)    Individual Limits.    During a calendar year, no single Participant (excluding non-employee directors of the Company) may be granted:

          (A)  Options or Stock Appreciation Rights covering in excess of 3,000,000 Shares in the aggregate; or

          (B)  Qualified Performance-Based Awards (other than Options or Stock Appreciation Rights) covering in excess of 2,000,000 Shares in the aggregate.

        (c)    Rules for Calculating Shares Delivered.

            (i)  To the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.

           (ii)  If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

          (iii)  To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

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        (d)    Adjustment Provisions.

            (i)  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spinoff), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

           (ii)  In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a "Share Change"), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

          (iii)  In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or the Company's other filings with the Commission, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure

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  that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

          (iv)  Any adjustment under this Section 3(d) need not be the same for all Participants.

SECTION 4. ELIGIBILITY

        Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. OPTIONS AND STOCK APPRECIATION RIGHTS

        (a)    Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

        (b)    Types and Nature of Stock Appreciation Rights.    Stock Appreciation Rights may be "Tandem SARs," which are granted in conjunction with an Option, or "Free-Standing SARs," which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

        (c)    Tandem SARs.    A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

        (d)    Exercise Price.    The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a "repricing" of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company's stockholders.

        (e)    Term.    The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

        (f)    Vesting and Exercisability.    Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may

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determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

        (g)    Method of Exercise.    Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company's appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

            (i)  Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

           (ii)  To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

          (iii)  Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

        (h)    Delivery; Rights of Stockholders.    No Shares shall be delivered pursuant to the exercise of an Optionuntil the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

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        (i)    Terminations of Employment.    Subject to Section 10(b), a Participant's Options and Stock Appreciation Rights shall be forfeited upon such Participant's Termination of Employment, except as set forth below:

            (i)  Upon a Participant's Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

           (ii)  Upon a Participant's Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

          (iii)  Upon a Participant's Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

          (iv)  Upon a Participant's Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

           (v)  Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant's Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

        (j)    Nontransferability of Options and Stock Appreciation Rights.    No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term "Participant" includes such guardian, legal representative and other transferee; provided, however, that the term "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

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SECTION 6. RESTRICTED STOCK

        (a)    Nature of Awards and Certificates.    Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the IAC/InterActiveCorp Amended and Restated 2013 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of IAC/InterActiveCorp."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (b)    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the "RS Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

          (iii)  Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

          (iv)  Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part,

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  any or all remaining restrictions with respect to any or all of such Participant's Shares of Restricted Stock.

           (v)  If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. RESTRICTED STOCK UNITS

        (a)    Nature of Awards.    Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

        (b)    Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the "RSU Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

          (iii)  The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

          (iv)  Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock Units.

           (v)  Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

SECTION 8. OTHER STOCK-BASED AWARDS

        Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation),

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unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9. CASH-BASED AWARDS

        Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11 of this Plan. In addition, no Eligible Individual may be granted a Cash-Based Award that is a Qualified Performance-Based Award that has an aggregate maximum payment value in any calendar year in excess of $10.0 million. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.

SECTION 10. CHANGE IN CONTROL PROVISIONS

        (a)    Definition of Change in Control.    Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a "Change in Control" shall mean any of the following events:

            (i)  The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller and his Affiliates (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

           (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board , or whose election was not opposed by Barry Diller voting as a stockholder so long as he is the Chairman and senior executive officer of the Company, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their

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  ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller and his Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        (b)    Impact of Event/Double Trigger.    Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(d) and 14(k), notwithstanding any other provision of this Plan to the contrary, upon a Participant's Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

            (i)  any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

           (ii)  all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

          (iii)  all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

        (c)   For purposes of this Section 10, "Good Reason" means (i) "Good Reason" as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant's prior written consent: (A) a material reduction in the Participant's rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant's principal place of business more than 35 miles from the city in which such Participant's principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant's duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant's knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the "Cure Period") during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

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        (d)   Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 11. QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(b)

        (a)   The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being "outside directors" for purposes of the Section 162(m) Exemption ("Outside Directors")). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

        (b)   Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

        (c)   The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

        (d)   The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12. TERM, AMENDMENT AND TERMINATION

        (a)    Effectiveness.    The Board approved this Plan on November 1, 2016. The effective date (the "Effective Date") of this Plan is the date that the Plan is approved by the Company's stockholders.

        (b)    Termination.    The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        (c)    Amendment of Plan.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

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        (d)    Amendment of Awards.    Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant's consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13. UNFUNDED STATUS OF PLAN

        It is intended that the Plan constitute an "unfunded" plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 14. GENERAL PROVISIONS

        (a)    Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        (b)    Additional Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

        (c)    No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d)    Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e)    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible

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if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

        (f)    Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such eligible Individual, after such Participant's death, may be exercised.

        (g)    Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

        (h)    Governing Law and Interpretation.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

        (i)    Non-Transferability.    Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

        (j)    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

        (k)    Section 409A of the Code.    It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a "nonqualified deferred compensation plan" subject to Section 409A of the Code, if the Participant is a "specified employee" within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant's Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant's Termination of Employment and (B) the Participant's death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

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APPENDIX B-2

IAC/INTERACTIVECORP
AMENDED AND RESTATED 2013 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

        The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

        (a)   "Affiliate" means a corporation or other entity controlled by, controlling or under common control with, the Company.

        (b)   "Applicable Exchange" means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

        (c)   "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award or Cash-Based Award granted pursuant to the terms of this Plan.

        (d)   "Award Agreement" means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

        (e)   "Board" means the Board of Directors of the Company.

        (f)    "Cash-Based Award" means an Award denominated in a dollar amount.

        (g)   "Cause" means, unless otherwise provided in an Award Agreement, (i) "Cause" as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant's Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether "Cause" exists shall be subject to de novo review.

        (h)   "Change in Control" has the meaning set forth in Section 10(a).

        (i)    "Class C Common Stock" means common stock, par value $0.001 per share, of the Company.

        (j)    ~~(i)~~ "Code"means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

        (k)   ~~(j)~~ "Commission" means the Securities and Exchange Commission or any successor agency.

        (l)    ~~(k)~~ "Committee" has the meaning set forth in Section 2(a).

        (m)  ~~(l)~~ "Common Stock" means common stock, par value $0.001 per share, of the Company.

        (n)   ~~(m)~~ "Company" means IAC/InterActiveCorp, a Delaware corporation, or its successor.

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        (o)   ~~(n)~~ "Disability" means (i) "Disability" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define "Disability," (A) permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, "Disability" as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean "disability" within the meaning of Section 409A of the Code.

        (p)   ~~(o)~~ "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

        (q)   ~~(p)~~ "EBITA" means for any period, operating profit (loss) plus, if applicable, (i) amortization and impairment of intangibles, (ii) goodwill impairment, (iii) non-cash compensation expense, (iv) restructuring charges, (v) non cash write-downs of assets, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

        (r)   ~~(q)~~ "EBITDA" means for any period, operating profit (loss) plus, if applicable, (i) depreciation, (ii) amortization and impairment of intangibles, (iii) goodwill impairment, (iv) non-cash compensation expense, (v) restructuring charges, (vi) non cash write-downs of assets, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

        (s)   ~~(r)~~ "Eligible Individuals" means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

        (t)    ~~(s)~~ "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        (u)   ~~(t)~~ "Fair Market Value" means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

        (v)   ~~(u)~~ "Free-Standing SAR" has the meaning set forth in Section 5(b).

        (w)  ~~(v)~~ "Grant Date" means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount, or (ii) such later date as the Committee shall provide in such resolution.

        (x)   ~~(w)~~ "Incentive Stock Option" means any Option that is designated in the applicable Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code, and that in fact so qualifies.

        (y)   ~~(x)~~ "Individual Agreement" means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

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        (z)   ~~(y)~~ "NASDAQ" means the National Association of Securities Dealers Inc. Automated Quotation System.

        (aa) ~~(z)~~ "Nonqualified Option" means any Option that is not an Incentive Stock Option.

        (bb) ~~(aa)~~ "Option" means an Award described under Section 5.

        (cc) ~~(bb)~~ "Outside Directors" has the meaning set forth in Section 11(a).

        (dd) ~~(cc)~~ "Participant" means an Eligible Individual to whom an Award is or has been granted.

        (ee) ~~(dd)~~ "Performance Goals" means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division or department of the Company and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

        (ff)  ~~(ee)~~ "Plan" means this IAC/InterActiveCorp Amended and Restated 2013 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

        (gg) ~~(ff)~~ "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

        (hh) ~~(gg)~~ "Restricted Stock" means an Award described under Section 6.

        (ii)   ~~(hh)~~ "Restricted Stock Units" means an Award described under Section 7.

        (jj)   ~~(ii)~~ "Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant's attainment of age 65.

        (kk) ~~(jj)~~ "RS Restriction Period" has the meaning set forth in Section 6(b)(ii).

        (ll)   ~~(kk)~~ "RSU Restriction Period" has the meaning set forth in Section 7(b)(ii).

        (mm)  ~~(ll)~~ "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

        (nn) ~~(mm)~~ "Share" means a share of Common Stock or a share of Class C Common Stock.

        (oo) ~~(nn)~~ "Stock Appreciation Right" has the meaning set forth in Section 5(b).

        (pp) ~~(oo)~~ "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

        (qq) ~~(pp)~~ "Tandem SAR" has the meaning set forth in Section 5(b).

        (rr)  ~~(qq)~~ "Term" means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

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        (ss)  ~~(rr)~~ "Termination of Employment" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, if a Participant's employment with, or membership on a board of directors of, the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code, "Termination of Employment" shall mean a "separation from service" as defined under Section 409A of the Code.

SECTION 2. ADMINISTRATION

        (a)    Committee.    The Plan shall be administered by the Compensation and Human Resources Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall, subject to Section 11, have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

            (i)  to select the Eligible Individuals to whom Awards may from time to time be granted;

           (ii)  to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards or any combination thereof, are to be granted hereunder;

          (iii)  to determine the number and class of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

          (iv)  to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

           (v)  subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

          (vi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

         (vii)  subject to Section 11, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

        (viii)  to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

          (ix)  to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

           (x)  to decide all other matters that must be determined in connection with an Award; and

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          (xi)  to otherwise administer the Plan.

        (b)    Procedures.    (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

           (ii)  Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

        (c)    Discretion of Committee.    Subject to Section 1(g), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

        (d)    Award Agreements.    The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement's being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

        (a)    Plan Maximums.    The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 10,000,000 Shares. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 10,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

        (b)    Individual Limits.    During a calendar year, no single Participant (excluding non-employee directors of the Company) may be granted:

          (A)  Options or Stock Appreciation Rights covering in excess of 3,000,000 Shares in the aggregate; or

          (B)  Qualified Performance-Based Awards (other than Options or Stock Appreciation Rights) covering in excess of 2,000,000 Shares in the aggregate.

        (c)    Rules for Calculating Shares Delivered.

            (i)  To the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.

           (ii)  If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

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          (iii)  To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

        (d)    Adjustment Provisions.

            (i)  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spinoff), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

           (ii)  In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a "Share Change"), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

          (iii)  In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or the Company's other filings with the Commission, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are considered "deferred compensation" within the meaning of Section 409A of the

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  Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

          (iv)  Any adjustment under this Section 3(d) need not be the same for all Participants.

SECTION 4. ELIGIBILITY

        Awards may be granted under the Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. OPTIONS AND STOCK APPRECIATION RIGHTS

        (a)    Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

        (b)    Types and Nature of Stock Appreciation Rights.    Stock Appreciation Rights may be "Tandem SARs," which are granted in conjunction with an Option, or "Free-Standing SARs," which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

        (c)    Tandem SARs.    A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

        (d)    Exercise Price.    The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a "repricing" of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company's stockholders.

        (e)    Term.    The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

        (f)    Vesting and Exercisability.    Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock

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Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

        (g)    Method of Exercise.    Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company's appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

            (i)  Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

           (ii)  To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

          (iii)  Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

        (h)    Delivery; Rights of Stockholders.    No Shares shall be delivered pursuant to the exercise of an Optionuntil the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

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        (i)    Terminations of Employment.    Subject to Section 10(b), a Participant's Options and Stock Appreciation Rights shall be forfeited upon such Participant's Termination of Employment, except as set forth below:

            (i)  Upon a Participant's Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

           (ii)  Upon a Participant's Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

          (iii)  Upon a Participant's Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

          (iv)  Upon a Participant's Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

           (v)  Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant's Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

        (j)    Nontransferability of Options and Stock Appreciation Rights.    No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term "Participant" includes such guardian, legal representative and other transferee; provided, however, that the term "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

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SECTION 6. RESTRICTED STOCK

        (a)    Nature of Awards and Certificates.    Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the IAC/InterActiveCorp Amended and Restated 2013 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of IAC/InterActiveCorp."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (b)    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the "RS Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

          (iii)  Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

          (iv)  Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part,

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  any or all remaining restrictions with respect to any or all of such Participant's Shares of Restricted Stock.

           (v)  If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. RESTRICTED STOCK UNITS

        (a)    Nature of Awards.    Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

        (b)    Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the "RSU Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

          (iii)  The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

          (iv)  Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that subject to Section 11(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock Units.

           (v)  Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

SECTION 8. OTHER STOCK-BASED AWARDS

        Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation),

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unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9. CASH-BASED AWARDS

        Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11 of this Plan. In addition, no Eligible Individual may be granted a Cash-Based Award that is a Qualified Performance-Based Award that has an aggregate maximum payment value in any calendar year in excess of $10.0 million. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.

SECTION 10. CHANGE IN CONTROL PROVISIONS

        (a)    Definition of Change in Control.    Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a "Change in Control"shall mean any of the following events:

            (i)  The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller and his Affiliates (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

           (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board , or whose election was not opposed by Barry Diller voting as a stockholder so long as he is the Chairman and senior executive officer of the Company, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their

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  ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller and his Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        (b)    Impact of Event/Double Trigger.    Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(d) and 14(k), notwithstanding any other provision of this Plan to the contrary, upon a Participant's Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

            (i)  any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

           (ii)  all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

          (iii)  all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

        (c)   For purposes of this Section 10, "Good Reason" means (i) "Good Reason" as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant's prior written consent: (A) a material reduction in the Participant's rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant's principal place of business more than 35 miles from the city in which such Participant's principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant's duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant's knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the "Cure Period") during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

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        (d)   Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 11. QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(b)

        (a)   The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being "outside directors" for purposes of the Section 162(m) Exemption ("Outside Directors")). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

        (b)   Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate.

        (c)   The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

        (d)   The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12. TERM, AMENDMENT AND TERMINATION

        (a)    Effectiveness.    The Board approved this Plan on ~~February 14, 2013~~ November 1, 2016. The effective date (the "Effective Date") of this Plan is the date that the Plan is approved by the Company's stockholders.

        (b)    Termination.    The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        (c)    Amendment of Plan.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

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        (d)    Amendment of Awards.    Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant's consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13. UNFUNDED STATUS OF PLAN

        It is intended that the Plan constitute an "unfunded" plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 14. GENERAL PROVISIONS

        (a)    Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        (b)    Additional Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

        (c)    No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d)    Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e)    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible

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if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

        (f)    Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such eligible Individual, after such Participant's death, may be exercised.

        (g)    Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

        (h)    Governing Law and Interpretation.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

        (i)    Non-Transferability.    Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

        (j)    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

        (k)    Section 409A of the Code.    It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a "nonqualified deferred compensation plan" subject to Section 409A of the Code, if the Participant is a "specified employee" within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant's Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant's Termination of Employment and (B) the Participant's death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. IAC/INTERACTIVECORP 555 WEST 18TH STREET NEW YORK, NY 10011 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E14500-P81903 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IAC/INTERACTIVECORP The Board of Directors recommends that you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) Edgar Bronfman, Jr. Chelsea Clinton Barry Diller Michael D. Eisner Bonnie S. Hammer Victor A. Kaufman 07) 08) 09) 10) 11) 12) Joseph Levin Bryan Lourd* David Rosenblatt Alan G. Spoon* Alexander von Furstenberg Richard F. Zannino* *To be voted upon by the holders of Common Stock voting as a separate class. For Against Abstain The Board of Directors recommends that you vote FOR the following proposals: ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for 2016. 3. The adoption of our Amended and Restated Certificate of Incorporation (the “New Certificate”), comprising**: 3a. The adoption of amendments to our existing Restated Certificate of Incorporation, as amended (the “Current Certificate”) to authorize 600,000,000 shares of Class C common stock and to establish the powers, preferences, rights and qualifications, limitations, and restrictions of the shares of Class C common stock. 3b. The adoption of amendments to our Current Certificate to provide for the equal treatment of shares of IAC common stock, Class B common stock, and Class C common stock in connection with dividends. ! ! ! ! ! ! **Each of the proposals comprising Proposal 3 is cross-conditioned upon the approval by our stockholders of both of the proposals comprising Proposal 3. None of the actions contemplated by Proposal 3 will proceed if either of Proposal 3a or 3b is not approved by our stockholders. The approval of each of the proposals comprising Proposal 3 will constitute the requisite approval of the adoption of the New Certificate as required by Delaware law. Our Board of Directors reserves the right to abandon or delay the filing of the New Certificate even if it is approved by our stockholders. ! ! ! 4. The adoption of the IAC/InterActiveCorp Amended and Restated 2013 Stock and Annual Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E14501-P81903 IAC/INTERACTIVECORP Annual Meeting of Stockholders December 15, 2016 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 9, 2016 and hereby appoints each of Joanne Hawkins, Glenn H. Schiffman and Gregg Winiarski, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on December 15, 2016, at 9:00 a.m. local time, at 555 West 18th Street, New York, New York 10011, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED ”FOR” EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side V.1.1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. IAC/INTERACTIVECORP 555 WEST 18TH STREET NEW YORK, NY 10011 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E14502-P81903 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IAC/INTERACTIVECORP The Board of Directors recommends that you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) Edgar Bronfman, Jr. Chelsea Clinton Barry Diller Michael D. Eisner Bonnie S. Hammer 06) Victor A. Kaufman 07) Joseph Levin 08) David Rosenblatt 09) Alexander von Furstenberg For Against Abstain The Board of Directors recommends that you vote FOR the following proposals: ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as IAC’s independent registered public accounting firm for 2016. 3. The adoption of our Amended and Restated Certificate of Incorporation (the “New Certificate”), comprising*: ! ! ! 3a. The adoption of amendments to our existing Restated Certificate of Incorporation, as amended (the “Current Certificate”) to authorize 600,000,000 shares of Class C common stock and to establish the powers, preferences, rights and qualifications, limitations, and restrictions of the shares of Class C common stock. ! ! ! 3b. The adoption of amendments to our Current Certificate to provide for the equal treatment of shares of IAC common stock, Class B common stock, and Class C common stock in connection with dividends. *Each of the proposals comprising Proposal 3 is cross-conditioned upon the approval by our stockholders of both of the proposals comprising Proposal 3. None of the actions contemplated by Proposal 3 will proceed if either of Proposal 3a or 3b is not approved by our stockholders. The approval of each of the proposals comprising Proposal 3 will constitute the requisite approval of the adoption of the New Certificate as required by Delaware law. Our Board of Directors reserves the right to abandon or delay the filing of the New Certificate even if it is approved by our stockholders. ! ! ! 4. The adoption of the IAC/InterActiveCorp Amended and Restated 2013 Stock and Annual Incentive Plan. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E14503-P81903 IAC/INTERACTIVECORP Annual Meeting of Stockholders December 15, 2016 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 9, 2016 and hereby appoints each of Joanne Hawkins, Glenn H. Schiffman and Gregg Winiarski, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on December 15, 2016, at 9:00 a.m. local time, at 555 West 18th Street, New York, New York 10011, and at any related adjournments or postponements, and to vote all shares of Class B Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED ”FOR” EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING. Continued and to be signed on reverse side V.1.1